UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
BAUSCH HEALTH COMPANIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 18, 2021

Dear Fellow Shareholders:

On behalf of the Board of Directors of Bausch Health Companies Inc., it is my pleasure to invite you to attend our Annual Meeting of Shareholders on Tuesday, April 27, 2021 at 9:00 a.m., Eastern Daylight Time. Due to the continuing public health concerns relating to the COVID-19 pandemic, the Board has determined to conduct the Annual Meeting in an exclusively virtual format via a live internet webcast. There will be no physical meeting. We believe the virtual Annual Meeting will facilitate shareholder attendance and participation by enabling shareholders to participate in the Annual Meeting at no cost, while safeguarding the health and well-being of our shareholders, employees, and Board.

At the Annual Meeting, shareholders will vote on the proposals listed in the Notice of Annual Meeting and the accompanying management proxy circular and proxy statement, as well as receive a report on the progress of the Company. For those shareholders who have previously provided instructions to receive paper copies of our proxy materials, a paper copy will be sent to you in addition to a Notice Regarding Internet Availability of Proxy Materials (the “Notice”).

We are providing access to our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, in a fast and efficient manner via the internet. On March 18, 2021, we will begin mailing the Notice to all shareholders of record as of March 1, 2021 and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website will provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we hope you will vote as soon as possible. You will find voting instructions in the Notice, the Proxy Statement and on the proxy card. You may vote via the internet or by telephone. Alternatively, if you requested a printed copy of the proxy materials by mail, you may mark, date, sign and mail the proxy card in the envelope provided.

We appreciate your continued ownership of Bausch Health shares and your support.

Sincerely,

Joseph C. Papa

Chairman of the Board and Chief Executive Officer

BAUSCH HEALTH COMPANIES INC.

2150 Saint Elzéar Blvd. West

Laval, Québec H7L 4A8

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 27, 2021

To the Shareholders of

Bausch Health Companies Inc.:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Bausch Health Companies Inc., a British Columbia corporation (the “Company”, “we” or “our”), will be conducted in an exclusively virtual formal via a live internet webcast at www.virtualshareholdermeeting.com/BHC2021 at 9:00 a.m., Eastern Daylight Time, on Tuesday, April 27, 2021, for the following purposes:

1.  to receive the audited consolidated financial statements of the Company for the year ended December 31, 2020, and the auditor’s report thereon;

2.  to elect thirteen directors to serve on the Company’s board of directors (the “Board”) until the close of the 2022 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal;

3.  to approve, in an advisory vote, the compensation of our named executive officers;

4.  to appoint PricewaterhouseCoopers LLP to serve as the Company’s auditor until the close of the 2022 Annual Meeting of Shareholders and to authorize the Board to fix the auditor’s remuneration; and

5.  to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The record date for the Annual Meeting is March 1, 2021. Only record shareholders at the close of business on March 1, 2021 or their duly appointed proxyholders will be entitled to notice of, and to vote at, the Annual Meeting.

We are providing access to our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, to each shareholder of record in a fast and efficient manner via the internet. On March 18, 2021, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record as of March 1, 2021 and will post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all shareholders may choose to access our proxy materials free of charge on the website referred to in the Notice or may request to receive a printed set of our proxy materials free of charge. These materials will remain available on the website through the conclusion of the Annual Meeting. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those shareholders who have previously provided instructions to receive paper copies of our proxy materials, a paper copy will be sent to you in addition to the Notice. The management proxy circular and proxy statement that accompanies this Notice of Annual Meeting of Shareholders contains additional information regarding the proposals to be considered at the Annual Meeting, and shareholders are encouraged to read it in its entirety.

While record shareholders may attend and vote during the virtual Annual Meeting webcast, we encourage shareholders to vote as soon as possible via the internet, by going to www.proxyvote.com and following the instructions on the website, or by calling toll free 1-800-690-6903 on a touch tone telephone and following the instructions provided by “Vote Voice.” You will need to refer to the 16-digit control number provided on your Notice or proxy card. If you request printed copies of the proxy materials by mail, you may also vote by proxy by completing, dating and signing the proxy card provided with those materials and sending it in the envelope provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, United States. Non-record shareholders who receive these materials through their broker or other intermediary should follow the instructions provided by their broker or intermediary.

For your vote to be effective, your voting instructions must be received by Broadridge Financial Solutions, Inc. (“Broadridge”) not later than 11:59 p.m. (Eastern Daylight Time) on Friday, April 23, 2021, or, in the case of any adjournment of the Annual Meeting, not less than 48 hours, excluding Saturdays, Sundays and applicable holidays, prior to the time of the rescheduled meeting. The Board, or the chairperson of the Annual Meeting may, at their discretion, accept late proxies or waive the time limit for deposit of proxies, but are under no obligation to accept or reject any late proxy. If you have voted by proxy via the internet or by telephone or mail, any subsequent vote by proxy through any of these methods, or during the Annual Meeting, will cancel any other proxy you may have previously submitted in connection with the Annual Meeting, and only the latest dated proxy received prior to the deadline will be counted.

By Order of the Board of Directors,

Christina M. Ackermann

Executive Vice President, General Counsel and

Head of Commercial Operations

Dated: March 18, 2021

i

BAUSCH HEALTH COMPANIES INC.

2150 Saint Elzéar Blvd. West

Laval, Québec H7L 4A8

MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT

2021 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 27, 2021

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This Management Proxy Circular and Proxy Statement (“Proxy Statement”) contains information about the 2021 Annual Meeting of Shareholders of Bausch Health Companies Inc., which will be conducted in an exclusively virtual format via a live internet webcast at www.virtualshareholdermeeting.com/BHC2021 at 9:00 a.m., Eastern Daylight Time, on April 27, 2021, and at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. In this document, the words “Bausch Health,” “we,” “our,” “ours” “us” and similar terms refer only to Bausch Health Companies Inc. and not to any other person or entity. References to “US$” or “$” are to United States dollars. Unless otherwise indicated, the statistical and financial data contained in this Proxy Statement are as of March 1, 2021.

We are providing you with this Proxy Statement and related materials in connection with the solicitation of proxies by our management. See the section titled “Questions About Voting — Who is soliciting my proxy?” on page 8 for additional information.

We are providing access to our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, in a fast and efficient manner via the internet. On March 18, 2021, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record as of March 1, 2021 and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website will provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those shareholders who have previously provided instructions to receive paper copies of our proxy materials, a paper copy will be sent to you in addition to the Notice.

All properly executed written proxies, and all properly completed proxies submitted via the internet or by telephone or mail, which are delivered pursuant to, and which appoint Joseph C. Papa and Christina M. Ackermann as proxyholders in accordance with, this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the Annual Meeting.

ELECTRONIC DELIVERY OF BAUSCH HEALTH SHAREHOLDER COMMUNICATIONS

We are pleased to offer to our shareholders the benefits and convenience of electronic delivery of Annual Meeting materials, including:

•	email delivery of the Proxy Statement, Annual Report and any related materials;

•	shareholder voting on-line;

•	reduction of the number of bulky documents shareholders receive; and

•	reduction of our printing and mailing costs associated with more traditional methods.

We encourage you to conserve natural resources and to reduce printing and mailing costs by signing up for electronic delivery of Bausch Health shareholder communications.

If you are a registered shareholder or a beneficial owner of common shares, no par value, of the Company (“Common Shares”), or if a broker or other intermediary holds your Common Shares, and you would like to sign up for electronic delivery, please visit www.proxyvote.com and enter the information requested to enroll. Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call Bausch Health Investor Relations at 514-856-3855 or send an email to ir@bauschhealth.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2021

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”) is available on the internet at our website at www.bauschhealth.com, through the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com or through the U.S. Securities and Exchange Commission’s electronic data system, EDGAR, at www.sec.gov. To request a printed copy of our Annual Report, which we will provide to you without charge, either write to Bausch Health Investor Relations at Bausch Health Companies Inc., 2150 Saint Elzéar Blvd. West, Laval, Québec H7L 4A8, Canada, or send an email to Bausch Health Investor Relations at ir@bauschhealth.com.

This Proxy Statement and the Annual Report are available at: www.proxyvote.com.

This Proxy Statement contains information regarding, among other things:

•	the date and time of the Annual Meeting;

•	instructions for accessing the live internet webcast of the Annual Meeting;

•	a list of the proposals being submitted to shareholders for approval; and

•	information concerning voting.

Whether or not you plan to attend the Annual Meeting, please promptly provide your voting instructions. Your promptness in voting will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present at the Annual Meeting. If you vote your proxy, you may nevertheless attend, and vote your Common Shares during, the live webcast of the Annual Meeting. Please note, however, that if your Common Shares are held of record by a broker or other intermediary and you wish to vote during the live webcast of the Annual Meeting, you must follow the instructions provided to you by your broker or such other intermediary. If you want to revoke your instructions at a later time prior to the vote for any reason, you may do so in the manner described in this Proxy Statement.

ATTENDING THE MEETING

The Annual Meeting will be conducted exclusively via live internet webcast. The Board, certain members of management, and representatives of PricewaterhouseCoopers, our auditor, will dial into the webcast from remote locations.

What do I need to do if I wish to attend the Annual Meeting?

The Annual Meeting will be conducted in an exclusively virtual format via live internet webcast available at www.virtualshareholdermeeting.com/BHC2021. You will be able to access the Annual Meeting using an internet connected device such as a laptop, computer, tablet or mobile phone, and the meeting platform will be supported across browsers and devices that are running the most updated version of the applicable software plugins. You will need your 16-digit control number (located on the proxy card, voting instruction form or Notice) to enter the virtual Annual Meeting as a shareholder.

Shareholders can access and vote at the Annual Meeting during the live webcast as follows:

1.  Log into www.virtualshareholdermeeting.com/BHC2021 at least 15 minutes before the Annual Meeting starts. You should allow ample time to check into the virtual Annual Meeting and to complete the related procedures.

2.  Enter your 16-digit control number into the Shareholder Login section (your control number is located on your proxy card, voting instruction form or Notice) and click on “Enter Here.”

3.  Follow the instructions to access the Annual Meeting and vote when prompted.

Even if you currently plan to participate in the virtual Annual Meeting, you should consider voting your shares by proxy in advance so that your vote will be counted in the event that you later decide not to attend, or are unable to access, the virtual Annual Meeting. If you access and vote on any matter at the Annual Meeting during the live webcast, then you will revoke any previously submitted proxy.

Those accessing the virtual Annual Meeting must remain connected to the internet at all times during the Annual Meeting in order to vote when balloting commences. It is your responsibility to ensure internet connectivity for the duration of the Annual Meeting.

Shareholders or their proxyholders with questions regarding the virtual Annual Meeting portal or requiring assistance accessing the meeting website may call the technical support line at 1-800-586-1548 (toll-free) or 303-562-9288 (toll) or visit the website www.virtualshareholdermeeting.com for additional information.

How do I ask a question at the Annual Meeting?

We believe that the ability to allow for shareholders or their proxyholders to participate in the Annual Meeting in a meaningful way, including asking questions, remains important despite the virtual format of the Annual Meeting. At the Annual Meeting, record shareholders, non-record shareholders and proxyholders will have an opportunity to ask questions at the meeting in writing by sending a message to the chair of the Annual Meeting online through the virtual meeting platform. Questions received from shareholders which relate to the business of the Annual Meeting are expected to be addressed in the question-and-answer session that will follow the Annual Meeting. Such questions will be read by the chair of the Annual Meeting or a designee of the chair and responded to by a representative of the Company as they would be at a shareholders meeting that was being held in person. As at an in-person meeting, to ensure fairness for all attendees, the chair of the Annual Meeting will decide on the amount of time allocated to each question and will have the right to limit or consolidate questions and to reject questions that do not relate to the business of the Annual Meeting or which are determined to be inappropriate or otherwise out of order. It is anticipated that shareholders and their proxyholders will have substantially the same opportunity to ask questions on matters of business at the meeting as in past years when the annual meeting of shareholders was held in person.

QUESTIONS ABOUT VOTING

What decisions will the shareholders be making at the Annual Meeting?

You will be asked to vote on each of the following proposals:

•

to elect thirteen directors to serve on the Company’s board of directors (the “Board”) until the close of the 2022 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal (“Proposal No. 1”);

•	to approve, in an advisory vote, the compensation of our named executive officers (“Proposal No. 2”); and

•

to appoint PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s auditor until the close of the 2022 Annual Meeting of Shareholders, and the authorization of the Board to fix the auditor’s remuneration (“Proposal No. 3”).

The Board recommends that you vote: (i) FOR each of the director nominees proposed by the Board in this Proxy Statement, to serve on the Board until the close of the 2022 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal; (ii) FOR the approval, in an advisory vote, of the compensation of our named executive officers; and (iii) FOR the appointment of PwC as our auditor until the close of the 2022 Annual Meeting of Shareholders and the authorization of the Board to fix the auditor’s remuneration.

In addition, you may be asked to vote in respect of any other matters that may properly be brought before the Annual Meeting. As of the date of this Proxy Statement, the Board is not aware of any such other matters.

A simple majority of votes cast at the Annual Meeting, whether virtually, by proxy or otherwise, in favor of Proposal No. 2 and Proposal No. 3 will constitute approval of any such proposal submitted to a vote. With respect to Proposal No. 1, the election of directors will be subject to the Company’s majority vote policy described in “Proposal No. 1 — Election of Directors — Background” on page 10.

What impact does a Withhold or Abstain vote have?

•

Proposal No. 1: With respect to each director nominee, you may either vote “For” the election of such nominee or “Withhold” your vote with respect to the election of such nominee. If you vote “For” the election of a nominee, your Common Shares will be voted accordingly. If you select “Withhold” with respect to the election of a nominee, your vote will not be counted as a vote cast for the purposes of electing such nominee but will be considered in the application of the majority vote policy described in “Proposal No. 1 — Election of Directors — Background” on page 10.

•

Proposal No. 2: Proposal No. 2 is a non-binding advisory vote. You may select “For,” “Against” or “Abstain” with respect to such proposal. Abstentions will have no effect and will not be counted as votes cast on Proposal No. 2.

•

Proposal No. 3: With respect to the appointment of the proposed auditor, you may either vote “For” such appointment or “Withhold” your vote with respect to such appointment. If you vote “For” the appointment of the proposed auditor, your Common Shares will be voted accordingly. If you select “Withhold” with respect to the appointment of the proposed auditor, your vote will not be counted as a vote cast for the purposes of appointing the proposed auditor.

What is the effect if I do not cast my vote?

If a record shareholder does not cast its vote by proxy or in any other permitted fashion, no votes will be cast on its behalf on any of the items of business at the Annual Meeting. If a non-record shareholder does not instruct its intermediary on how to vote on any of the items of business at the Annual Meeting and the intermediary does not have discretionary authority to vote the non-record shareholder’s Common Shares on the matter, or elects not to vote in the absence of instructions from the non-record shareholder, no votes will be cast on behalf of such non-record shareholder with respect to such item (a “broker non-vote”). If you are a beneficial owner whose Common Shares are held of record by a broker authorized to trade on the New York Stock Exchange (“NYSE”), NYSE rules permit your broker to exercise discretionary voting authority to vote your Common Shares on Proposal No. 3, the appointment of PwC as our auditor, even if the broker does not receive voting instructions from you. However, NYSE rules do not permit your broker to exercise discretionary authority to vote on Proposal No. 1, the election of directors, or Proposal No. 2, the advisory vote to approve the compensation of our named executive officers, without instructions from you. In this case, a broker non-vote will occur, and your vote will not be counted as a vote cast on these matters. If you have further questions on this issue, please contact your intermediary bank or broker or Bausch Health Investor Relations at ir@bauschhealth.com.

What constitutes a quorum for the Annual Meeting?

A minimum of two persons who either are, or represent by proxy, shareholders holding, in the aggregate, at least 25% of the outstanding Common Shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld, abstentions, and broker non-votes will be counted for purposes of determining the presence of a quorum.

Who is entitled to vote?

Each shareholder is entitled to one vote for each Common Share registered in his or her name as of the close of business on March 1, 2021, the record date for the purpose of determining holders of Common Shares entitled to receive notice of and to vote at the Annual Meeting.

As of March 1, 2021, 355,661,440 Common Shares were issued and outstanding and entitled to be voted at the Annual Meeting.

How do I vote?

The voting process is different depending on whether you are a record (registered) or non-record shareholder:

•

You are a non-record shareholder if your Common Shares are held on your behalf by a bank, trust company, securities broker, trustee or other intermediary. This means the Common Shares are registered in your intermediary’s name, and you are the beneficial owner. Most shareholders are non-record shareholders.

•	You are a record shareholder if your name appears in our share register.

Non-record shareholders

If you are a non-record shareholder, you should receive a Notice or voting instructions from your broker or other intermediary holding your shares. You should carefully follow the instructions provided by the broker or intermediary in order to instruct them how to vote your Common Shares. The availability of voting by telephone or internet, and the deadline for providing your broker or nominee with your voting instructions, will depend on the voting process of your broker or intermediary.

Your intermediary must receive your voting instructions in sufficient time for your intermediary to act on them prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Daylight Time) on Friday, April 23, 2021, or, in the case of any adjournment of the Annual Meeting, not less than 48 hours (excluding Saturdays, Sundays and applicable holidays) prior to the rescheduled Annual Meeting.

Record shareholders

If you are a record shareholder, there are several ways for you to vote your Common Shares or submit your proxy:

Via the internet:    Go to www.proxyvote.com and follow the instructions on the website. You will be prompted to provide the 16-digit control number printed on your Notice (or, if you received printed proxy materials, on your proxy card). The internet voting service will be available until 11:59 p.m. (Eastern Daylight Time) on Friday, April 23, 2021.

By telephone:    You may vote via telephone by calling toll free 1-800-690-6903. You will be prompted to provide the 16-digit control number printed on your Notice (or, if you have received printed proxy materials, on your proxy card). The telephone voting service will be available until 11:59 p.m. (Eastern Daylight Time) on Friday, April 23, 2021.

By mail:    If you received printed proxy materials, complete, sign and date each proxy card you received, and return it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, United States. Broadridge must receive your proxy card not later than 11:59 p.m. (Eastern Daylight Time) on Friday, April 23, 2021 in order for your vote to be counted. If the Annual Meeting is adjourned or postponed, Broadridge must receive your proxy card at least 48 hours, excluding Saturdays, Sundays and applicable holidays, before the rescheduled Annual Meeting.

During the Annual Meeting:     You may vote your Common Shares online during the Annual Meeting by following the instructions provided during the webcast of the Annual Meeting. Even if you plan to attend the virtual Annual Meeting, we recommend that you submit your proxy card or vote by telephone or internet by the above deadlines so that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting.

We provide internet proxy voting to allow you to vote your Common Shares via the internet, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

The Board, or the Chairperson of the Annual Meeting may, at their discretion, accept late proxies or waive the time limit for deposit of proxies, but are under no obligation to accept or reject any late proxy.

If you receive more than one Notice, voting instruction form, or set of proxy materials, your Common Shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on each Notice, voting instruction form, and/or proxy card to ensure that all of your Common Shares are voted.

How do I appoint a proxyholder?

Your proxyholder is the person you appoint to cast your votes on your behalf. You can choose anyone you want to be your proxyholder; it does not have to be either of the persons we have designated in the proxy card, nor does it have to be a shareholder.

Since the Annual Meeting will take place virtually, the process for appointing another person as your proxyholder (other than the Board nominated proxies named in the proxy card) to access the Annual Meeting and vote on your behalf is different than it would be for an in-person meeting. If you would like your proxyholder to attend and vote at the virtual Annual Meeting on your behalf, you must:

1.  prior to the Annual Meeting, go online to www.proxyvote.com and enter an “Appointee Name” and designate an 8-character “Appointee Identification Number” to appoint your proxyholder; and

2.  inform your appointed proxyholder of the exact Appointee Name and 8-character Appointee Identification Number prior to the Annual Meeting. Your proxyholder will require both your Appointee Name and Appointee Identification Number in order to access the Annual Meeting and vote on your behalf.

Please note that, if you wish to appoint a person as your proxyholder other than the Board nominated proxies named in the proxy card and you do not go online to designate the Appointee Information as required, or if you do not provide the exact Appointee Name and Appointee Identification Number to that other person, that other person will not be able to enter the Annual Meeting and vote on your behalf.

Your proxyholder can access and vote at the Annual Meeting during the live audio webcast as follows:

1.  Log into www.virtualshareholdermeeting.com/BHC2021 at least 15 minutes before the Annual Meeting starts. Allow ample time to check into the virtual Annual Meeting and to complete the related procedures.

2.  Enter the Appointee Name and Appointee Identification Number exactly as it was entered through www.proxyvote.com by the shareholder for whom it is acting as proxyholder and click on “Enter Here.” If this information is not provided to the proxyholder by such shareholder, or if it is not entered exactly as that shareholder entered it, the proxyholder will not be able to enter the Annual Meeting or vote on the shareholder’s behalf during the live webcast.

A person appointed as proxyholder for more than one shareholder will be asked to enter the Appointee Information for each separate shareholder in order to vote the applicable common shares on their behalf at the Annual Meeting.

3.  Follow the instructions to access the Annual Meeting and vote when prompted.

If you sign and return a proxy card, or if you vote via the internet or by telephone in advance of the Annual Meeting, you appoint Mr. Papa and Ms. Ackermann as your proxyholders, either of whom will be authorized to vote and otherwise act for you at the Annual Meeting, including any continuation after adjournment of the Annual Meeting. Unless you specify voting instructions, Mr. Papa and Ms. Ackermann, as your proxyholders, will vote your Common Shares as follows:

•

FOR each of the director nominees proposed by the Board in this Proxy Statement to serve until the close of the 2022 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal;

•	FOR the approval, in an advisory vote, of the compensation of our named executive officers; and

•

FOR the appointment of PwC as the auditor for the Company to hold office until the close of the 2022 Annual Meeting of Shareholders and the authorization of the Board to fix the auditor’s remuneration.

If I change my mind, can I revoke my proxy once I have given it?

If you are a non-record shareholder, you can revoke your prior voting instructions by contacting your broker to revoke your proxy or change your voting instructions, or by providing new instructions to your broker or intermediary on a later date (if you provide your voting instructions by mail) or at a later time (if you provide your voting instructions by telephone or via the internet). Any new voting instructions given to brokers or other intermediaries in connection with the revocation of proxies must be received in sufficient time to allow them to act on such instructions prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Daylight Time) on Friday, April 23, 2021, or at least 48 hours (excluding Saturdays, Sundays and applicable holidays) prior to the time of the Annual Meeting if it is rescheduled. If you choose to provide voting instructions multiple times, only the latest one which is not revoked and is received prior to such deadline will be counted.

If you are a record shareholder, you may revoke any proxy that you have given until the time of the Annual Meeting by voting again by telephone or via the internet as instructed above, by signing and dating a new proxy card and submitting it as instructed above, or by voting at the Annual Meeting. If you choose to submit a proxy multiple times before the Annual Meeting via the internet or by telephone or mail, or a combination thereof, only your latest vote, which is not revoked and is received prior to 11:59 p.m. (Eastern Daylight Time) on Friday, April 23, 2021 (or 48 hours, excluding Saturdays, Sundays and applicable holidays, before the Annual Meeting if it is rescheduled) will be counted. A record shareholder who votes during the Annual Meeting will automatically revoke any proxy previously given by that shareholder regarding business considered by that vote. However, mere attendance at the Annual Meeting by a record shareholder who has voted by proxy does not revoke such proxy. If your proxy is delivered following the proxy cut-off time it will revoke your previous proxy; however, it will not be valid for voting except at the discretion of the Board or the chairperson of the Annual Meeting, who are under no obligation to accept or reject any late proxy.

What if amendments are made to these proposals or if other matters are brought before the Annual Meeting?

The proxy card also gives discretionary authority to proxyholders to vote as the proxyholders see fit with respect to amendments or variations to proposals identified in the Notice of Meeting or other matters that may come before the Annual Meeting whether or not the amendment, variation or other matter that comes before the Annual Meeting is or is not routine and whether or not the amendment, variation or other matter that comes before the Annual Meeting is contested.

As of the date of this Proxy Statement, the Board is not aware of any such amendments, variations or other matters to come before the Annual Meeting. However, if any such changes that are not currently known to the Board should properly come before the Annual Meeting, the Common Shares represented by your proxyholders will be voted in accordance with the best judgment of the proxyholders.

Who is soliciting my proxy?

Management of the Company is soliciting your proxy for use at the Annual Meeting. All associated costs of solicitation will be borne by the Company. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by advertisement, by telephone, internet, telegraph, courier service, telecopies or other electronic means by directors, officers or employees of the Company without special compensation or by the Company’s proxy solicitor, D.F. King Co., Inc. (“D.F. King”) for a fee of $10,000 plus reimbursement of reasonable out-of-pocket expenses. The Company will bear the entire cost of solicitation, including the preparation, assembly, internet hosting, maintaining a dedicated call line, and printing and mailing the Proxy Statement and form of proxy card. The Company will pay those entities holding Common Shares in the names of their beneficial owners, such as brokers, nominees, fiduciaries and other custodians, for their reasonable fees and expenses in forwarding solicitation materials to their beneficial owners and for obtaining their instructions. We anticipate that the Notice and the accompanying proxy card will be distributed to shareholders on or about March 18, 2021.

How can I contact the independent directors and/or the Chairman of the Board?

You may contact the independent directors and/or the Chairman of the Board with the assistance of the Company’s Investor Relations Department. Shareholders or other interested persons can call or send a letter, email or fax to:

Bausch Health Companies Inc.

Investor Relations

2150 Saint Elzéar Blvd. West

Laval, Québec H7L 4A8

Canada

Phone: 514-856-3855

Fax: 514-744-6272

Email: ir@bauschhealth.com

Whom should I contact if I have questions concerning the Proxy Statement or the proxy card?

If you have questions concerning the information contained in this Proxy Statement or require assistance in completing the proxy card, you may contact Bausch Health Investor Relations as provided above.

How can I contact the Company’s transfer agent?

You may contact the Company’s transfer agent by mail or by telephone (within Canada and the United States):

AST Trust Company (Canada)

P.O. Box 700

Station B

Montreal, QC H3B 3K3

Canada

Email: inquiries@astfinancial.com

Fax: 888-249-6189

Phone (for all security transfer inquiries): 1-800-387-0825 or 416-682-3860

Website: www.astfinancial.com/ca-en

PROPOSAL NO. 1

ELECTION OF DIRECTORS

BACKGROUND

We have thirteen director nominees standing for election at the Annual Meeting. Under the Company’s Articles, directors are elected annually. Directors elected at the Annual Meeting will hold office until the close of the 2022 Annual Meeting of Shareholders of the Company, their successors are duly elected or appointed, or such director’s earlier resignation or removal. In an uncontested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation promptly following the vote, which resignation must state that it will become effective upon acceptance by the Board. The Nominating and Corporate Governance Committee of the Board shall then consider the offered resignation and make a recommendation to the Board as to whether it should accept such resignation. The Nominating and Corporate Governance Committee is expected to accept such resignation, except in exceptional circumstances. Within 90 days of the applicable vote, the Board must decide whether to accept such resignation, and promptly disclose its decision via press release. Full details of this policy are set forth in our Corporate Governance Guidelines, available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance – Governance Documents”). Our website is not part of this Proxy Statement; references to our website address in this Proxy Statement are intended to be inactive textual references only.

Each of the thirteen director nominees has established his or her eligibility and willingness to serve on the Board. Set forth in the section titled “Nominees for Election to the Board” beginning on page 13 are the names of the director nominees together with details about their backgrounds and experience. Also indicated is the number of the Company’s securities beneficially owned, controlled or directed, directly or indirectly, by each of the director nominees as of March 1, 2021, as well as the aggregate value based on the $31.75 per share closing price of our Common Shares as reported on the NYSE on March 1, 2021. For each director nominee, you will find a record of attendance at meetings of the Board and the committees of the Board on which such director nominee served during 2020.

Twelve of the thirteen director nominees are independent within the meaning of all applicable securities regulatory and stock exchange requirements in Canada and the United States. In addition, in accordance with the applicable stock exchange requirements and Board committee charters, all members of the Board’s Audit and Risk Committee, Talent and Compensation Committee and Nominating and Corporate Governance Committee are independent directors.

Unless otherwise instructed, the designated proxyholders intend to vote FOR the election of the thirteen director nominees proposed by the Board in this Proxy Statement. If, for any reason, at the time of the Annual Meeting any of these director nominees are unable or unwilling to serve, unless otherwise specified in the signed proxy card, it is intended that the designated proxyholders will vote in their discretion for a substitute nominee or nominees.

NOMINATION OF DIRECTORS

The Board is responsible for nominating director candidates for election to the Board, and for appointing directors to the Board to fill any vacancies that may occur in between annual elections of directors. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors and recommending to the Board director candidates for nomination either for election by shareholders or for appointment by the Board. In fulfilling this responsibility, the Nominating and Corporate Governance Committee considers, among other things, (i) the independence, skills, qualifications and experience of director candidates in a manner consistent with the selection criteria approved by the Board from time to time; (ii) the composition, competencies and skills of the Board as a whole, and the needs of the individual Board committees; (iii) the wide range of attributes, competencies, characteristics, experiences and backgrounds contemplated by the Company’s Board Diversity Policy, as described below; and (iv) in evaluating incumbent directors for re-nomination, the performance of such directors.

The Company does not have a director retirement policy or set term limits for independent directors, because the Board does not believe either is necessary to provide for adequate Board renewal. The Company believes that the director nomination process described above has resulted in a reasonable level of Board renewal in recent years, and the Nominating and Corporate Governance Committee actively considers this issue in recommending to the Board director candidates for nomination for election by shareholders. Our current Board is comprised of directors who have served on our Board, including, as applicable, the board of a predecessor of the Company, from less than one year to more than twelve years.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has adopted a formal written Board Diversity Policy. The objective of the Board Diversity Policy is to require the Board and the Nominating and Corporate Governance Committee to consider of a wide range of attributes, competencies, characteristics, experiences and backgrounds, including specifically considering the number of women on the Board, when reviewing the composition of the Board in the director nomination and re-nomination process. The key provisions of the Board Diversity Policy emphasize the Company’s view on the benefits of diverse backgrounds and the need to consider diversity in evaluating the needs of the Board. The Nominating and Corporate Governance Committee oversees and annually evaluates the implementation and effectiveness, both as measured annually and cumulatively, of the Board Diversity Policy in conjunction with its director evaluation and nomination process. The Nominating and Corporate Governance Committee assesses the effectiveness of the Board Diversity Policy by reference to, among other things, the extent to which the current Board and the nominees for election to the Board reflect the stated objectives of the Board Diversity Policy. The Company has not established a specific target number or date by which to achieve a specific number of women on the Board, as we consider a multitude of factors, including the Company’s objectives and challenges and the representation of women on the Board, in determining the best nominee at the time. The Board Diversity Policy provides that any search firm engaged to assist in identifying candidates for appointment to the Board will be directed to consider the desire of the Company to have its Board reflect diversity as contemplated by the policy, including the number of women directors. If all of our director nominees are elected by shareholders at this Annual Meeting, two directors, representing 15% of our directors, will be women. For a discussion of the Company’s policy regarding the level of women in executive officer positions, see “Statement of Corporate Governance Practices — Talent and Compensation Committee — Succession Planning” on page 39.

In considering an individual’s experience, the following additional criteria are also considered:

Healthcare and Healthcare Industry Expertise:    The Board values directors with experience in healthcare and the healthcare industry, including the pharmaceutical, consumer and life science industries, who can draw on their functional expertise and industry relationships to assist the Board and management in executing the Company’s strategy.

International Business Experience:    To complement the Company’s multinational and cross-border operations, the Board seeks to have directors with a global business perspective who can assist the Board and management in successfully navigating the business, political, legal and regulatory environments in the countries in which the Company conducts, or seeks to conduct, its business.

Financial Literacy:    The Board believes that it is important for its directors to possess significant financial reporting, compliance and accounting expertise. Among other functions, the Board and the Audit and Risk Committee have oversight responsibility with respect to the quality and integrity of the Company’s financial statements, the internal and external audit functions, and internal control over financial reporting and disclosure controls and procedures. It is therefore important that its directors are financially knowledgeable.

Corporate Governance Experience:    The Board is responsible for the stewardship of the Company and supervising its management, business and affairs, in addition to being responsible for adopting and monitoring the Company’s corporate governance guidelines and policies. In order to carry out these responsibilities, it is important that the Board be comprised of individuals who understand corporate governance issues, the various constituencies interested in such issues, and have a proven track record of sound business judgment, integrity and high ethical standards. Many of the Company’s director nominees have experience serving on public company boards in multiple jurisdictions, including in the United States and Canada.

Executive Leadership:    The Board believes that it is important for its directors to possess strong management experience at senior corporate levels. It is important that the Board be comprised of individuals who have held senior management positions with companies or business entities who have experience with mergers, acquisitions and strategic business transactions and who have a strong background in implementing, managing and overseeing strategic planning and business development initiatives. A number of the Company’s director nominees possess extensive leadership experience and have held a number of senior management and leadership positions with global organizations.

Submitting Director Recommendations to the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee will also consider director recommendations submitted by the Company’s shareholders. Shareholders who wish to have the Nominating and Corporate Governance Committee consider their recommendations should submit their recommendation in writing to the Nominating and Corporate Governance Committee, attention: Chairperson, Bausch Health Companies Inc., 2150 Saint Elzéar Blvd. West, Laval, Québec, H7L 4A8, Canada.

Director recommendations made by shareholders in such manner will undergo the same evaluation by the Nominating and Corporate Governance Committee and the Board as all other director nominees. For more detailed information on this evaluation process, please refer to the charter of the Nominating and Corporate Governance Committee, which is available on the Company’s website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance – Corporate Governance Documents”). For additional information regarding our director standards, please refer to our Corporate Governance Guidelines, which are available on the Company’s website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance — Governance Documents”).

In order for a director candidate recommended by a shareholder to be included as a nominee in the management proxy circular and proxy statement for an Annual Meeting of Shareholders, such shareholder’s nomination must satisfy the criteria and procedures prescribed under the British Columbia Business Corporations Act (“BCBCA”) and in the Company’s Articles. For additional information regarding the deadlines and procedures for submitting such nominations for the 2022 Annual Meeting of Shareholders, please see the discussion on page 95 under “Shareholder Proposals and Director Nominations for the 2022 Annual Meeting of Shareholders.”

NOMINEES FOR ELECTION TO THE BOARD

Each of the proposed director nominees is an incumbent director. Each director nominee elected at the 2021 Annual Meeting will hold office until the close of the 2022 Annual Meeting of Shareholders, his or her successor is duly elected or appointed, or such director’s earlier resignation or removal.

The results from the 2020 election of directors are as follows:

Name	For	Withheld	Broker Non-Votes
Richard U. De Schutter	216,315,704	5,259,134	59,178,282
D. Robert Hale	211,714,041	9,860,797	59,178,282
Dr. Argeris (Jerry) N. Karabelas	215,596,446	5,978,392	59,178,282
Sarah B. Kavanagh	217,011,297	4,563,541	59,178,282
Joseph C. Papa	212,494,697	9,080,141	59,178,282
John A. Paulson	219,853,068	1,721,770	59,178,282
Robert N. Power	208,740,697	12,834,141	59,178,282
Russel C. Robertson	215,372,886	6,201,952	59,178,282
Thomas W. Ross, Sr.	215,468,972	6,105,866	59,178,282
Andrew C. von Eschenbach, M.D.	219,493,913	2,080,925	59,178,282
Amy B. Wechsler, M.D.	216,271,318	5,303,520	59,178,282

The following narratives provide details about each of the director nominees’ background and experience, and summarizes the specific attributes, competencies and characteristics that led to the determination of the Nominating and Corporate Governance Committee and the Board to nominate such individual as a director for election by the shareholders at the Annual Meeting. In addition, the narrative lists the number of meetings of the Board and any applicable committee each director nominee attended during 2020 and any public company directorships, other than with the Company, held by the nominees during the past five years. The narrative also sets out (i) the number of securities of the Company each director nominee beneficially owned, controlled or directed, directly or indirectly, as of March 1, 2021; (ii) the aggregate value of such securities based on the $31.75 per share closing price of our Common Shares on March 1, 2021, as reported on the NYSE; and (iii) the progress of each director nominee toward the director share ownership requirement established by the Board. For further detail regarding the share ownership requirement for non-employee Directors, see the discussion in the section titled “Statement of Corporate Governance Practices — Directors’ Share Ownership” on page 31. For further detail regarding the share ownership requirement for Mr. Papa, see the discussion in the section titled “Compensation Discussion and Analysis — Other Compensation Governance Practices — Share Ownership Guidelines” on page 64.

Mr. De Schutter has served on the Board since January 2017. Mr. De Schutter is the owner of asset management firm L.B. Gemini, Inc., where he has served as President and director since 2000. He previously served as the Chairman and CEO of DuPont Pharmaceuticals Company from July 2000 until its acquisition by Bristol-Myers Squibb in October 2001. Mr. De Schutter was also a director and Chief Administrative Officer of Pharmacia Corporation, which was created through the merger of Monsanto Company and Pharmacia & Upjohn in 2000. Prior to this merger, Mr. De Schutter was a director, Vice Chairman and Chief Administrative Officer for Monsanto. From 1995 to 1999, he served as Chairman and CEO of G.D. Searle & Co., Monsanto’s wholly owned pharmaceutical subsidiary. Mr. De Schutter earned a Bachelor of Science degree in 1963, and a Master of Science Degree in Chemical Engineering in 1965 from the University of Arizona.

Mr. De Schutter has served as a director of AuVen Therapeutics, a private equity company focused on the healthcare industry, since 2007, and as a director of Sermonix Pharmaceuticals Inc., a private biotechnology company, since April 2019. He previously served as Chairman of publicly traded pharmaceutical companies Incyte Corporation, from 2003 to 2015, and Durata Therapeutics, Inc., from 2012 to 2014. Mr. De Schutter also served as a director of Smith & Nephew plc, a publicly traded medical device company, from 2001 to 2014, during which time he also served as the Lead Independent Director from 2011 to 2014.

Director Qualifications:

The Board has determined that Mr. De Schutter’s many years of experience in senior management and board positions of publicly traded companies, as well as his extensive insight and knowledge of the pharmaceutical industry and healthcare-related issues qualify him to serve as a member of the Board and the committees on which he serves.

Mr. Richard U. De Schutter

Arizona, USA

Age 80

Independent

Stock Ownership:

•	273,620 Common Shares — $8,687,435
•	37,402 Restricted Share Units (“RSUs”) (comprised of 26,365 vested RSUs — $837,089, and 11,037 unvested RSUs — $350,425)
•

Total Equity Value at Risk[1]: $9,524,524, representing 1,905% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 9,525% of the annual Board retainer.

2020 Meeting Attendance:

•	Board — 9/9
•	Talent and Compensation Committee — 7/7
•	Finance and Transactions Committee — 7/7
•	Special Transactions Committee — 4/4

[1]

The Total Equity Value at Risk calculation for each director includes only Common Shares and vested RSUs held by the relevant director. It does not include the value of any options (as applicable) or unvested RSUs.

Mr. Hale has served on the Board since August 2015. He is a Partner of ValueAct Capital Management, L.P. (“ValueAct Capital”), a governance-oriented investment fund which invests in a concentrated portfolio of public companies and works collaboratively with management and the board of directors on matters such as strategy, capital structure, M&A and talent management. During his tenure at ValueAct Capital as a Partner, and formerly as a Vice President and Associate, Mr. Hale has worked on investments in the pharmaceutical, medical device, information technology and business services industries. Prior to joining ValueAct Capital in January 2011, Mr. Hale was a Principal with The Parthenon Group, a strategy consultancy firm, working with corporate and private equity clients in industries such as investment management, media, education and retail in both the Boston and Mumbai offices of Parthenon’s strategic consulting practice. He also worked in an investment role at Parthenon’s long-short public equity vehicle, Strategic Value Capital. Mr. Hale has an A.B. from Dartmouth College.

Mr. Hale has served as a director of Olympus Corporation, a publicly traded manufacturer of optics and reprography products, since June 2019.

Director Qualifications:

The Board has determined that Mr. Hale’s in-depth knowledge of complex financial and global capital market issues, his proven leadership experience in investment and governance positions, and his extensive knowledge of financial and operational matters qualify him to serve as a member of the Board and the committees on which he serves.

Mr. D. Robert Hale

California, USA

Age 36

Independent

Stock Ownership:

•	17,941,603 Common Shares — $569,645,895
•	11,037 RSUs (comprised of 0 vested RSUs — $0, and 11,037 unvested RSUs — $350,425)
•

Total Equity Value at Risk: $569,645,895, representing 113,929% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 569,646% of the annual Board retainer.

2020 Meeting Attendance:

•	Board — 9/9
•	Talent and Compensation Committee — 7/7
•	Finance and Transactions Committee — 7/7
•	Special Transactions Committee — 4/4

Mr. Icahn was appointed to the Board on March 17, 2021 pursuant to the Appointment and Nomination Agreement described under “Certain Transactions” begining on page 90 (the “Nomination Agreement”). Since October 2020, he has been a portfolio manager for Icahn Capital LP, a subsidiary of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, food packaging, metals, real estate and home fashion. Mr. Icahn has held a variety of investment advisory roles at Icahn Enterprises L.P. since 2002, including as an investment strategy consultant from 2017 to October 2020, and as portfolio manager of the Sargon Portfolio from 2010 to 2017.

Mr. Icahn has served on the board of Icahn Enterprises L.P., a private entity, since October 2020. He has also been a director of Newell Brands Inc., a publicly traded global marketer of consumer and commercial products, since March 2018, and was previously a director of Nuance Communications, Inc., a provider of voice and language solutions, from October 2013 to March 2016. Mr. Icahn also previously served on the boards of American Railcar Industries, Inc., Take-Two Interactive Software Inc., The Hain Celestial Group, Inc. and Voltari Corporation. Mr. Carl C. Icahn, the founder and controlling shareholder of Icahn Enterprises L.P., has or previously had non-controlling interests in Nuance Communications, Inc., Hain Celestial Group, Inc. and Take-Two Interactive Software Inc. Mr. Icahn received a B.A. from Princeton University.

Director Qualifications:

The Board has determined that Mr. Icahn’s experience at the Icahn entities, and his service as a director of multiple public company boards, and his tenure as a Portfolio Manager provide him with expertise in investing and capital allocation, which qualifies him to serve as a member of the Board and the committees on which he serves.

Brett Icahn

Florida, USA

Age 41

Independent

Stock Ownership:

•	0 Common Shares — $0
•	0 RSUs — $0
•

Total Equity Value at Risk: $0 representing 0% of both the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and the annual Board retainer. Mr. Icahn has until March 17, 2026 to achieve the expected minimum equity ownership under such share ownership guidelines.

2020 Meeting Attendance:

•	Not applicable.

Dr. Karabelas has served on the Board since June 2016. Since January 2021, he has been a Venture Partner at Apple Tree Partners, a life sciences venture firm. From December 2001 until December 2020, he was a Partner at Care Capital, LLC, a life sciences venture firm. Dr. Karabelas was previously the founder and Chairman at Novartis BioVenture Fund, and served as Head of Healthcare and CEO of Worldwide Pharmaceuticals for Novartis Pharma AG. Prior to joining Novartis, Dr. Karabelas was Executive Vice President of SmithKline Beecham, where he was responsible for U.S. and European operations, regulatory and strategic marketing. Dr. Karabelas received a B.S. from the University of New Hampshire and a Ph.D. from the Massachusetts College of Pharmacy.

Dr. Karabelas has been a director of REGENXBIO Inc., a publicly held clinical-stage biotechnology company, since May 2015, and since July 2020 has also served as Lead Independent Director. He has also served on the board of Braeburn Pharmaceuticals, Inc., a privately held specialty pharmaceuticals company, since September 2015. Dr. Karabelas previously served as Chairman of the board of Inotek Pharmaceuticals Corporation, a clinical-stage biopharmaceutical company (which merged with Rocket Pharmaceuticals, Inc. in 2017), from July 2012 until June 2016.

Director Qualifications:

The Board has determined that Dr. Karabelas’s many years of experience in senior management positions, his strong knowledge of strategic and regulatory issues, his insight into international operations and his international perspective on the pharmaceutical industry and healthcare related issues qualify him to serve as a member of the Board and the committees on which he serves.

Dr. Argeris (Jerry) N. Karabelas

New Hampshire, USA

Age 68

Independent

Stock Ownership:

•	4,000 Common Shares — $127,000
•	77,683 RSUs (comprised of 66,646 vested RSUs — $2,116,011, and 11,037 unvested RSUs —$350,425)
•

Total Equity Value at Risk: $2,243,011, representing 449% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 2,243% of the annual Board retainer.

2020 Meeting Attendance:

•	Board — 9/9
•	Talent and Compensation Committee — 7/7
•	Science and Technology Committee — 6/6
•	Special Transactions Committee — 4/4

Ms. Kavanagh has served on the Board since July 2016. She is currently a corporate director. From 2011 through May 2016, Ms. Kavanagh served as a Commissioner of the Ontario Securities Commission, where she also served as chairperson of the audit committee starting in 2014. Between 1999 and 2010, Ms. Kavanagh served in various senior investment banking roles at Scotia Capital Inc., including Vice-Chair and Co-Head of Diversified Industries Group, Head of Equity Capital Markets, and Head of Investment Banking. Prior to Scotia Capital, she held several senior financial positions with operating companies. She started her career as an investment banker with a bulge bracket firm in New York. Ms. Kavanagh graduated from Harvard Business School with a Master of Business Administration and received a Bachelor of Arts degree in Economics from Williams College.

Since 2013, Ms. Kavanagh has been a director of Hudbay Minerals Inc., a publicly traded Canadian mining corporation, and a member of the board of trustees of WPT Industrial REIT, a publicly traded open-ended real estate investment trust. In addition to her public company directorships, she is a director of AST and AST Trust Company (Canada) (formerly Canadian Stock Transfer Company) and also serves as a director of Sustainable Development Technology Canada. She completed the Directors Education Program at the Institute of Corporate Directors in 2011.

Director Qualifications:

The Board has determined that Ms. Kavanagh’s extensive experience of complex financial and capital market issues at various banking institutions, and her in-depth knowledge of financial and operational matters qualify her to serve as a member of the Board and the committees on which she serves.

Sarah B. Kavanagh

Ontario, Canada

Age 64

Independent

Stock Ownership:

•	0 Common Shares — $0
•	75,415 RSUs (comprised of 64,378 vested RSUs — $2,044,002, and 11,037 unvested RSUs —$350,425)
•

Total Equity Value at Risk: $2,044,002, representing 409% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 2,044% of the annual Board retainer.

2020 Meeting Attendance:

•	Board — 8/9
•	Audit and Risk Committee — 9/9
•	Nominating and Corporate Governance Committee — 4/4
•	Finance and Transactions Committee — 7/7
•	Special Transactions Committee — 4/4

Mr. Miller was appointed to the Board on March 17, 2021 pursuant to the Nomination Agreement described under “Certain Transactions” beginning on page 90. Since October 2020, Mr. Miller has been a portfolio manager for Icahn Capital LP, a subsidiary of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, food packaging, metals, real estate and home fashion. Prior to joining Icahn Capital L.P., Mr. Miller was an analyst in the Distressed and Special Situations investment group in the New York office of BlueMountain Capital Management, LLC from 2013 to 2019. Mr. Miller represented BlueMountain on the Ad Hoc Group of Puerto Rico Electric Power Authority Bondholders from 2014 to 2019, and from 2011 to 2013 he was an analyst in the Distressed Products Group in the New York office of Goldman, Sachs & Co. Mr. Miller received a B.S. summa cum laude from Duke University in 2011.

Mr. Miller has been a director of Conduent Incorporated, a publicly traded business process services company, since February 2021.

Director Qualifications:

The Board has determined that Mr. Miller’s experience as a portfolio manager and securities analyst has provided him with experience in investing and finance and complex debt matters, respectively, which qualifies him to serve as a member of the Board and the committees on which he serves.

Steven D. Miller

Florida, USA

Age 32

Independent

Stock Ownership:

•	100 Common Shares — $3,175
•	0 RSUs — $0
•

Total Equity Value at Risk: $3,175 representing 1% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 3% of the annual Board retainer. Mr. Miller has until March 17, 2026 to achieve the expected minimum equity ownership under such share ownership guidelines.

2020 Meeting Attendance:

•	Not applicable.

Mr. Papa has been Chairman of the Board and Chief Executive Officer of the Company since May 2016. Mr. Papa has more than 35 years of experience in the pharmaceutical, healthcare and specialty pharmaceutical industries, including 20 years of branded prescription drug experience. He served as the CEO of Perrigo Company plc (“Perrigo”) from 2006 to April 2016, where he also served as Chairman from 2007 to April 2016. Prior to joining Perrigo, Mr. Papa served from 2004 to 2006 as Chairman and CEO of the Pharmaceutical and Technologies Services segment of Cardinal Health, Inc. From 2001 to 2004, he served as President and Chief Operating Officer of Watson Pharmaceuticals, Inc. (“Watson”). Prior to joining Watson, Mr. Papa held management positions at DuPont Pharmaceuticals, Pharmacia/Searle and Novartis AG. Mr. Papa holds a BS in pharmacy from the University of Connecticut and an MBA from Northwestern University’s Kellogg Graduate School of Management.

Mr. Papa joined the board of directors of Prometheus Biosciences, Inc., a privately held biopharmaceutical company, in August 2020, and previously served as a director of Smith & Nephew plc, a publicly traded medical device company, from 2008 to April 2018.

Director Qualifications:

The Board has determined that Mr. Papa’s extensive experience as a chief executive officer of a public company, where he demonstrated leadership capability and extensive knowledge of complex financial and operational issues facing large organizations, and his understanding of operations and financial strategy in challenging environments, qualify him to serve as a member of the Board. Additionally, Mr. Papa’s knowledge of the pharmaceutical industry and business, combined with his drive for innovation and excellence, position him well to serve as the Chairman of the Board.

Joseph C. Papa

New Jersey, USA

Age 65

Not Independent

Stock Ownership:

•	618,535 Common Shares — $19,638,486
•	153,138 RSUs (comprised of 153,138 unvested RSUs —$4,862,132)
•	1,598,007 Stock Options
•	Total Equity Value at Risk: $19,638,486, based on the value of the Common Shares beneficially owned by Mr. Papa (but excluding all options and unvested RSUs).

Mr. Papa is subject to share ownership guidelines under the terms of his employment agreement with the Company, as further described in the section titled “Compensation Discussion and Analysis – Other Compensation Governance Practices – Share Ownership Guidelines” on page 64.

2020 Meeting Attendance:

•	Board — 9/9

Mr. Paulson has served on the Board since June 2017. Mr. Paulson is the President and Portfolio Manager of Paulson & Co. Inc., an SEC-registered investment management company specializing in global mergers, event arbitrage and credit strategies, which he founded in 1994. Prior to forming Paulson & Co. Inc., Mr. Paulson was a Partner of Gruss Partners and a Managing Director in mergers and acquisitions at Bear Stearns. Mr. Paulson received his undergraduate degree from New York University in 1978 and his Master of Business Administration from Harvard Business School in 1980.

Mr. Paulson has been a director of BrightSphere Investment Group Inc., a publicly traded asset management holding company, since November 2018, and has served as Chairman since April 2020. He also currently serves as a member of the advisory board of Harvard Business School. Mr. Paulson previously served as a director of American International Group Inc., a multinational finance and insurance corporation, from May 2016 to June 2017.

Director Qualifications:

The Board has determined that the skills and expertise that Mr. Paulson acquired founding and leading Paulson & Co. Inc., including his in-depth knowledge of financial transactions and leadership abilities, qualify him to serve as a member of the Board and the committee on which he serves.

John A. Paulson

New York, USA

Age 65

Independent

Stock Ownership:

•	25,839,035 Common Shares — $820,389,361
•	73,440 RSUs (comprised of 62,403 vested RSUs — $1,981,295, and 11,037 unvested RSUs — $350,425)
•

Total Equity Value at Risk: $822,370,656, representing 164,474% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 822,371% of the annual Board retainer.

2020 Meeting Attendance:

•	Board — 9/9
•	Finance and Transactions Committee — 7/7
•	Special Transactions Committee — 4/4

Mr. Power has served on the Board since August 2008. He is currently a corporate director. From 2009 to 2011, Mr. Power was a faculty member at The Wharton School of Business, University of Pennsylvania, where he taught multinational marketing. Mr. Power has over 25 years’ experience working in the pharmaceutical and biotechnology industry, which he gained serving in a number of leadership positions with Wyeth from 1985 through 2007, including Director — New Product Development, Managing Director — U.K./Ireland, Vice President — Global Marketing, President — Europe, Middle East, Africa, President — International and Executive Vice President — Global Business Operations. Mr. Power also has completed the Director Professionalism course offered by the National Association of Corporate Directors. Mr. Power has a B.S. in statistics from the State University of New York and an M.S. in biostatistics from the Medical College of Virginia- Virginia Commonwealth University.

Director Qualifications:

The Board has determined that Mr. Power’s extensive experience in the pharmaceutical industry and international business is a valuable contribution to the Board. In addition, his experience in general management, strategic planning, working with Research and Development organizations, business development, product marketing, merging and streamlining of organizations and his demonstrated leadership in a multi-billion-dollar business qualify Mr. Power as a member of the Board and the committees on which he serves.

Robert N. Power

Pennsylvania, USA

Age 64

Independent

Stock Ownership:

•	6,601 Common Shares — $209,582
•	87,178 RSUs (comprised of 76,141 vested RSUs — $2,417,477, and 11,037 unvested RSUs — $350,425)
•

Total Equity Value at Risk: $2,627,059, representing 525% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 2,627% of the annual Board retainer.

2020 Meeting Attendance:

•	Board — 9/9
•	Audit and Risk Committee — 9/9
•	Nominating and Corporate Governance Committee — 4/4
•	Science and Technology Committee — 6/6

Mr. Robertson has served on the Board since June 2016. He is currently a corporate director. From 2013 through August 2016, Mr. Robertson served as Executive Vice President and Head, Anti-Money Laundering, at BMO Financial Group (“BMO”), a diversified financial services organization. Prior to that role, he served as Executive Vice President, Business Integration, at BMO Financial Group, and as Vice Chair at BMO Financial Corp. from 2011. He joined BMO as interim Chief Financial Officer, BMO Financial Group in 2008 and was appointed Chief Financial Officer, BMO Financial Group in 2009. Before joining BMO, Mr. Robertson spent over 35 years as a Chartered Public Accountant. In this capacity, he held various senior positions with a number of major accounting firms, including Vice Chair, Deloitte & Touche LLP in Toronto, Canada, from 2002 to 2008, and Canadian Managing Partner, Arthur Andersen LLP, from 1994 to 2002. Mr. Robertson holds a Bachelor of Arts degree (Honours) from the Ivey School of Business at the University of Western Ontario.

Mr. Robertson has served on the board of Hydro One Limited, a publicly traded electricity transmission and distribution utility serving the Canadian province of Ontario, since August 2018, and since 2012 has served on the board of Turquoise Hill Resources, a publicly traded Canadian mineral exploration and development company. Mr. Robertson previously served on the board of Virtus Investment Partners, Inc., a multi-manager asset management business, from 2013 to August 2016.

Director Qualifications:

The Board has determined that Mr. Robertson’s extensive experience of complex financial matters at Deloitte & Touche LLP and Arthur Andersen LLP, in-depth knowledge of financial and accounting matters and leadership capabilities in senior finance positions qualify him to serve as a member of the Board and as Chairman of the Audit and Risk Committee.

Russel C. Robertson

Ontario, Canada

Age 73

Independent

Stock Ownership:

•	0 Common Shares — $0
•	113,704 RSUs (comprised of 102,667 vested RSUs — $3,259,677, and 11,037 unvested RSUs — $350,425)
•

Total Equity Value at Risk: $3,259,677, representing 652% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 3,260% of the annual Board retainer.

2020 Meeting Attendance:

•	Board — 8/9
•	Audit and Risk Committee — 9/9
•	Nominating and Corporate Governance Committee — 3/4

Mr. Ross has served on the Board since March 2016 and was appointed our Lead Independent Director in June 2016. He has served as the President of Volcker Alliance since July 2016, where he also serves as a director. He is President Emeritus of the University of North Carolina (“UNC”), having served as President from 2011 to January 2016. Mr. Ross was named the Sanford Distinguished Fellow in Public Policy at the Duke University Sanford School of Public Policy in 2016 and continues to serve in that role. Prior to becoming President of the UNC system, Mr. Ross served as President of Davidson College, Executive Director of the Z. Smith Reynolds Foundation, director of the North Carolina Administrative Office of the Courts, a Superior Court judge, chief of staff to U.S. Congressman Robin Britt, a member of the Greensboro, NC law firm Smith, Patterson, Follin, Curtis, James & Harkavy, and Assistant Professor of Public Law and Government at UNC Chapel Hill’s School of Government. Mr. Ross holds a B.A. in Political Science from Davidson College and a J.D. from University of North Carolina School of Law.

Director Qualifications:

The Board has determined that Mr. Ross’s demonstrated leadership in senior management positions, extensive experience with corporate governance responsibilities and complex knowledge of legal, compliance and operational issues qualify him to serve as a member of the Board and the committees on which he serves.

Thomas W. Ross, Sr.

North Carolina, USA

Age 70

Independent

Stock Ownership:

•	11,500 Common Shares — $365,125
•	78,779 RSUs (comprised of 67,742 vested RSUs — $2,150,809, and 11,037 unvested RSUs — $350,425)
•

Total Equity Value at Risk: $2,515,934, representing 503% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 2,516% of the annual Board retainer.

2020 Meeting Attendance:

•	Board — 9/9
•	Audit and Risk Committee — 9/9
•	Nominating and Corporate Governance Committee — 4/4
•	Special Transactions Committee — 4/4

Dr. von Eschenbach has served on the Board since October 2018. Dr. von Eschenbach has been the President of Samaritan Health Initiatives, Inc., a health care policy consultancy, and an Adjunct Professor at University of Texas MD Anderson Cancer Center, since 2010. From 2005 to 2009, Dr. von Eschenbach served as Commissioner of the U.S. Food and Drug Administration (the “FDA”). He was appointed Commissioner of the FDA after serving for four years as Director of the National Cancer Institute at the National Institutes of Health. As a researcher, clinician and administrator, Dr. von Eschenbach served for twenty-six years at the University of Texas MD Anderson Cancer Center as Chairman of Urology, Director of the Prostate Cancer Research Program and Executive Vice President and Chief Academic Officer. He earned a B.S. from St. Joseph’s University and a medical degree from Georgetown University School of Medicine in Washington, D.C. He completed his residency in surgery and urology at Pennsylvania Hospital and University of Pennsylvania, respectively, and his urologic oncology fellowship at University of Texas MD Anderson Cancer Center.

Dr. von Eschenbach has served as a director of Radius Health, Inc., a publicly traded biopharmaceutical company, since January 2021. He has served as a director of Celularity, Inc., a private biotechnology company, and as a director of Wren Therapeutics, Ltd, a private biopharmaceutical company, since February 2018 and November 2019, respectively. Dr. von Eschenbach also been a member of the board of the Regan Udall Foundation of the FDA, a non-profit organization formed to advance regulatory science, since December 2018.

Director Qualifications:

The Board has determined that Dr. von Eschenbach’s broad experience serving as a director of public and private companies and non-profit organizations in the pharmaceutical and healthcare industries, as well as serving as an advisor and consultant to entities engaged in policy development in the pharmaceutical industry, qualify him to serve as a member of the Board and the committee on which he serves.

Andrew C. von Eschenbach, M.D.

Texas, USA

Age 79

Independent

Stock Ownership:

•	2,100 Common Shares — $66,675
•	27,502 RSUs (comprised of 16,465 vested RSUs — $522,764, and 11,037 unvested RSUs — $350,425)
•

Total Equity Value at Risk: $589,439, representing 118% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 589% of the annual Board retainer.

2020 Meeting Attendance:

•	Board — 9/9
•	Science and Technology Committee — 6/6

Dr. Wechsler has served on the Board since June 2016. She has been a practicing dermatologist in New York City since 2005. Dr. Wechsler is the author of The Mind-Beauty Connection, published by Simon & Schuster in 2008. She is board certified in both dermatology and psychiatry and is also an Adjunct Clinical Professor in Psychiatry at the Weill Cornell Medical College. As an expert on skin health, Dr. Wechsler serves as an advisor for Chanel Skin Care and is also a certified trainer and well-known KOL Speaker, qualified to teach physicians and other medical professionals in the use of various dermatological products. Dr. Wechsler is an active member of several medical professional organizations, including the American Academy of Dermatology, the American Psychiatric Association, the American Academy of Child and Adolescent Psychiatry, the Independent Doctors of New York, The Physicians Scientific Society, and The Skin Cancer Foundation. Dr. Wechsler completed her residency in psychiatry and a fellowship in child and adolescent psychiatry at New York Presbyterian Hospital’s Payne Whitney Clinic, and completed a residency in dermatology at SUNY Downstate Medical Center.

Director Qualifications:

The Board has determined that Dr. Wechsler’s many years of experience as a board-certified dermatologist and psychiatrist, her strong knowledge of medical products to assist patients with their medical needs and her insight into the medical field and pharmaceutical industry and healthcare related issues qualify her to serve as a member of the Board and on the committees on which she serves.

Amy B. Wechsler, M.D.

New York, USA

Age 51

Independent

Stock Ownership:

•	0 Common Shares — $0
•	101,501 RSUs (comprised of 90,464 vested RSUs — $2,872,232, and 11,037 unvested RSUs — $350,425)
•

Total Equity Value at Risk: $2,872,232, representing 574% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 2,872% of the annual Board retainer.

2020 Meeting Attendance:

•	Board — 8/9
•	Talent and Compensation Committee — 5/7
•	Science and Technology Committee — 6/6

Messrs. Icahn and Miller were appointed to the Board on March 17, 2021 pursuant to the Nomination Agreement described under “Certain Transactions” beginning on page 90. No other directors or director nominees of the Company were selected for nomination at the Annual Meeting pursuant to any arrangement or understanding. None of the directors or director nominees are related by blood, marriage or adoption to one another or to any executive officer of the Company.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board is committed to sound and effective corporate governance practices with the goal of ensuring the Company’s financial strength and overall business success. Our governance practices are periodically assessed against those practices suggested by recognized governance authorities and are designed to maintain alignment with shareholder interests and key governance best practices.

Director Independence

The Board believes that, in order to be effective, our Board must be able to operate independently of management. As described in our Corporate Governance Guidelines, available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance — Corporate Governance Documents”), a sufficient number of directors must satisfy the applicable tests of independence, such that the Board complies with all independence requirements under corporate and securities laws and stock exchange requirements applicable to the Company. The Corporate Governance Guidelines further provide that the Nominating and Corporate Governance Committee, as well as the Board, reviews the relationships that each director has with the Company in order to satisfy itself that these independence criteria have been met. On an annual basis, as part of our disclosure procedures, all directors complete a questionnaire pertaining to, among other things, share ownership, family and business relationships, and director independence standards. The Board must then disclose in the Company’s annual management proxy circular and proxy statement the identity of each of the independent directors and the basis for the Board’s determination for each of the directors who are not independent.

The Board is currently comprised of thirteen members. The Board has determined that twelve of our thirteen current directors (or 92%) are “independent directors” within the meaning of applicable regulatory and stock exchange requirements in Canada and the United States, as none of them have a material relationship with the Company that could be reasonably expected to interfere with their exercise of independent judgment. The twelve independent directors currently on the board are: Mr. Ross (Lead Independent Director), Mr. De Schutter, Mr. Hale, Mr. Icahn, Dr. Karabelas, Ms. Kavanagh, Mr. Miller, Mr. Paulson, Mr. Power, Mr. Robertson, Dr. von Eschenbach, and Dr. Wechsler.

None of our current directors (all of whom are director nominees) have entered into employment, service or similar contracts with us, with the exception of Mr. Papa. On April 25, 2016, Mr. Papa entered into an employment agreement with the Company as its Chairman of the Board and Chief Executive Officer (“CEO”). For this reason, the Board has determined that he is not an independent director and will not be eligible to serve on the Audit and Risk Committee, the Talent and Compensation Committee, or the Nominating and Corporate Governance Committee.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board may determine from time to time the most effective leadership structure for the Company, including whether the same individual should serve both as Chairman of the Board and the CEO. Mr. Papa, our CEO, also serves as Chairman of the Board. Due to the in-depth knowledge of the Company’s operations gained by serving as CEO, Mr. Papa is well positioned to identify and lead Board deliberations regarding important matters relating to the Company’s operations, strategic priorities, and overall development. The Board believes that serving as both CEO and Chairman of the Board enables Mr. Papa to facilitate effective communication between Company management and the Board and to ensure key issues and recommendations are brought to the attention of the Board. The Board believes that this leadership structure, in conjunction with the appointment of a Lead Independent Director, is the most effective for the Company at this time, and that the existing corporate governance practices effectively achieve independent oversight and management accountability.

Our Corporate Governance Guidelines also provide that, if the same individual serves as Chairman of the Board and CEO, or if the Chairman of the Board is otherwise not independent, our Board shall appoint a Lead Independent Director. Our independent directors annually appoint a Lead Independent Director. Mr. Ross has been appointed to serve as Lead Independent Director each year since June 2016.

The responsibilities of the Lead Independent Director are set forth in the Company’s Position Description for the Lead Independent Director, which is posted on the Company’s website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance — Corporate Governance Documents”). These responsibilities include: (i) fostering processes that allow the Board to function independently of management and encouraging open and effective communication between the Board and management of the Company; (ii) providing input to the Chairman on behalf of the independent directors with respect to Board agendas; (iii) presiding at all meetings of the Board at which the Chairman is not present, as well as regularly scheduled executive sessions of independent directors; (iv) in the case of a conflict of interest involving a director, if appropriate, asking the conflicted director to leave the room during discussion concerning such matter and, if appropriate, asking such director to recuse him or herself from voting on the relevant matter; (v) communicating with the Chairman and the CEO, as appropriate, regarding meetings of the independent directors and resources and information necessary for the Board to effectively carry out its duties and responsibilities; (vi) serving as liaison between the Chairman and the independent directors; (vii) being available to directors who have concerns that cannot be addressed through the Chairman; (viii) calling meetings of the independent directors, as needed or when appropriate; and (ix) performing other functions as may reasonably be requested by the Board or the Chairman. In the event the Company appoints an independent Chairman of the Board, the responsibilities of the Lead Independent Director will be assumed by the independent Chairman of the Board.

Meetings of Independent Directors

The Corporate Governance Guidelines provide that the independent directors of the Board may meet in executive session at any meeting of the Board, and that an opportunity shall be provided during the meeting for any member of the Board to make such a request. The independent directors generally meet in executive sessions without management present during their regularly scheduled board and committee meetings, and on an as-needed basis during ad hoc meetings. Mr. Ross, our Lead Independent Director, presides over executive sessions of the Board, and the committee chairs, all of whom are independent, preside over executive sessions of the Committees. During 2020, our independent directors held executive sessions at each of the four regularly scheduled Board meetings and at one ad hoc meeting.

Meetings of the Board

The Board meets regularly, at least four times per year, including at least once annually to review our strategic plan. Additional meetings can be called when necessary. From January 1, 2020 to December 31, 2020, the Board had four regularly scheduled meetings and five ad hoc meetings to review specific matters. All agendas for Board and Board committee meetings are set by the Chairman of the Board in consultation with the Board committee Chairpersons, as necessary.

As required by the Company’s Articles, at least 50% of the directors then in office must be present in order to transact business at any Board meeting. At least 91% of our directors participated in each of the Board meetings held during 2020.

During 2020, the Board had five standing committees: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, the Finance and Transactions

Committee, and the Science and Technology Committee. In addition, on June 3, 2020, the Board established an ad hoc Special Transactions Committee to assist with evaluating strategic alternatives, including the proposed separation of the Company’s eye health business into an independent, publicly traded entity.

Directors are expected to attend and participate in substantially all meetings of the Board and of all committees on which they serve. The Board and Board committee attendance records for all directors who served on the Board during 2020 are set forth below.

	Board 9 Meetings		Audit and Risk Committee 9 Meetings		Talent and Compensation Committee 7 Meetings		Nominating and Corporate Governance Committee 4 Meetings		Finance and Transactions Committee 7 Meetings		Science and Technology Committee 6 Meetings		Special Transactions Committee 4 Meetings		Overall
Director	#	%	#	%	#	%	#	%	#	%	#	%	#	%	#	%
Richard U. De Schutter	9	100%	—	—	7	100%	—	—	7	100%	—	—	4	100%	27/27	100%
D. Robert Hale	9	100%	—	—	7	100%	—	—	7	100%	—	—	4	100%	27/27	100%
Dr. Argeris (Jerry) N. Karabelas	9	100%	—	—	7	100%	—	—	—	—	6	100%	4	100%	26/26	100%
Sarah B. Kavanagh	8	89%	9	100%	—	—	4	100%	7	100%	—	—	4	100%	32/33	97%
Joseph C. Papa	9	100%	—	—	—	—	—	—	—	—	—	—	—	—	9/9	100%
John A. Paulson	9	100%	—	—	—	—	—	—	7	100%	—	—	4	100%	20/20	100%
Robert N. Power	9	100%	9	100%	—	—	4	100%	—	—	6	100%	—	—	28/28	100%
Russel C. Robertson	8	89%	9	100%	—	—	3	75%	—	—	—	—	—	—	20/22	91%
Thomas W. Ross, Sr.	9	100%	9	100%	—	—	4	100%	—	—	—	—	4	100%	26/26	100%
Andrew C. von Eschenbach, M.D.	9	100%	—	—	—	—	—	—	—	—	6	100%	—	—	15/15	100%
Amy B. Wechsler, M.D.	8	89%	—	—	5	71%	—	—	—	—	6	100%	—	—	19/22	86%

Although we do not have a formal policy requiring our directors to attend our Annual Meetings of Shareholders, we expect all directors to attend the Annual Meeting absent exceptional circumstances. The 2020 Annual Meeting of Shareholders was attended by all directors who were serving on the Board at that time and we anticipate that our directors will attend this year’s virtual Annual Meeting.

Charter of the Board

The Board is responsible for the overall stewardship of the Company and its business, including supervising the management of the Company’s business and affairs. The Board discharges this responsibility directly and through delegation of specific responsibilities to committees of the Board and to our officers. Under the charter of the Board (the “Board Charter”), the Board has established committees to assist with its responsibilities. Our current standing Board committees are: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, the Finance and Transactions Committee, and the Science and Technology Committee. The Board has also established an ad hoc Special Transactions Committee to assist with evaluating strategic alternatives, including the proposed separation of the Company’s eye health business into an independent, publicly traded entity.

Under the Board Charter, the Board is responsible for, among other things, the following corporate governance-related matters: (i) overseeing the Company’s performance and the quality, depth and continuity of management needed to meet the Company’s strategic objectives; (ii) developing and approving the Company’s approach to and practices regarding corporate governance; (iii) succession planning; (iv) overseeing orientation and education programs for new directors and ongoing education opportunities for continuing directors; (v) reviewing, discussing and approving the Company’s strategic planning and organizational structure and supervising management to oversee that the strategic planning and organizational structure preserve and enhance the business of the Company and the Company’s underlying value; (vi) approving and assessing compliance with all significant policies and procedures by which the Company is operating, including the Company’s Standards of Business Conduct (as described below); (vii) reviewing the Company’s principal risks and assessing whether appropriate systems are in place to manage such risks; and (viii) ensuring the integrity and adequacy of the Company’s internal controls.

The Board Charter is attached to this Proxy Statement as Exhibit A and is available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance – Corporate Governance Documents”).

Position Descriptions

The Board has developed written position descriptions for the Chairman of the Board, the CEO, the Lead Independent Director, and the Chairpersons of each of the Audit and Risk Committee, the Nominating and Corporate Governance Committee, the Talent and Compensation Committee, the Finance and Transactions Committee, and the Science and Technology Committee. The position descriptions are reviewed annually and are posted on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance — Corporate Governance Documents”).

Orientation and Continuing Education

The Nominating and Corporate Governance Committee oversees the Board’s continuing education program, which was developed to assist directors in maintaining or enhancing their skills and abilities as directors and updating their knowledge and understanding of the Company and the pharmaceutical industry. New directors are oriented to the roles of the Board and individual directors and the business and affairs of the Company through discussions with the incumbent directors and the Company’s management by periodic presentations from senior management on major business, industry and competitive issues. Management and outside advisors provide information and education sessions to the Board and its committees as necessary to keep the directors up-to-date with, among other things, (i) disclosure and corporate governance requirements and best practices; (ii) the Company, its business and the environment in which it operates; and (iii) developments in the responsibilities of directors. The Board may invite representatives of various business units to Board meetings to discuss business strategy and market analysis, as well as make on-site visits of the operations of the Company at the various facilities of the Company. Directors may also attend outside conferences and seminars that are relevant to their roles at the Company’s expense, with the approval of the Chairman of the Board. In 2020, our directors participated in outside seminars and conferences on educational topics that included financial reporting and audit matters, debt, transfer pricing, indigenous history, environmental, social and governance (“ESG”) matters and issues of general importance to board members, as well as the impact and implications of the COVID-19 pandemic on accounting issues, executive compensation and cybersecurity.

Ethical Business Conduct

Standards of Business Conduct

We have a written code of business conduct and ethics, the Standards of Business Conduct (the “Standards”), that applies to all employees (including our officers) and directors of the Company and its worldwide subsidiaries. Among other things, the Standards are designed to deter wrongdoing and promote honest and ethical conduct, including (i) the ethical handling of actual or apparent conflicts of interest; (ii) full, fair, accurate, timely and understandable public disclosure; (iii) compliance with applicable laws and regulations; (iv) protection of the Company’s assets; and (v) maintaining a harassment-free work environment.

Our employees and directors are required to maintain an understanding of, and ensure their compliance with, the Standards, which we review annually. Supervisors are responsible for maintaining awareness of the Standards, and for reporting any deviations from the Standards. The Standards also require the Company to conduct regular audits to test compliance with the Standards. Subject to Board approval, responsibility for the establishment and periodic review and update of the Standards falls within the mandate of the Audit and Risk Committee.

All individuals subject to the Standards are obligated to promptly report violations and potential violations of law, the Standards, or policies of the Company referenced in the Standards. Such violations or suspected violations may be reported to the appropriate Company representative, or anonymously and confidentially through the Company’s business ethics hotline. All potential violations must in turn be reported to the Company’s General Counsel or Chief Compliance & Ethics Officer. The Board has established reporting procedures in order to encourage employees and directors to raise concerns regarding matters addressed by the Standards on a confidential basis free from discrimination, retaliation or harassment. Employees of the Company who violate the Standards may face disciplinary actions, including dismissal.

Code of Ethics

Our Standards also include a Code of Ethics for the CEO and Senior Finance Executives (the “Code of Ethics”), which is designed to deter wrongdoing and promote (i) honest and ethical conduct in the practice of financial management; (ii) full, fair, accurate, timely and understandable disclosure; and (iii) compliance with all applicable laws and regulations. Violations of the Code of Ethics are reported to the General Counsel or Chief Compliance & Ethics Officer. Failure to observe the terms of the Code of Ethics may result in disciplinary action, including dismissal.

The foregoing description of the Standards, including the Code of Ethics, is intended as a summary only, and does not purport to be complete. It is subject to, and qualified in its entirety by, reference to all of the provisions of the Standards, a copy of which is available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance – Governance Documents”). These documents are also available in print to shareholders upon request. Shareholders may submit their request to Investor Relations, Bausch Health Companies Inc., 2150 Saint Elzéar Blvd. West, Laval, Québec H7L 4A8, Canada.

We intend to satisfy any disclosure requirements regarding amendments to, or waivers of, any provision of the Standards, including the Code of Ethics, by posting such information on the Company’s website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance – Governance Documents”).

Directors’ Share Ownership

To support the alignment of directors’ interests with our interests and those of our shareholders, the Board has adopted share ownership guidelines for our non-employee directors. The directors’ share ownership guidelines, which are set forth in our Corporate Governance Guidelines, provide that each non-employee director is expected to hold or control Common Shares, vested restricted or deferred share units, or a combination thereof, valued at five (5) times the annual Board cash retainer not later than the fifth anniversary of his or her first election or appointment to the Board. Based on the current annual cash retainer of the Board of $100,000, the minimum value of equity each of our non-employee directors are required to hold is $500,000. Messrs. Icahn and Miller, who were appointed to the Board on March 17, 2021, will have until March 17, 2026 to meet the director share ownership requirements described in this paragraph. All of our other non-employee directors have satisfied the minimum equity ownership requirement based on the $31.75 per share closing price of our Common Shares on March 1, 2021, as reported on the NYSE.

Mr. Papa is excluded from the share ownership guidelines for non-employee directors. He is subject to share ownership guidelines established by our Talent and Compensation Committee, as further discussed in the section titled “Compensation Discussion and Analysis – Other Compensation Governance Practices – Share Ownership Guidelines” on page 64.

Risk Oversight

Our Board recognizes the importance of effective risk oversight in the achievement of organizational objectives, including strategic objectives, improving long-term organizational performance and enhancing shareholder value.

Our management is responsible for identifying, assessing and managing our exposure to various risks. The global Enterprise Risk Management (“ERM”) office, which reports to our Executive Vice President and General Counsel, was established to assist with this process. Our ERM office routinely meets with the Company’s Executive Committee and members of senior leadership to (i) identify emerging risks across the Company’s operations; (ii) review, assess and prioritize identified risks; and (iii) develop risk mitigation plans, and each quarter provides the Audit and Risk Committee with updates on these activities. Risks identified through this process include those related to our R&D pipeline, strategic planning, debt and finance, human capital, IT and cybersecurity, business disruption, and legal and compliance. During 2020, the ERM office expanded this process to include risks across all risk categories arising from the COVID-19 pandemic.

While our executive officers and members of our senior leadership team are responsible for our day-to-day risk management, including identifying risks and implementing risk mitigation plans, our Board is responsible for promoting a culture of risk management within the Company and overseeing the Company’s principal risks and assessing whether appropriate systems are in place to manage such risks. The Board exercises its risk oversight responsibilities both directly as well as through its standing committees. The Board committees regularly review and discuss risk topics that fall under the duties and responsibilities described in their committee charters, as summarized below, and report to the Board any significant risks identified during their review. The Board discusses those risks, and also receives regular reports regarding material legal, IT and cybersecurity, commercial, finance and business development matters.

The Audit and Risk Committee, in addition to its oversight of the ERM office as described above, oversees risks relating to (i) financial statements, reporting and internal controls; (ii) technology, information security and cybersecurity; (iii) compliance and ethics programs, including receipt and handling of business ethics reports received through the reporting program; and (iv) legal and regulatory issues.

The Talent and Compensation Committee oversees risks related to human capital and compensation, including (i) the Company’s compensation policies and practices; (ii) the Company’s incentive and equity compensation plans; (iii) workforce staffing; and (iv) executive and senior leadership succession. For additional information regarding the Talent and Compensation Committee’s oversight of risk relating to compensation policies and practices, see “Talent and Compensation Committee — Compensation Risk Determination” on page 65.

The Nominating and Corporate Governance Committee provides oversight with respect to risks related to the Company’s corporate governance, including: (i) the composition, size, structure, and effectiveness of the Board and its committees; (ii) director succession; (iii) director independence; and (iv) the Company’s corporate governance policies and practices.

The Finance and Transactions Committee oversees risks relating to the Company’s (i) debt; (ii) credit and liquidity; (iii) capital structure; and (iv) business development activities.

The Science and Technology Committee oversees risks relating to (i) the Company’s product pipeline; (ii) R&D initiatives; and (iii) regulatory matters.

ESG and Sustainability; Board Oversight

Our vision is to continue to be a trusted health care partner, and our mission is improving people’s lives with our health care products. Bausch Health’s mission is supported by the following five guiding principles that are foundational to our success and future growth, and provide direction for the company:

(i)	customer focus;

(ii)	people;

(iii)	innovation;

(iv)	quality health care outcomes; and

(v)	efficiency.

Our mission and five guiding principles define how we approach ESG matters. Based on them, we have framed our ESG work around five key ESG commitment areas:

(i)	operate with integrity;

(ii)	respect the environment;

(iii)	advance global health and patient care;

(iv)	improve our communities; and

(v)	support employee growth and well-being.

We believe that focusing on these commitment areas are integral to the success of the Company and the health of the communities we operate in and serve. We publish a corporate social responsibility (“CSR”) report that highlights our corporate responsibility commitments. The CSR report provides an overview of our ESG practices and programs. Our 2019 CSR report is available on our website at www.bauschhealth.com (under the tab “Responsibility” and under the subtab “CSR Report”). Neither the CSR report nor our website are incorporated by reference to this proxy statement.

Board Oversight of ESG Matters

Each of the Board, the Audit and Risk Committee, the Nominating and Corporate Governance Committee, and the Talent and Compensation Committee shares responsibility for oversight of various aspects of our ESG practices and programs. Our Talent and Compensation Committee oversees our human capital management programs, and the processes, policies and governance related to our executive compensation practices. Our Audit and Risk Committee oversees our compliance and ethics program. Finally, our Nominating and Corporate Governance Committee oversees our Board governance practices, environmental and sustainability programs, and corporate governance policies. In its oversight role, the Board receives periodic updates from each of these standing committees and from management, including on the Company’s environmental and sustainability efforts and programs.

Key Areas of Focus and Progress

Below are a few examples of initiatives we have undertaken with respect to each of our five ESG commitment areas:

I. Operate with Integrity

1. Corporate Governance	•	We have implemented a broad system of internal controls and policies.
•	We provide annual corporate governance training for employees.
•	Our Board provides independent leadership of the Company, and our Lead Independent Director provides independent leadership of the Board.
•	The Audit and Risk Committee oversees our compliance and ethics programs.

2. Patient Access and Pricing	•	We formed a management-level Patient Access and Pricing Committee which works to enable patients to have access to the Company’s products at cost consistent with their ability to pay.
•	We have pledged that the average annual price increase for our branded prescription products will be set at no greater than single digits.

3. Commitment to Diversity and Inclusion	•	We formed a Diversity and Inclusion (“D&I”) Council to provide oversight of D&I initiatives, including the recent introduction of unconscious bias training for employees.

•

Our Supplier Diversity Program works with various organizations to strengthen our outreach and engagement with the diverse business community, including: Women’s Business Enterprise National Council, National Minority Supplier Development Council, Diversity Alliance for Science, HUBZone Contractors National Council, National LGBT Chamber of Commerce, and Elite Service-Disabled Veteran Owned Business.

•	Our Women’s Leadership Network has facilitated discussions and hosted events addressing leadership, building resilience and managing stress.

II. Respect the Environment

1. EHS+S Organization

Our global Environment, Health, Safety + Sustainability (“EHS+S”) organization provides the leadership and infrastructure to enable our regional sites around the world to achieve a more sustainable and regenerative state, while reducing the adverse environmental impact of our products.

2. Energy and Water Usage

Our Energy Efficiency Group helps us continue to make progress to reduce overall energy usage at our global manufacturing and supply chain sites by assessing and investigating our energy use and energy reduction efforts. Some of our recent activities include:

•	We installed a solar farm in our manufacturing site in France, which will support approximately 10% of the site’s total energy needs.
•	We conducted energy audits in Poland and Italy to identify and design energy reduction projects.
•

We installed reverse osmosis-powered equipment and a wastewater monitoring system in our facility in Milan, Italy to, respectively, reduce waste water generation and evaluate water conservation strategies.

•	We upgraded the cooling system in our Berlin, Germany facility to reduce energy consumption and wastewater disposal.

3. Carbon Emissions	We monitor and continue to make progress to reduce our global carbon emissions. For example:

•

We consider the environmental impact of vehicles we use for our in-field sales and support teams, and recently launched our Scope 3 Emissions Tracking Initiative to track the environmental impact of these vehicles.

•	We reduced our global carbon dioxide emissions by nearly 20,000 metric tons in 2020 as compared to 2018 levels.
•	Our new nitrogen-generating plant at our Waterford, Ireland facility reduces carbon dioxide emissions by almost 200 tons per year.

4. Waste Management	•	Bausch + Lomb’s ONE by ONE Recycling Program, the first contact lens recycling program of its kind, continues to expand its efforts to reduce the environmental impact of contact lens materials.
•	Our Zero Waste to Landfill initiative yielded a 94% landfill diversion rate in our Rochester, NY site.

III. Advance Global Health & Patient Care

1. Philanthropy – Bausch Foundation

We established the Bausch Foundation in 2017 to support initiatives aimed at disease prevention, improving patient outcomes and lives, and education related to our core businesses. In 2020, the Bausch Foundation has:

•

Contributed millions of dollars’ worth of financial and product donations to charitable health organizations, including, but not limited to: (i) National Society to Prevent Blindness; (ii) Children’s Skin Disease Foundation; (iii) the National Psoriasis Foundation; (iv) Eye Bank Association of America; (v) American Association for the Study of Liver Disease; and (vi) Feeding America.

•	Funded scholarship programs for students with dermatological and gastrointestinal conditions.
•

In response to COVID-19, donated hand sanitizers to first responders and volunteers, contact lenses to frontline medical workers in China, and ARTELAC® Splash™ eye drops to health care providers in hospitals in Spain.

2. Patient Safety and Health Advocacy	•	We invest millions of dollars each year to support provider education, research grants and charitable organizations devoted to improving patient care and quality of life and advancing the safety and effectiveness of health care products.

IV. Improve our Communities

1. Community Enrichment

We believe the Company’s long-term success is linked directly to our ability to make a positive difference in our communities. As such, we support community enrichment activities, such as volunteering, investing in scholarship programs, and donating to local charities. Examples include:

•	In collaboration with TerraCycle®, we donated custom training modules to the Guide Dog Foundation.
•	We supported Camp Wonder and Camp Discovery, week-long free programs for children with chronic skin conditions.
•	Employees throughout the world led volunteering and fundraising efforts in their communities.
•	We supported World Sight Day Challenge fundraising efforts.

V. Employee Growth and Well-Being

1. Health and Safety	•	In 2020, for the fifth year in a row, we exceeded our Days Away Rate (“DAR”) annual goal. Our DAR measures days that employees are unable to work due to workplace injury or illness. With a “Not to Exceed” DAR Goal of 13, our Global Manufacturing and Supply Chain achieved an actual DAR of 11; surpassing both the annual goal and the blended business rate for competitors which averaged a DAR of 24 in 2020.
•	In 2020, we supported our employees during the COVID-19 pandemic by expanding opportunities for remote work and offering wellbeing resources.

2. Employee Growth	•	In 2020, we expanded our Employee Resource Groups that provide opportunity for professional growth, development and informal networking.

3. Employee Health and Wellness Program Enhances Offerings	•	Our holistic approach to supporting employee health and wellness is centered around three pillars of well-being: physical, emotional, and financial.
•	Across each of these pillars, we offer a range of benefits and support resources to help our employees be healthy and feel successful in both their professional and personal lives.
•	In 2020, we strengthened many of our U.S. offerings in light of the COVID-19 pandemic.

4. Talent Management Focuses on Broadening Leader Development	•	Our Talent Management strategy continues to evolve and expand with primary focus on D&I engagement and leadership development.

•

We embed our leadership competencies into our succession planning to help calibrate potential and identify leaders with the ability to advance to larger, more complex positions in the organization, and have rounded out our leadership development offerings to support employees at every stage of career growth.

5. Annual Employee Survey Results Affirm Company Direction and Culture	•	Our 2019 annual employee survey was provided to over 22,000 employees worldwide. This survey, which had a high response rate, showed year-over-year improvement in five out of six survey categories and overall results that were generally higher than the industry norm.

Board Committees

During 2020, the Board had five standing committees: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, the Finance and Transactions Committee, and the Science and Technology Committee. In addition, on June 3, 2020, the Board established an ad hoc Special Transactions Committee to assist with evaluating strategic alternatives, including the proposed separation of the Company’s eye health business into an independent, publicly traded entity. No member of any committee is an employee of the Company or its subsidiaries. The specific responsibilities of each of the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, the Finance and Transactions Committee, and the Science and Technology Committee are identified in the respective committee’s charter. Copies of the charters for each of the foregoing committees are available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance — Corporate Governance Documents”) and are also available in print to shareholders upon request submitted to Investor Relations, Bausch Health Companies Inc., 2150 Saint Elzéar Blvd. West, Laval, Québec H7L 4A8, Canada.

The Chairman of the Board and the Chairperson of each of the Audit and Risk Committee, the Talent and Compensation Committee and the Nominating and Corporate Governance Committee are expected to be available to respond to questions from shareholders at the Annual Meeting.

The table below sets forth each current director’s membership on our Board committees.

	Audit and Risk Committee	Talent and Compensation Committee	Nominating and Corporate Governance Committee	Finance and Transactions Committee	Science and Technology Committee	Special Transactions Committee
Richard U. De Schutter		✓		✓		✓
D. Robert Hale		✓		Chairperson		✓
Brett Icahn				✓		✓
Dr. Argeris (Jerry) N. Karabelas		Chairperson			✓	✓
Sarah B. Kavanagh	✓		✓	✓		✓
Steven D. Miller				✓		✓
Joseph C. Papa(1)
John A. Paulson				✓		✓
Robert N. Power	✓		Chairperson		✓
Russel C. Robertson	Chairperson		✓
Thomas W. Ross, Sr.(2)	✓		✓			Chairperson
Andrew C. von Eschenbach, M.D.					Chairperson
Amy B. Wechsler, M.D.		✓			✓

(1)	Chairman of the Board

(2)	Lead Independent Director

Audit and Risk Committee

The Audit and Risk Committee is comprised of four independent directors: Mr. Robertson (Chairperson), Ms. Kavanagh, Mr. Power and Mr. Ross. The responsibilities, powers and operation of the Audit and Risk Committee are set out in the written charter of the Audit and Risk Committee. Pursuant to the Audit and Risk Committee Charter, each member of the Audit and Risk Committee is an independent director as defined and required by applicable regulatory and stock exchange rules. The Board has concluded that each member of the Audit and Risk Committee is “financially literate” as defined under National Instrument 52-110 — Audit Committees and as required under NYSE rules, and each of Mr. Robertson and Ms. Kavanagh qualify as an “audit committee financial expert” under the regulations promulgated by the U.S. Securities and Exchange Commission (the “SEC”).

The Audit and Risk Committee operates pursuant to the Audit and Risk Committee Charter. Its responsibilities include, among other things, responsibility for reviewing and recommending to the Board our annual financial statements and management’s discussion and analysis of results of operation and financial condition (“MD&A”) and reviewing and approving our interim financial statements and MD&A. As contemplated in the Audit and Risk Committee Charter, the Audit and Risk Committee periodically meets with our internal auditor and with our external auditor without management being present. The Audit and Risk Committee also recommends to the Board the external auditor to be nominated for approval by the Company’s shareholders, as well as the compensation of the external auditor. The Audit and Risk Committee Charter provides that the Audit and Risk Committee must establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing practices.

In accordance with the Audit and Risk Committee Charter, the Audit and Risk Committee also provides assistance to the Board in fulfilling its oversight function, including with respect to: (i) the quality and integrity of our financial statements; (ii) compliance with our Standards of Business Conduct, and legal and regulatory requirements, including with respect to disclosure of financial information; (iii) the qualifications, performance and independence of our external auditor; (iv) the performance of our senior finance employees and internal audit function; (v) internal controls and certifications; (vi) monitoring the appropriateness and effectiveness of the Company’s risk management systems and policies, including evaluating on a regular basis the effectiveness and prudence of senior management in managing the Company’s operations and the risks to which it is exposed; and (vii) overseeing the Company’s compliance programs, policies and procedures, and investigating compliance matters.

The Audit and Risk Committee Charter provides that no member of the Audit and Risk Committee may hold 10% or more of the Company’s outstanding Common Shares or serve simultaneously on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair his or her ability to serve effectively on the Audit and Risk Committee.

Talent and Compensation Committee

The Talent and Compensation Committee is comprised of four independent directors: Dr. Karabelas (Chairperson), Mr. De Schutter, Mr. Hale, and Dr. Wechsler. The responsibilities, powers and operation of the Talent and Compensation Committee are set out in the written charter of the Talent and Compensation Committee. In accordance with the Talent and Compensation Committee Charter, each member of the Talent and Compensation Committee is an independent director as defined and required by applicable regulatory and stock exchange rules.

As described in the Talent and Compensation Committee Charter, the key responsibilities of the Talent and Compensation Committee include: (i) reviewing and approving corporate goals and objectives in connection with the compensation of our CEO, evaluating the CEO’s performance in light of those goals and objectives, and (either as a committee or together with the other independent directors who satisfy the independence, “non-employee” and “outside director” requirements under the Talent and Compensation Committee Charter) determining and approving the compensation of the CEO based on such evaluation; (ii) reviewing and approving each element of total compensation for all officers (as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); (iii) reviewing and approving arrangements with executive officers relating to their employment relationships with us; (iv) reviewing talent management and succession planning materials for key roles; (v) providing strategic supervision of our benefit plans, programs and policies; and (vi) reviewing and recommending to the Board for approval the Compensation Discussion & Analysis to be included in the Company’s annual management proxy circular and proxy statement and/or annual report on Form 10-K, and preparing the Talent and Compensation Committee Report.

Compensation

For details on the philosophy and approach adopted by the Talent and Compensation Committee with respect to compensation of our officers, please see “Compensation Discussion and Analysis” beginning on page 48.

The Talent and Compensation Committee has the authority to retain and compensate any consultants and advisors it considers necessary to fulfill its mandate. It shall, annually or on an as-needed basis, specify the work to be performed by, and agree on the associated fees to be paid to the compensation consultants. It shall also review annually the work performed and fees paid. In addition, the Talent and Compensation Committee Charter provides that the Talent and Compensation Committee shall report to the Board, on an annual basis, the nature of any additional work or non-Board based services conducted by any such compensation consultant and associated fees paid, if approved by the Chairperson of the Talent and Compensation Committee.

Periodically, and at least annually, the Talent and Compensation Committee selects and retains independent consultants to conduct comprehensive reviews and assessments of our policies, procedures and internal controls for setting compensation of the CEO and other members of senior management. The consultant prepares and submits relevant information and analyses to the Talent and Compensation Committee. As discussed below under “Compensation Discussion and Analysis,” in 2020, the Talent and Compensation Committee retained Pay Governance LLC (“Pay Governance”), as its independent consultant to provide advice on compensation matters. Pay Governance’s services included the following: (i) periodically reviewing our executive compensation programs, including base salary, short-term incentives, equity-based incentives, total cash compensation levels and total direct compensation of certain senior positions, against those of a peer group; (ii) advising the Talent and Compensation Committee with regard to the compensation packages of the CEO and other members of senior management; (iii) reviewing the proxy and specifically the Compensation Discussion and Analysis; and (iv) preparing materials for and attending select Talent and Compensation Committee Meetings. Pay Governance did not provide any additional services to the Company during the fiscal year 2020. The Talent and Compensation Committee has assessed, at the relevant times, the independence of Pay Governance and concluded that its engagement of Pay Governance did not raise any conflict of interest with the Company or any of the Company’s directors or executive officers.

The Talent and Compensation Committee considers the advice and analysis of the independent compensation consultants, together with other factors the Talent and Compensation Committee considers appropriate (including feedback from shareholders and corporate governance groups, market data, knowledge of the comparator group and personal knowledge and experience of the Talent and Compensation Committee members), in reaching its decisions and making compensation determinations for the CEO and executive officers.

Succession Planning

The Board regularly undertakes a thorough review of succession planning for the members of the Company’s Executive Committee, including our CEO, over the course of the year, led by the efforts of the Talent and Compensation Committee. The Talent and Compensation Committee continuously reviews the Executive Committee and key positions within the Company to ensure the continuity and comprehensiveness of succession planning company-wide. Among other factors, the Talent and Compensation Committee considers the level of representation of women in executive officer and managerial positions when making appointments and during succession planning by taking into account the overall number of women currently serving in such roles at the Company and by actively considering women candidates for such positions when they become available; however, the Company does not have a specific target number or date by which to achieve a specific level of representation of women in executive officer and managerial positions, as it considers a multitude of factors in determining the best person for any position. Women currently lead a substantial portion of our businesses and global functions, in the following roles: EVP, General Counsel and Head of Commercial Operations (who also serves as an executive officer of the Company); SVP and Chief Human Resources Officer; President, Diversified Products; SVP, Head of Legal International; SVP, Global Head of Ethics and Compliance; VP, International Vision Care; and VPs of Marketing and/or Sales for various lines of business. Currently, one (representing 17%) of the Company’s executive officers is a woman.

The Board regularly receives exposure to executives, managers and other personnel in the organization by having the executives and managers participate in Board meetings and present on the Company’s business and strategy. The Board’s participation in these events provides significant exposure to the Company’s leadership team and strategic focus, which greatly enhances the Board’s ability to conduct succession planning, as well as to gain insight as it oversees organization risk and strategy.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of four independent directors: Mr. Power (Chairperson), Ms. Kavanagh, Mr. Robertson and Mr. Ross. The responsibilities, powers and operation of the Nominating and Corporate Governance Committee are set out in the committee’s written charter. As required by the Nominating and Corporate Governance Committee Charter, each member of the Nominating and Corporate Governance Committee is an independent director as defined and required by applicable regulatory and stock exchange rules.

As described in the Nominating and Corporate Governance Committee Charter, the key responsibilities of the Nominating and Corporate Governance Committee include: (i) identifying individuals qualified to become directors and recommending to the Board new nominees for election by shareholders or for appointment by the Board, and engaging the services of third party search firms to assist in identifying such individuals; (ii) providing recommendations to the Board regarding the competencies and skills the Board should possess, and the qualifications of its directors; (iii) recommending for Board approval, if appropriate, revisions to our corporate governance practices and procedures; (iv) developing new charters for any new committees established by the Board, if not otherwise mandated by the Board; (v) monitoring relationships and communication between management and the Board and monitoring emerging best practices in corporate governance; (vi) reviewing the composition and mandate of the Board and each committee of the Board annually and, if appropriate, recommending to the Board any changes it considers desirable with respect thereto; and (vii) overseeing our orientation process for new directors and our continuing education program for all directors.

The Nominating and Corporate Governance Committee annually develops and recommends processes for assessing the performance and effectiveness of the Board and the committees of the Board and reports the results of such assessments to the Board on an annual basis. Pursuant to these processes established by the Nominating and Corporate Governance Committee and adopted by the Board, the Board and each committee conduct annual self-assessments of their performance and effectiveness. The self-assessments include a review of the compliance of the Board and each committee with their respective charters, the adequacy of information provided, the skills and experience of the members, and other matters. The results of the individual directors’ surveys are compiled by the Chairperson of the Nominating and Corporate Governance Committee and presented to the Lead Independent director and Chairman of the Board for discussion. Following these discussions, the Chairperson of the Nominating and Corporate Governance Committee provides a report to the full Board identifying the opportunities for improvement identified in the self-assessment process. The Board has previously conducted periodic peer reviews of the directors to supplement the annual Board and committee self-assessments and will do so again when the Board determines peer reviews will add value to these annual self-assessments. The Nominating and Corporate Governance Committee also makes recommendations to the Board regarding director compensation and may retain advisors to assist with evaluating and making these recommendations. For additional information regarding the compensation of our non-employee directors, and the role of the Nominating and Corporate Governance Committee in reviewing and recommending changes to non-employee director compensation, please see “Director Compensation” beginning on page 81.

Finance and Transactions Committee

The Finance and Transactions Committee is currently comprised of six independent directors: Mr. Hale (Chairperson), Mr. De Schutter, Ms. Kavanagh, Mr. Paulson, and Messrs. Icahn and Miller, who joined this Committee upon their appointment to the Board on March 17, 2021. It was established to assist the Board in providing fiduciary oversight and strategic advice with respect to the Company’s significant transactional and financing activities, and monitoring the overall financial condition of the Company, including the impact of these activities on the Company’s financial condition.

Science and Technology Committee

The Science and Technology Committee is comprised of four independent directors: Dr. von Eschenbach (Chairperson), Dr. Karabelas, Mr. Power, and Dr. Wechsler. The Science and Technology Committee was established to provide oversight and strategic advice with respect to the Company’s research and development programs and pipeline, and the Company’s strategic direction and development in research and development and technology.

Special Transactions Committee

The Special Transactions Committee is currently comprised of eight independent directors: Mr. Ross (Chairperson), Mr. De Schutter, Mr. Hale, Dr. Karabelas, Ms. Kavanagh, Mr. Paulson, and Messrs. Icahn and Miller, who joined this Committee upon their appointment to the Board on March 17, 2021. The Special Transactions Committee was established on June 3, 2020 to assist the Company with evaluating strategic alternatives, including the proposed separation of the Company’s eye health business into an independent, publicly traded entity.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of Dr. Karabelas, Mr. De Schutter, Mr. Hale, and Dr. Wechsler, representing all of the directors who served on the Talent and Compensation Committee during 2020, is (i) a non-employee director for purposes of Rule 16b-3 of the Exchange Act, as amended; (ii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent applicable; and (iii) an independent director. None of the members of the Talent and Compensation Committee is a current or former officer of the Company. There were no compensation committee interlocks with other companies in 2020 within the meaning of Item 407(e)(4)(iii) of Regulation S-K. See “Certain Transactions — Certain Related-Party Transactions” on page 90 for a description of related-party transactions.

EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

Name	Age	Title
Joseph C. Papa	65	Chairman of the Board and Chief Executive Officer
Paul S. Herendeen	65	Executive Vice President and Chief Financial Officer
Christina M. Ackermann	56	Executive Vice President, General Counsel and Head of Commercial Operations
Thomas J. Appio	59	President & Co-Head Bausch + Lomb/International
Joseph F. Gordon	57	President & Co-Head Bausch + Lomb/International
Robert A. Spurr	59	President, Salix

Below is a description of each executive officer who is not also a director nominee of the Company.

PAUL S. HERENDEEN has been our Executive Vice President and Chief Financial Officer since August 2016. Effective June 1, 2021, Mr. Herendeen will step down from his role as Chief Financial Officer, and will be appointed to the newly created role of Advisor to the Chairman and CEO. Prior to joining Bausch Health, he served as Executive Vice President and CFO of Zoetis Inc., an animal health and pharmaceuticals company, from 2014 to August 2016. From 2005 to 2013 and from 1998 to 2001, Mr. Herendeen served as CFO at Warner Chilcott, a specialty pharmaceuticals company. He rejoined Warner Chilcott after four years as EVP and CFO of MedPointe Pharmaceuticals, a privately held healthcare company, where he served as CFO from 2001 until 2005. Prior to that, Mr. Herendeen spent nine years as a principal investor at both Dominion Income Management and Cornerstone Partners, where he worked on investments as well as mergers and acquisitions for the firms and their portfolio companies. He spent the early part of his career in banking and public accounting, having held various positions with the investment banking group of Oppenheimer & Company, the capital markets group of Continental Bank Corporation and as a senior auditor with Arthur Andersen & Company. Mr. Herendeen has been a director of Elanco Animal Health Inc., a publicly traded animal health company, since December 2020. Mr. Herendeen earned a Master of Business Administration from the University of Virginia’s Darden School of Business and holds a bachelor’s degree in Business Administration from Boston College.

CHRISTINA M. ACKERMANN has been our Executive Vice President, General Counsel since August 2016, and from July 2020 has also served as Head of Commercial Operations. Prior to joining Bausch Health, Ms. Ackermann was part of the Novartis group of companies for the 14 years, most recently serving as Senior Vice President, General Counsel for Alcon, where she was responsible for the Legal, Intellectual Property and Compliance functions. She previously served as Global Head, Legal and General Counsel at Sandoz, the generics division of Novartis, from 2007 to 2012. She joined Novartis Pharma in 2002 as Head, Legal Technical Operations and Ophthalmics and assumed the role of Head Legal General Medicine in July 2005. Before Novartis, Ms. Ackermann served in Associate General Counsel roles with Bristol Myers Squibb and DuPont Pharmaceuticals, as well as in private practice, where she focused on securities and mergers & acquisitions. Ms. Ackermann has been a director of Graybug Vision, Inc., a publicly traded biopharmaceutical company, since August 2020. Ms. Ackermann has a Post Graduate Diploma in EC Competition Law from King’s College, the University of London, U.K., a Bachelor of Laws from Queen’s University, Kingston, Canada, and attended York University, Toronto, Ontario, for her undergraduate studies in Math, Political Sciences and Fine Arts.

THOMAS J. APPIO has been our President & Co-Head Bausch + Lomb/International since August 2018, and was previously our Executive Vice President, Company Group Chairman, International from August 2016 until July 2018. Prior to joining Bausch Health in 2013, Mr. Appio served in several positions with Bausch + Lomb, including as Vice President, North Asia/Japan and as Managing Director, Greater China and Japan. Prior to joining Bausch + Lomb, Mr. Appio served 23 years with Schering-Plough in a wide range of leadership and operations responsibilities. Mr. Appio holds a Bachelor of Science in Accounting from Arizona State University, W.P. Carey School of Business.

JOSEPH F. GORDON has been our President & Co-Head Bausch + Lomb/International since August 2018. He previously served as our President, Consumer and Vision Care from December 2016 through July 2018 and as General Manager of U.S. Consumer from August 2013 to November 2016. Prior to joining Bausch Health in 2013, Mr. Gordon served in various positions with Bausch + Lomb, where he most recently served as Vice President, Sales and Marketing, Global Consumer from January 2011 to July 2013. Earlier in his career, he led sales and marketing organizations within Pfizer Inc., and Wyeth, a pharmaceutical company purchased by Pfizer Inc. in 2009. Mr. Gordon holds a Bachelor of Science in Economics from Rutgers University.

ROBERT A. SPURR has been our President, Salix since May 2020, and was previously our Senior Vice President, Market Access and Commercial Operations from August 2018 to May 2020. Before joining Bausch Health, Mr. Spurr was the Vice President Market Access and Commercial Operations for Novartis Pharmaceuticals from August 2012 to August 2018.

None of the executive officers of the Company were selected pursuant to any arrangement or understanding, other than their respective employment agreements with the Company. None of the executive officers are related by blood, marriage or adoption to one another or to any director or nominee for director of the Company.

OWNERSHIP OF THE COMPANY’S SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our Common Shares and the percentage of Common Shares owned beneficially by holders of more than 5% of our outstanding Common Shares as of March 1, 2021 (unless otherwise noted).

Identity of Owner or Group	Number of Shares and Nature of Beneficial Ownership		Percentage of Class(1)
Mr. Carl C. Icahn	34,109,152	(2)	9.59%
c/o Icahn Associates Holding LLC, 16690 Collins Ave., Suite PH-1, Sunny Isles Beach, FL 33160
Paulson & Co. Inc.	25,839,035	(3)	7.27%
1251 Avenue of the Americas, New York, NY 10020
VA Partners I, LLC	17,952,640	(4)	5.05%
One Letterman Drive, Building D. Fourth Floor, San Francisco, CA 94129

This table is based upon information supplied by the principal shareholders, Schedules 13D and 13G filed with the SEC and “early warning reports” and similar regulatory filings filed on SEDAR and on the Canadian System for the Electronic Disclosure by Insiders. Unless otherwise indicated in the footnotes to this table, we believe that the shareholders named in the table have sole voting and investment power with respect to the Common Shares indicated as beneficially owned.

(1)	Based on 355,661,440 Common Shares outstanding on March 1, 2021.

(2)

Based on information contained in a Schedule 13D/A filed by Mr. Carl C. Icahn with the SEC on March 11, 2021, Mr. Icahn and the following entities associated with Mr. Icahn may be deemed to beneficially own, in the aggregate, 34,109,152 Common Shares (including 29,076,005 Common Shares underlying forward contracts): Icahn Partners Master Fund LP (“Icahn Master”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), and Beckton Corp. (“Beckton”). According to this Schedule 13D/A, Icahn Master has sole voting and dispositive power with respect to 14,169,189 Common Shares; Icahn Offshore has shared voting and dispositive power with respect to 14,169,189 Common Shares; Icahn Partners has sole voting and dispositive power with respect to 19,939,963 Common Shares; Icahn Onshore has shared voting and dispositive power with respect to 19,939,963 Common Shares; and Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Becton and Mr. Icahn each have shared voting and dispositive power with respect to 34,109,152 Common Shares.

Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the “Act”) the Common Shares which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Common Shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Common Shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Common Shares for all other purposes.

The address for each of Icahn Master, Icahn Offshore, Icahn Partners, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, and Beckton is 16690 Collins Avenue, Sunny Isles Beach, FL 33160.

(3)

According to information provided to the Company by Paulson & Co., Inc. on February 5, 2021, it has sole voting and dispositive power with respect to 25,839,035 Common Shares. Mr. Paulson may be deemed an indirect beneficial owner of these Common Shares, which are directly owned by investment funds which he manages. Mr. Paulson disclaims beneficial ownership of these Common Shares, except to the extent he has a pecuniary interest therein.

(4)

According to information provided to the Company by VA Partners I, LLC on February 9, 2021, VA Partners I, LLC has the sole power to vote and dispose of 17,941,603 of our Common Shares. This number includes 16,993,250 Common Shares owned directly by ValueAct Capital Master Fund, L.P. and 948,353 Common Shares owned directly by ValueAct Co-Invest Master Fund, L.P. These shares may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the majority owner of the membership interests of VA Partners I, LLC, (v) ValueAct Holdings II, L.P. as the sole owner of the membership interests of ValueAct Capital Management, LLC and as the majority owner of the limited partnership interests of ValueAct Capital Management, L.P., and (vi) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. and ValueAct Holdings II, L.P. This total includes the transfer to ValueAct Capital Master Fund, L.P. of 10,009 Common Shares, which were previously awarded to Mr. Hale as compensation for his services as a director and held by him pursuant to an agreement with ValueAct Capital for the benefit of the limited partners of ValueAct Capital Master Fund, L.P. The number reported above also includes 11,037 RSUs that will vest within 60 days of March 1, 2021. Each person disclaims beneficial ownership of any securities deemed to be owned by the group that are not directly owned by such person.

OWNERSHIP OF MANAGEMENT

The following table sets forth, as of March 1, 2021 (unless otherwise noted below), certain information regarding the beneficial ownership of our Common Shares and the percentage of Common Shares beneficially owned by (i) each director and each director nominee; (ii) each executive officer named in the Summary Compensation Table on page 67 (together, the “named executive officers,” or “NEOs”); and (iii) all directors and executive officers as a group. None of the shares held by directors and executive officers included in the table are pledged as security.

Identity of Owner or Group	Number of Shares and Nature of Beneficial Ownership(1) (2) (3)	Percentage of Class(4)
Named Executive Officers, Directors and Director Nominees
Christina M. Ackermann	296,955	*
Thomas J. Appio	336,499	*
Richard U. De Schutter	311,022	*
D. Robert Hale(5)	17,952,640	5.05%
Paul S. Herendeen	1,529,744	*
William D. Humphries(6)	205,675	*
Brett Icahn	—	*
Dr. Argeris (Jerry) N. Karabelas	81,683	*
Sarah B. Kavanagh	75,415	*
Steven D. Miller	100
Joseph C. Papa	1,948,288	*
John A. Paulson(7)	25,912,475	7.29%
Robert N. Power	93,779	*
Russel C. Robertson	113,704	*
Thomas W. Ross, Sr.	90,279	*
Andrew C. von Eschenbach, M.D.	29,602	*
Amy B. Wechsler, M.D.	101,501	*
Directors and executive officers of the Company as a group (19 persons)	49,383,910	13.75%

*	Less than 1% of the outstanding Common Shares.

(1)

This table is based on information supplied by current executive officers and directors. We believe that Common Shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under the laws of California and certain other states, personal property owned by a married person may be community property, which either spouse may manage and control, and we have no information as to whether any Common Shares shown in this table are subject to community property laws.

(2)

The amounts reported include the following vested RSUs which are payable in Common Shares following the applicable director’s separation of service from the Company: Mr. De Schutter, 26,365; Dr. Karabelas, 66,646; Ms. Kavanagh, 64,378; Mr. Paulson, 62,403; Mr. Power, 76,141; Mr. Robertson, 102,667; Mr. Ross, 67,742; Dr. von Eschenbach, 16,465; Dr. Wechsler, 90,464. These vested RSUs represent either or both of the following: (i) director fees paid in RSUs, pursuant to the election of the applicable director to defer such fees; and (ii) annual grants of RSUs, for which delivery of Common Shares underlying the RSUs was deferred pursuant to the election of the applicable director. For further information regarding director compensation, see the section titled “Director Compensation” beginning on page 81.

(3)

The amounts reported include (i) the following stock options that are exercisable currently or will become exercisable within 60 days of March 1, 2021: Ms. Ackermann, 229,294; Mr. Appio, 187,074; Mr. Herendeen, 1,313,214; Mr. Humphries, 14,763; Mr. Papa, 1,291,869; and all executive officers as a group (and excluding our directors, who do not receive stock options), 3,262,059; and (ii) the following unvested RSUs that will vest within 60 days of March 1, 2021: Ms. Ackermann, 8,282; Mr. Appio, 7,388; Mr. De Schutter, 11,037; Mr. Hale, 11,037; Mr. Herendeen, 19,889; Dr. Karabelas, 11,037; Ms. Kavanagh, 11,037; Mr. Papa, 37,884; Mr. Paulson, 11,037; Mr. Power, 11,037; Mr. Robertson, 11,037; Mr. Ross, 11,037; Dr. von Eschenbach, 11,037; Dr. Wechsler, 11,037; and all directors and executive officers as a group, 188,359.

(4)

Applicable percentage ownership is based on 355,661,440 Common Shares outstanding on March 1, 2021. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding all Common Shares subject to options, warrants, rights or conversion privileges held by that person that are currently exercisable or exercisable within 60 days of March 1, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Under Rule 13d-3 of the SEC, certain Common Shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the Common Shares).

(5)

According to information provided to the Company by VA Partners I, LLC on February 9, 2021, VA Partners I, LLC has the sole power to vote and dispose of 17,941,603 of our Common Shares. This number includes 16,993,250 Common Shares owned directly by ValueAct Capital Master Fund, L.P. and 948,353 Common Shares owned directly by ValueAct Co-Invest Master Fund, L.P. These shares may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the majority owner of the membership interests of VA Partners I, LLC, (v) ValueAct Holdings II, L.P. as the sole owner of the membership interests of ValueAct Capital Management, LLC and as the majority owner of the limited partnership interests of ValueAct Capital Management, L.P., and (vi) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. and ValueAct Holdings II, L.P. This total includes the transfer to ValueAct Capital Master Fund, L.P. of 10,009 Common Shares, which were previously awarded to Mr. Hale as compensation for his services as a director and held by him pursuant to an agreement with ValueAct Capital for the benefit of the limited partners of ValueAct Capital Master Fund, L.P. The number reported above also includes 11,037 RSUs that will vest within 60 days of March 1, 2021. Each person disclaims beneficial ownership of any securities deemed to be owned by the group that are not directly owned by such person.

(6)

Mr. Humphries ceased being an employee on December 31, 2020. The beneficial ownership reported for Mr. Humphries reflects, as of that date, the number of vested stock options and the number of Common Shares beneficially and directly held by Mr. Humphries.

(7)

According to information provided to the Company by Paulson & Co., Inc. on February 5, 2021, it has the sole power to vote and sole power to dispose of 25,839,035 of our Common Shares. Mr. Paulson may be deemed an indirect beneficial owner of these Common Shares, which are directly owned by investment funds which he manages. Mr. Paulson disclaims beneficial ownership of these Common Shares, except to the extent he has a pecuniary interest therein. This number also includes 220 Common Shares owned indirectly as a Uniform Gift to Minors Act custodian for minor children.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Such executive officers, directors and shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon its review of the copies of such forms it received, or written representations from certain reporting persons for whom no such forms were required, the Company believes that during fiscal year 2020, all executive officers, directors and 10% beneficial owners of the Company timely filed all forms required by Section 16(a) except for the following: Mr. De Schutter filed one late Form 4 relating to a single transaction, and Mr. Humphries filed two late reports relating to nine transactions.

EXECUTIVE COMPENSATION AND RELATED MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) section describes our compensation approach and programs for our NEOs for 2020. Our NEOs for 2020 are:

•	Joseph C. Papa, Chairman of the Board and Chief Executive Officer

•	Paul S. Herendeen, Executive Vice President and Chief Financial Officer(1)

•	Christina M. Ackermann, Executive Vice President, General Counsel and Head of Commercial Operations

•	Thomas J. Appio, President & Co-Head Bausch + Lomb/International

•	William D. Humphries, Former President, Ortho Dermatologics

2020 Business Results

Our global and diversified business model continued to enable us to be well-positioned for growth, despite the significant challenges resulting from the COVID-19 pandemic. When the pandemic began, our top priorities were to ensure the health and safety of our employees and to protect our global supply chain in order to continue to provide access to our health care products around the world.

Given the unpredictability presented by the global pandemic, we focused on driving market share for our key products, reaching customers in new ways, executing on new product launches, and optimizing our cost structure. Throughout 2020, we carefully managed our expenses, prioritized our resources strategically, and maintained ample supply of our health care products for our customers and patients.

Starting in Q3 2020, our financial results began to demonstrate strong signs of recovery from COVID-19. We achieved the following financial results for 2020:

•	GAAP Revenues of $8,027M

•	GAAP Net Loss of ($560M)

•	GAAP Cash Flow from Operations of $1,111M

•	Adjusted EBITDA (non-GAAP) of $3,294M

•	Repaid approximately ~$900M of debt using cash generated from operations and more efficient cash management in 2020

In addition to our focus on addressing the challenges created by the global pandemic, on August 6, 2020, we announced our intention to separate our eye-health business into an independent publicly traded entity, establishing two separate companies – a fully integrated, pure play eye-health company built on the iconic Bausch + Lomb brand, and a diversified pharmaceutical company with leading positions in gastroenterology, aesthetics/dermatology, neurology and international pharmaceuticals. The timing of the completion of the separation will be tied to the achievement of several key milestones, including receiving required regulatory approvals.

Please see Appendix 1 for a reconciliation of our GAAP to non-GAAP financial measures and related disclosures.

(1)	Effective June 1, 2021, Mr. Herendeen will step down from his role as Chief Financial Officer, and will be appointed to the newly created role of Advisor to the Chairman and CEO.

Our Compensation Philosophy

Bausch Health’s compensation philosophy is designed to attract, retain, and motivate executives, including our NEOs, who are committed to the ongoing transformation of our company and to improving people’s lives through our products. Our compensation program is intended to link executive compensation to long-term business performance, while providing compensation opportunities that are competitive as compared to our peers and align the interests of our executives with those of our shareholders. Our programs also balance appropriate risk-taking and incorporate shareholder feedback.

A significant portion of total compensation is linked to satisfying our financial targets and strategic initiatives, in addition to achieving positive total returns to shareholders.

In determining the appropriate mix of base salary and incentive pay (including annual cash incentives and long-term equity) for our NEOs, the Talent and Compensation Committee seeks to balance:

•	Attracting and retaining our executives with the stability of a competitive base salary;

•	Promoting pay-for-performance, as we believe that incentive pay appropriately rewards executives for their contribution to our overall performance; and

•	Aligning compensation with company performance and shareholder value creation through the use of performance-based equity compensation awards.

In allocating between short-term and long-term compensation, the Talent and Compensation Committee seeks to establish a balance between rewarding past performance and recognizing potential future contributions. In that respect, the Talent and Compensation Committee designs our annual incentive program to reward executives who achieve pre-determined financial metrics and strategic priorities, and it grants equity awards under our long-term incentive program to provide an opportunity for additional compensation based on delivering on our long-term performance and shareholder value creation.

The compensation opportunity provided to our NEOs is primarily performance-based. In 2020, 90% of our CEO’s and 77%, on average, of our other NEOs’ compensation opportunity was performance-based pay, subject to the achievement of annual and long-term performance goals, including the growth of our Common Share price over time.

Despite the pandemic, the Talent and Compensation Committee determined that our current executive compensation programs should remain in place during 2020. The Committee determined that financial metrics under the annual incentive program would be measured on a quarterly basis (versus on an annual basis) for 2020 only and capped at a total payout of 90%, as discussed in more detail on page 54 under “Components of Executive Compensation — Annual Incentive Program.” In addition, no changes were made to outstanding awards under our long-term incentive program or to other benefits during 2020 as a result of the pandemic.

Shareholder-Friendly Compensation Practices

We maintain the following shareholder-friendly compensation practices which further align the interests of our executives with those of our shareholders and balance appropriate risk taking.

What We Do

•

Share ownership guidelines — All NEOs are subject to significant share ownership guidelines. Pursuant to our Share Ownership Guidelines, our CEO is required to hold 6 times base salary, and our other NEOs are required to hold 3 times base salary.

•

Holding requirements — In connection with his hiring, our CEO was required to purchase $5,000,000 of Common Shares, and our other NEOs are required to hold 50% of their net shares that vest under our long-term incentive plans, until they satisfy our Share Ownership Guidelines.

•	Performance-based equity — We grant performance share units with rigorous absolute and relative performance goals, which align the interest of our executives with our shareholders.

•

Capped award payouts — We set maximum award levels under our annual incentive program and performance share units, with award payouts capped at 200%. In addition, payout for the portion of performance share units based on total shareholder return (“TSR”) performance is capped at 100% if absolute TSR is negative over the performance period.

•

Clawback — The Board may exercise its discretion to require any employee who receives equity-based compensation to reimburse bonus, incentive or equity-based compensation awarded in the event of (1) a material restatement or adjustment to our financial statements or (2) detrimental conduct by the employee that has caused material financial, operational, or reputational harm to us.

•	Double trigger following a change in control — No unvested equity awards accelerate upon a change in control, unless a qualifying event results in the termination of employment.

•

Limited severance — Our severance arrangements are modest, providing a cash severance payment for our NEOs (other than our CEO) equal to one and a half times annual base salary and annual target incentive and two times in the event of termination following a change in control; our CEO’s severance arrangement provides a cash severance payment of two times annual base salary and annual target incentive.

•	Independent compensation consultant — The Talent and Compensation Committee has engaged an independent compensation consultant that has no other ties to us or to our management.

•

Shareholder engagement — We are committed to ongoing engagement with our shareholders through structured, engaged investor outreach that enables us to obtain ongoing feedback on our compensation program.

What We Don’t Do

•	No hedging — Our anti-hedging policy prohibits officers, directors and employees from engaging in hedging, short selling, or monetization transactions with our Common Shares.

•

No pledging — Our anti-pledging policy prohibits officers, directors and employees from holding our securities in a margin account where the securities are subject to margin sales or pledging our securities as loan collateral. The anti-pledging policy exempts any margin accounts in existence at the time the policy was adopted by the Company. None of our NEOs or directors hold our securities in margin accounts subject to margin sales or pledging as loan collateral.

•	No repricing of underwater options — Repricing of stock options is expressly prohibited by our Omnibus Incentive Plan.

•	No excise tax gross-ups — We will not gross-up any excise tax that may be triggered as a result of a change in control severance payment.

•	No single trigger vesting — We do not provide for “single trigger” equity award vesting or other “single trigger” payments or benefits upon a change in control.

•	No dividend or dividend equivalents on unearned incentive awards

•	No supplemental executive retirement plan — Executives are only eligible to participate in our tax-qualified Retirement Savings Plan that is provided on the same terms to all employees.

•	No automatic or guaranteed annual salary increases

2020 Shareholder Engagement

At our 2020 Annual Meeting of Shareholders, we held a non-binding advisory vote with respect to the compensation of our NEOs (commonly referred to as a “say-on-pay” vote) with approximately 90% of the total shareholders’ votes cast voted in favor of our executive compensation program. We believe these favorable results indicate strong support for continuing our current executive compensation program.

Since our 2016 Annual Meeting of Shareholders, we have had significant dialogue and engagement with our shareholders in order to solicit feedback on our compensation philosophy and underlying programs through direct engagement with shareholders and during investor meetings and conferences. Members of our Talent and Compensation Committee directly engaged with 8 shareholders in April 2020 representing approximately 24% of our outstanding shares at that time. Consistent with our favorable “say-on-pay” results, shareholders continued to provide their support during these meetings for how our executive compensation program has evolved in recent years.

The Talent and Compensation Committee is committed to ongoing engagement with our shareholders and will continue to solicit and consider the feedback received from shareholders regarding our executive compensation program.

Compensation Process

Role of the Talent and Compensation Committee

Our Board’s Talent and Compensation Committee, which is comprised entirely of independent directors, is responsible for implementing, monitoring, and evaluating our executive compensation philosophy and objectives and oversees the compensation program for senior executives. The Talent and Compensation Committee reviews and approves, or recommends to the Board for approval, all components of executive pay and reports its decisions to the Board. The Board, with the assistance of the Talent and Compensation Committee, reviews or approves matters related to executive compensation on an as-needed basis. The Committee’s responsibilities and authority are described fully in the Committee’s charter, which is available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance — Corporate Governance Documents”).

Role of Management

Our CEO makes recommendations to the Talent and Compensation Committee for base salary, annual incentive awards and equity grants for each NEO (other than the CEO, whose compensation is determined solely by the Talent and Compensation Committee, or recommended to the Board for approval). Our CEO and Chief Human Resources Officer also provide recommendations to the Committee on other elements of our compensation program for senior executives, including, for example, the design and metrics under our annual and long-term incentive programs.

Our CEO also leads a process each year to establish the collective strategic priorities of the senior executive team, and then, with each executive, agrees on individual performance goals that tie to the achievement of these strategic priorities. These strategic priorities are shared with the Talent and Compensation Committee and their input is considered before they are finalized.

Role of the Independent Compensation Consultant

In 2020, the Talent and Compensation Committee again engaged the services of Pay Governance as its independent consultant to provide advice on executive compensation matters. Pay Governance reported directly to the Talent and Compensation Committee, which instructed the consultants to give it objective advice and without influence by management, and to provide such advice for the benefit of the Board and our shareholders. Pay Governance did not provide any other services to the Company or its management. The Talent and Compensation Committee has evaluated Pay Governance’s independence by considering the requirements adopted by the NYSE and the SEC and has determined that no conflict of interest exists.

Peer Group

Each year, the Talent and Compensation Committee reviews its peer group to determine if any changes should be made in order to ensure our peers reflect the businesses in which we compete for talent, and include relevant comparators, such as industry, business focus, and revenue. As discussed in our 2020 proxy, changes to certain members of our peer group were anticipated and these mergers have now been completed, impacting three companies in our peer group – AbbVie completed the acquisition of Allergan and Bristol-Myers Squibb completed the acquisition of Celgene.

Considering these changes, Pay Governance, the Committee’s independent compensation consultant, completed an independent screening process utilizing objective criteria to review current peers and search for potential new peers to include. The primary criteria for completing this process included industry, business focus, revenue, market capitalization, enterprise value and R&D expenditure. Other considerations included ISS and Glass Lewis peer groups for Bausch Health and companies for whom we are listed as a peer. For 2020, the Talent and Compensation Committee reviewed this recommendation and updated our peer group based on these criteria to include the following companies:

Alcon

Alexion Pharmaceuticals, Inc.

Amgen Inc.

Baxter International

Biogen Inc.

CooperCompanies, Inc.

Eli Lilly and Company

Endo International plc

Jazz Pharmaceuticals plc

Mylan N.V.

Perrigo Company plc

Teva Pharmaceuticals

United Therapeutics Corporation

Zimmer Biomet

Zoetis Inc.

Allergan, Bristol Meyers Squibb, Celgene, and Mallinckrodt were removed and Alcon, Baxter International, CooperCompanies, Teva, and Zimmer Biomet were added. The Talent and Compensation Committee will again review this peer group to determine what changes should be made in 2021, including as a result of the combination of Mylan with Pfizer’s Upjohn unit that formed Viatris and Pfizer’s pending acquisition of Alexion.

Since we hire executives largely from within the pharmaceutical industry, we use data from this peer group to benchmark pay levels, as well as pay practices. In addition to proxy data for the above companies, the Talent and Compensation Committee also utilizes the Willis Towers Watson’s Pharmaceuticals and Health Sciences Survey to supplement this data both in terms of pay levels as well as pay practices.

The Talent and Compensation Committee references the median of the market data as a guide when making decisions. Market data is one element that the Talent and Compensation Committee uses to make pay decisions. Multiple factors are considered in determining total compensation opportunity, including our compensation philosophy, the executive’s role and responsibility, the executive’s past performance, internal equity, and expected contributions and experience in the role.

Components of Executive Compensation

The components of executive compensation for our NEOs, as described in more detail below, include (i) base salary; (ii) incentive pay (including annual cash incentive and long-term equity incentives); (iii) retirement and welfare benefits; and (iv) executive benefits and perquisites.

Despite the challenges created by the global pandemic, our compensation philosophy was designed with a long-term orientation and the executive compensation components described below remained in place. Overall, we also maintained our existing plan designs that were approved by the Talent and Compensation Committee prior to the pandemic. The Committee considered the impact of the pandemic on these programs and determined that broad changes were not necessary and would not be in the best interest of the Company and shareholders. As a result of these discussions, the Committee approved one interim change for 2020 only to the annual incentive program payout calculation, as described in more detail below. No changes were made to outstanding awards under our long-term incentive program or to other benefits during 2020 as a result of the pandemic.

Base Salary

We set our base salaries at competitive levels necessary to attract and retain top performing senior executives, including our NEOs. Base salaries provide an amount of fixed compensation to each senior executive for the performance of their core duties.

Base salaries are periodically reviewed as part of our performance review process, as well as upon a promotion or other change in job responsibilities. To the extent base salaries are adjusted, the amount of any such adjustment would reflect a review of competitive market data, consideration of relative levels of pay internally, individual performance of the executive, and any other circumstances that the Talent and Compensation Committee determines are relevant.

The NEOs Base Salaries are as follows:

NEO	2019 Salary	2020 Salary	% Increase
Joseph C. Papa	$1,500,000	$1,600,000	7%
Paul S. Herendeen	$1,000,000	$1,000,000	No Change
Christina M. Ackermann	$700,000	$750,000	7%
Thomas J. Appio	$775,000	$775,000	No Change
William D. Humphries	$750,000	$750,000	No Change

In February 2020, the Talent and Compensation Committee reviewed all NEO base salaries and approved these changes effective March 28, 2020. Based on a review of market data and individual performance, the Talent and Compensation Committee increased Mr. Papa’s salary to $1,600,000, which is a 7% increase and the first change made to Mr. Papa’s salary since he was hired in 2016. In 2020, Ms. Ackermann took on an expanded role as Head of Commercial Operations, in addition to her responsibilities as General Counsel.

From May 25, 2020 through October 12, 2020, Mr. Papa took a voluntary salary reduction of 10% as we carefully managed our expenses during the pandemic. Further, for 2021, the Talent and Compensation Committee determined that no changes would be made to any NEOs’ salaries.

Annual Incentive Program

Our 2020 annual incentive program (the “2020 AIP”) provides an opportunity for our senior executives, including our NEOs, to earn an annual incentive, paid in cash, based on the achievement of certain financial targets and strategic priorities. Despite the pandemic, the Talent and Compensation Committee determined that the current plan design should be continued during 2020, with financial metrics measured on a quarterly basis versus on an annual basis, due to the effects of the pandemic and the resulting uncertainty to our ability to achieve our original, full-year plan. Recognizing the significant challenges brought on by the pandemic, including doctor’s offices being closed, surgeries on hold, and consumer hesitance to return to ‘normal’ habits, the Committee determined this approach would be in the best interest of the Company and shareholders by incentivizing quarterly performance under the existing plan design.

Given the extraordinary challenges created by the global pandemic, the Committee weighed using a discretionary approach to determine a payout once the year-end performance was known, but decided against it as they thought it important to continue to drive our pay-for-performance culture which was viewed as essential to ensuring we built strong momentum heading into 2021. Additionally, they viewed the approach as an important way to motivate employees and promote retention.

While the Committee moved to a quarterly approach for 2020 to allow for the instability and unpredictability of the COVID rebound, they capped the payouts each NEO could receive based on financial performance at 90%. The Committee further capped the overall total payout each NEO could receive for 2020 at 90%, unless the original, full-year EBITDA and Revenue plan was achieved, creating a balanced approach that motivated our NEOs to continue to drive results but also recognized the impact of the pandemic on our full-year results.

For 2021, our annual incentive program design remains the same as it was prior to these updates that were made solely in response to the pandemic, and we have reverted to measuring financial metrics on an annual basis.

2020 Annual Incentive Program Opportunity

The NEOs annual incentive target, as a percentage of base salary, are as follows:

NEO	Incentive Target
Joseph C. Papa	150%
Paul S. Herendeen	120%
Christina M. Ackermann	80%
Thomas J. Appio	80%
William D. Humphries	80%

2020 Annual Incentive Program Design

For our senior executives, including our NEOs, the annual incentive program is based on performance against pre-established financial targets and strategic priorities approved by the Board. Performance against financial targets makes up 75% of the total payout, while performance against strategic priorities makes up 25% of the total payout.

In 2017, the Talent and Compensation Committee adopted Adjusted EBITDA and Revenue as the financial metrics rewarded under the Annual Incentive Program, which are two of the key financial metrics our shareholders use to assess our performance. We believe these metrics focus our NEOs on delivering both organic growth, as well as the Company’s bottom line for our shareholders. The Company’s strategic priorities are intended to focus the organization on the key initiatives that will drive shareholder value over time.

For 2020, the performance of our entire senior executive team, including all of our NEOs, was measured against the Company’s overall Adjusted EBITDA and Revenue performance for 75% of their total payout. Adjusted EBITDA makes up 60% of this financial portion of their payout, and Revenue makes up 40% of this financial portion of their payout. Consistent with prior years, Company-wide strategic priorities comprise the remaining 25% of their payout. This approach rewards our senior executive team for collectively working towards our mission of improving people’s lives with our health care products, across all segments of our business.

For 2020, the threshold, target, and stretch performance and corresponding payouts were as follows, with award payouts capped at 200% of incentive target if original, full-year EBITDA and Revenue plans were achieved. These payouts were further capped at 90% if original, full-year EBITDA and Revenue plans were not achieved.

	EBITDA/EBITA	Revenue
	Performance versus Plan		Payout If Original Full Year Plan Achieved	Payout If Original Full Year Plan Not Achieved
Below Threshold	<90%	<93%	0%	0%
Threshold	90%	95%	10%	10%
Target	100%	100%	100%	Capped at 90%
Stretch	110%	107%	200%	Capped at 90%
Above Stretch	>110%	>107%	200%	Capped at 90%

The Talent and Compensation Committee determines whether the financial metrics and strategic priorities have been achieved. In addition, it retains the ability to reduce or eliminate payouts for individual executives, including the NEOs, even if financial metrics and strategic priorities are met, as well as to increase payouts based on individual performance. In making these decisions, the Talent and Compensation Committee may consider factors such as the performance of the individual executive against their individual objectives in support of strategic priorities or additional financial metrics applicable to the business or functional area for which the NEO is responsible.

2020 Financial Objectives

In the beginning of 2020, the Board approved the Company’s budget for the full year, including Adjusted EBITDA and Revenue targets. These same financial metrics were reviewed and approved by the Talent and Compensation Committee to determine achievement under the Annual Incentive Program. The Board also reviewed the Adjusted EBITDA and Revenue targets for the third and fourth quarters of 2020, which were used by the Talent and Compensation Committee to calculate the 2020 payout on a quarterly basis as described above.

For our NEOs, the financial targets are based on attaining budget (to receive a payout at target) or stretch targets (to receive a payout above target) for Adjusted EBITDA and Adjusted Revenue, as follows:

Q1 Financial Metric(1)	Weighting	Threshold	Target	Stretch	Actual	Achieved	Payout(2)
Adjusted EBITDA	60%	$662B	$735B	$809B	$804B	109.4%	194%
Revenue(3)	40%	$1.874B	$2.015B	$2.156B	$2.001B	99.3%	90%

							152%

Q2 Financial Metric(1)	Weighting	Threshold	Target	Stretch	Actual	Achieved	Payout(2)
Adjusted EBITDA	60%	$781B	$868B	$955B	$619B	71.3%	0%
Revenue(3)	40%	$2.023B	$2.175B	$2.327B	$1.671B	76.8%	0%

							0%

Q3 Financial Metric(1)	Weighting	Threshold	Target	Stretch	Actual	Achieved	Payout(2)
Adjusted EBITDA	60%	$707B	$785B	$864B	$946B	120.6%	200%
Revenue(3)	40%	$1.808B	$1.944B	$2.080B	$2.126B	109.4%	200%

							200%

Q4 Financial Metric(1)	Weighting	Threshold	Target	Stretch	Actual	Achieved	Payout(2)
Adjusted EBITDA	60%	$745B	$828B	$911B	$900B	108.7%	187%
Revenue(3)	40%	$1.953B	$2.100B	$2.247B	$2.177B	103.7%	152%

							173%
			Payout Before Cap (Quarterly Average)				131%
			Actual Capped Payout				90%

(1)	Please see Appendix 1 for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

(2)

In determining final payout versus the 2020 financial plan, the Talent and Compensation Committee reviewed external factors outside of management’s control (e.g. foreign exchange or an earlier or later than anticipated loss of exclusivity and approved adjustments).

(3)	Revenue for these purposes is the same as GAAP revenue, except that the exchange rates are those used for the Annual Incentive Plan.

Based on the foregoing results, the Talent and Compensation Committee certified that the total payout based on the Company’s Adjusted EBITDA and Revenue was capped at 90% for all NEOs, for 75% of the total payout.

2020 Strategic Priorities

In the beginning of 2020, the Talent and Compensation Committee reviewed and approved the following strategic priorities, which make up the remaining 25% of our NEOs’ payout:

Strategic Priority	Weighting	Payout
Continue to cultivate a high-performance, results-oriented culture by recruiting, engaging, developing, rewarding and retaining talent	25%	125%
Drive operational excellence across the enterprise	25%	125%
Increase size, breadth, and value of product pipeline	25%	100%
Further develop “paths to win” across the enterprise	25%	100%

	Total	113%

Some of the specific goals for 2020 under each initiative were updated during 2020 to reflect the impact of COVID-19 on the ability to complete certain projects. However, our overall Strategic Priorities remained the same. Achievement for each initiative was reviewed by the Talent and Compensation Committee, and credit was determined based on results against each initiative, including the following:

•

We continued to cultivate a high-performance, results-oriented culture by (i) ensuring the health and safety of our employees with all sites remaining operational with no material disruption to our supply chain or significant safety impact to our employees or products; (ii) developing new tools and selling techniques for commercial teams to maintain business continuity; (iii) designing and launching a robust employee development framework that includes career development, capability building and leadership development; and (iv) continuing to progress our diversity and inclusion efforts, through our D&I Council that is led by our Company’s Executive Committee members sponsored by our Chief Human Resources Officer, General Counsel, and Chief Medical Officer/President R&D. Specifically, we have provided all employees with educational tools and resources and have introduced training aimed at helping employees become more aware of unconscious biases. We have also focused on continuing to expand our Employee Resource Groups (“ERGs”), providing opportunities for professional growth, development and informal networking.

•	We drove operational excellence across the Company by (i) reducing finished goods/raw material inventory, taking into consideration challenges faced as a result of COVID-19 and delivering on continuous improvement programs, all of which well exceeded targets set, and (ii) enhancing our operational excellence program through our right-first-time program, as we further embed our total quality culture.

•

We increased the size, breadth, and value of our product pipeline by (i) exceeding planned filings and approvals; (ii) meeting expectations on phase III, early stage, and late stage projects; and (iii) acquiring new assets.

•

We further developed “paths to win” by (i) ensuring product launches remained on schedule, despite the challenges created by COVID-19 and (ii) quickly responding to the need to change the way our sales teams were making calls, implementing virtual selling approaches and creative ways to distribute samples, service machines and respond to customer requirements.

Our strong results and achievements for these Company-wide strategic priorities resulted in a payout of 113%, for 25% of the total payout.

2020 Annual Incentive Program Payouts

Based on this performance against pre-established financial targets (90% payout, comprising 75% of the total payout) and strategic priorities (113% payout, comprising 25% of the total payout) as approved by the Board, the following total payouts, which were capped at 90%, were approved for our NEOs:

NEO	Incentive Target (%)	Incentive Target ($)	Bonus Payout	Bonus Payout as % of Target(1)
Joseph C. Papa	150%	$2,400,000	$2,160,000	90%
Paul S. Herendeen	120%	$1,200,000	$1,080,000	90%
Christina M. Ackermann	80%	$600,000	$540,000	90%
Thomas J. Appio	80%	$620,000	$558,000	90%
William D. Humphries	80%	$600,000	$540,000	90%

(1)	Bonus Payout as % of Target is shown at the nearest whole percent.

If we had not moved to a quarterly approach for 2020, our NEOs would have received an estimated payout above threshold but below 90%, with the calculation virtually solely impacted by the effects of the pandemic on our results. As described in this CD&A as well as in our Form 10-K that was filed on February 24, 2021, lower volumes driven by social restrictions and other precautionary measures taken in response to the COVID-19 pandemic were a primary driver of the reduction in our financial results for 2020. Prior to the pandemic, we had delivered results that demonstrated the consistency and durability of the Company as illustrated in our first quarter results. In 2019 we had reported our first full year of reported revenue growth since 2015. These strong results continued in Q1 2020 and, absent the pandemic, we expected would have carried through in subsequent quarters.

The Talent and Compensation Committee did not make any further adjustments to the payouts as calculated above based on performance against these pre-established financial targets and strategic priorities approved by the Board.

Long-Term Incentive Program

The Talent and Compensation Committee introduced a new Long-Term Incentive program in 2017 (the “LTIP”) for our senior executives, including our NEOs, to better align the awards with Bausch Health’s business strategy and plan to transform the Company, as well as to align with pharmaceutical industry practices pertaining to these grants. This program provides an opportunity for our senior executives to be granted a balanced portfolio of Performance Share Units (“PSUs”), Restricted Share Units (“RSUs”), and Stock Options.

Despite the pandemic and its significant impact on our stock price during 2020, the Talent and Compensation Committee did not make any changes to our LTIP program design or how payouts under outstanding PSU cycles would be calculated, and the Talent and Compensation Committee has approved continuing this balanced portfolio approach for 2021.

2020 Grants to NEOs

For 2020, all of our NEOs received 2020 LTIP awards, which were granted for our CEO 60% in PSUs, 20% in RSUs and 20% in Stock Options and for the other NEOs 40% in PSUs, 30% in RSUs, and 30% in Stock Options, with the following approximate values.

NEO	Approved Value
Joseph C. Papa	$11,250,000
Paul S. Herendeen	$4,200,000	(1)
Christina M. Ackermann	$2,300,000	(2)
Thomas J. Appio	$1,800,000
William D. Humphries	$1,250,000

(1)

Includes RSU grant with grant date fair market value of $700,000, which was awarded at the same time as 2020 LTIP awards were granted in February 2020 in recognition of Mr. Herendeen’s achievements in 2019.

(2)	Includes RSU grant with a grant date fair market value of $500,000, which was awarded in August 2020 in recognition of Ms. Ackermann’s performance during 2020.

2020 Performance Share Units

PSUs provide senior executives with the right to receive Common Shares at a future date, assuming performance against pre-determined metrics are achieved, specifically our Return on Tangible Capital (“ROTC”) and relative TSR.

The Talent and Compensation Committee determined that, starting in 2019, the senior executive team would have a portion of their PSU grant based solely on performance against relative TSR (versus absolute TSR), with any payout capped at 100% if absolute TSR is negative over the three-year period, in order to align more closely with external pay practices while maintaining a strong focus on aligning shareholder interests and our NEOs’ long-term compensation. In addition, the ROTC and TSR PSU metrics would be equally weighted 50% each for all NEOs, including the CEO, in order to further align the approach across the senior executive team.

For 2020, ROTC and TSR each comprised a portion of the total PSU award, with the number of PSUs that may be achieved capped at 200%. The value ultimately received is based on our performance against these metrics, which are two key measures of our long-term performance, as well as the growth of our Common Share price over time. 2020 PSUs vest in February 2023, subject to continued employment and achievement of minimum performance criteria.

Return On Tangible Capital Metrics

For 2020, ROTC comprised 50% of the total PSU award granted to all NEOs. ROTC is measured over three years, from 2020 through 2022. ROTC performance is measured each year; for 2020, one-third of the PSUs achieved was based on 2020 performance, one-third will be based on 2021 performance, and one-third will be based on 2022 performance.

Starting in 2019, the Talent and Compensation Committee updated the ROTC calculation by weighting the two components that comprise ROTC – Net Operating Profit After Taxes (“NOPAT”) (75%) and Net Operating Assets (25%) – with a higher weighting on the profitability component of this calculation. The following ROTC goals were set at the beginning of 2020 and apply to the grants made to our NEOs in 2020. Goals for 2021 were set at the beginning of 2021 and will be disclosed in the 2022 proxy statement. Goals for 2022 will be set at the beginning of 2022.

Financial Metric	Weighting	Threshold	Target	Stretch	Actual	Achieved	Payout
NOPAT	75%	$2,674B	$2,972B	$3,269B	$2,918B	98.2%	86.5%
Net Operating Assets	25%	$1,542B	$1,402B	$1,262B	$1,564B	89.6%	0%

							65%

The Talent and Compensation Committee has determined that, based on our combined NOPAT and Net Operating Asset results, 65% of the ROTC PSUs were achieved for 2020. Despite the pandemic, the Talent and Compensation Committee did not make any changes to how this payout would be calculated. The number of PSUs ultimately delivered in 2023 for this portion of the 2020 award is dependent on ROTC performance for 2020, 2021, and 2022.

Total Shareholder Return Metrics

For 2020, relative TSR comprised 50% of the total PSU award granted to all NEOs. The relative TSR performance period is three years, from January 1, 2020 through December 31, 2022, and is measured as compared to the NYSE ARCA PHARMACEUTICAL INDEX peers. The following targets were set at the beginning of 2020 and apply to grants made in 2020:

	Percentile	Payout
Below Threshold	<30%	0%
Threshold	30%	50%
Target	50%	100%
Stretch	80%	200%
Above Stretch	>80%	200%

TSR is calculated as the stock price appreciation for the 20 days preceding the beginning of the performance period as compared to the 20 days preceding the end of the performance period, plus dividends and distributions made or declared (assuming such dividends or distributions are reinvested in the Common Shares of the Company) during the performance period. Further, if our absolute TSR is negative over the three-year period, any payout will in no event exceed 100%.

2020 Restricted Share Units

RSUs provide senior executives with the right to receive Common Shares at a future date. The value ultimately received is based on the growth of our Common Share price over time. RSUs vest one-third per year, assuming continued employment.

2020 Stock Options

Stock options provide senior executives the opportunity to purchase our Common Shares at a price equal to the market price at the time of the grant. The value ultimately received is based on the growth of our Common Share price over time. Stock options vest one-third per year, and remain exercisable for a ten-year term, subject to continued employment.

2018 Performance Share Unit Vesting

On March 7, 2021, the PSUs granted in 2018 to Mr. Papa, Mr. Herendeen, Ms. Ackermann, and Mr. Appio vested based on their continued employment through the vesting date. Mr. Humphries did not receive a 2018

PSU award. For 2018, ROTC comprised 25% of the total PSU award and TSR comprised 75% of the total PSU award for Mr. Papa, ROTC and TSR comprised 50% each of the total PSU award for Mr. Herendeen, and ROTC comprised 75% of the total PSU award and TSR comprised 25% of the total PSU award for Ms. Ackermann and Mr. Appio, with the number of PSUs that could be achieved capped at 200%.

ROTC was measured over three years, from 2018 through 2020. 2018 ROTC was achieved at 200% and 2019 ROTC was achieved at 117%, and as disclosed above, 2020 ROTC was achieved at 65%. The average of these three years resulted in a final ROTC payout of 127% for the 2018 ROTC PSUs.

TSR was measured on both an absolute and relative basis on the measurement date (March 5, 2021) using the average closing price for the 20 trading days preceding. The following absolute stock price targets were set at the beginning of 2018 based on our Common Share price at that time ($17.60) and applied to these grants.

Stock Price in 2021	PSUs Achieved
Less than $21.86	0%
$21.86	50%
$26.76	100%
$43.30	200%
Greater than $43.30	200%

Based on the average closing price of our Common Shares for the 20-trading day measurement period of $30.85, this resulted in a final payout of 124%. Since our TSR over the measurement period was above the 50th percentile ranking of the TSR for NYSE ARCA PHARMACEUTICAL INDEX, the 100% cap was not applied.

These 2018 PSUs were delivered in March 2021, as shown in the Outstanding Equity Awards at Fiscal Year End Table beginning on page 71.

Matching Share Program

Starting in August 2018, NEOs became eligible to participate in the Bausch Health Companies Matching Share Program. Under this program, shares purchased on the open market by recipients are matched with one Matching Restricted Stock Unit (“MRSU”) issued under the 2014 Plan. Generally, MRSUs granted for a period of three years may not exceed the value of 50% of the sum of the NEO’s annual base salary and target annual cash bonus, less any shares sold within the past six months (excluding any shares sold to cover a tax obligation resulting from a vesting event).

Subject to the provisions of the 2014 Plan and applicable award agreements, MRSUs vest pro-rata over a three-year period, provided that the recipient is employed through the applicable vesting dates. Vesting ceases upon termination of employment (except in limited circumstances), and any MRSUs that do not become vested prior to the recipient’s termination of employment or that do not become vested according to the provisions of the terms of the award are forfeited.

In 2020, Ms. Ackermann purchased shares under this program, and received an MRSU grant, as shown in the Grants of Plan-Based Awards Table beginning on page 69.

Bausch + Lomb Separation Bonus Opportunity

The Talent and Compensation Committee approved Mr. Herendeen, Ms. Ackermann, and Mr. Appio’s eligibility for a performance-based separation bonus, which requires the achievement of pre-determined milestones related to the separation transaction. Payment will be made in cash, with 50% conditioned upon the successful operational separation of the two companies and the remaining 50% conditioned upon the successful close of the separation transaction. Payment is subject to continued employment, except in limited circumstances. Additional details are shown below in the Grant of Plan Based Awards table on page 69.

Retirement and Welfare Benefits

The retirement and welfare benefit programs are a necessary element of the total compensation package to ensure a competitive position in attracting and maintaining a committed workforce. Participation in these programs is not tied to performance.

Our specific contribution levels to these programs are adjusted annually to maintain a competitive position while considering costs.

•

Retirement Savings Plan — All employees in the United States, including our NEOs, are eligible to participate in a tax-qualified retirement savings plan under Section 401(k) of the Code. Eligible employees are able to contribute to the Retirement Savings Plan, on a before-tax basis, up to 75% of their eligible compensation, subject to the limit prescribed by the Code. In 2020, we matched 100% of the first 3% of pay and 50% on the next 3% of pay that is contributed to the Retirement Savings Plan. All employee contributions to the Retirement Savings Plan are fully vested upon contribution; matching contributions vest ratably over three years.

•

Welfare Plans — Our executives are also eligible to participate in our broad-based welfare benefits plans (including medical, dental, vision, life insurance and disability plans) upon the same terms and conditions as other employees.

Executive Benefits and Perquisites

We provide our NEOs with limited perquisites and other personal benefits that the Talent and Compensation Committee believes are reasonable and consistent with our overall compensation program to better attract and retain superior employees for key positions. The Talent and Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs. The Talent and Compensation Committee intends to maintain only those perquisites and other benefits that it determines to be necessary components of total compensation and that are not inconsistent with shareholder interests.

The Talent and Compensation Committee permits the Chairman and CEO to use our aircraft for his business travel and, on a limited basis, for personal travel. Certain travel for immediate family members is also permitted, as reported on page 68 in footnote 4 to the Summary Compensation Table. We do not gross up the income tax incurred by Mr. Papa resulting from his personal use of our aircraft. The Talent and Compensation Committee believes that making our aircraft available to our Chairman and CEO allows him to serve shareholder interests by efficiently and securely conducting business during and when traveling.

The Talent and Compensation Committee introduced an executive physical program for our NEOs. The Talent and Compensation Committee believes that this program aligns with its philosophy regarding perquisites by providing our NEOs with a convenient program to annually monitor their health, while allowing them to maintain their focus on day-to-day business operations and our ongoing transformation.

Attributed costs of the personal benefits described above for our NEOs for the fiscal year ended December 31, 2020 are included in the column entitled “All Other Compensation” of the Summary Compensation Table on page 67.

The Talent and Compensation Committee approved an update effective January 1, 2021 to the cash severance payment for which our NEOs are eligible, excluding our Chairman and CEO whose employment agreement remains unchanged, to ensure the severance program remained competitive with the external market. In connection with a qualifying termination of employment, the cash severance payment for which they are eligible will be equal to one and a half times the sum of annual base salary and annual target incentive. All other terms and conditions under each Executive Officer’s employment agreement remain unchanged. This provision was approved effective through December 31, 2023, at which time the Committee will review the appropriateness of continuing to provide this benefit.

Mr. Papa’s Employment Agreement

In April 2016, we entered into an employment agreement with Mr. Papa. The initial term of Mr. Papa’s agreement commenced on May 2, 2016 and continues until the fifth anniversary of the commencement date. Beginning at the expiration of the initial term, the term will automatically renew for successive one-year periods unless either party gives notice of non-renewal.

Cash Compensation

Pursuant to his agreement, Mr. Papa receives a base salary and a target annual incentive opportunity equal to 150% of his base salary, with a maximum annual incentive opportunity equal to 200% of his annual target incentive.

Equity Compensation

In connection with entering into his employment agreement, Mr. Papa received (i) 373,367 RSUs and (ii) an option to acquire Common Shares with a grant-date fair value equal to $10,000,000 at an exercise price equal to the fair market value of our Common Shares on the date of grant. Additionally, pursuant to his employment agreement, Mr. Papa was required to purchase $5,000,000 worth of Common Shares by no later than the first anniversary of his commencement date. Mr. Papa satisfied this obligation.

RSUs. As provided for under the RSU award agreement, 50% (186,684) of these RSUs vested on May 2, 2018, the second anniversary of his commencement date, based on pre-determined individual goals relating to (i) succession planning; (ii) government relations; (iii) employee relations; (iv) customer relations; and (v) shareholder relations being achieved. The remaining 50% vested on the fourth anniversary of his commencement date.

Options. The options vest 25% on each of the first four anniversaries following the commencement date, subject to Mr. Papa’s continued employment with the Company through the applicable vesting date.

Future equity grants for Mr. Papa are at the sole discretion of the Board or the Talent and Compensation Committee.

Termination of Employment

The consequences of Mr. Papa’s termination of employment, whether or not in connection with a “change in control,” are described in “Potential Payments Upon Termination or Change in Control,” beginning on page 75.

Holding Requirements

Pursuant to his employment agreement, Mr. Papa is restricted from selling, assigning, transferring or otherwise disposing of Common Shares acquired pursuant to equity awards granted to him in accordance with the employment agreement (net of any shares sold or withheld by us in payment of the exercise price or tax withholding obligations) until the fourth anniversary of his commencement date (or, if later, in the case of all of Mr. Papa’s options, the first anniversary of the exercise date or vesting date and, in the case of 50% of Mr. Papa’s options, the second anniversary of the exercise date or vesting date). In addition, Mr. Papa is restricted from selling, assigning, transferring or otherwise disposing of Common Shares he purchases pursuant to the employment agreement until the fourth anniversary of the purchase date. Notwithstanding the foregoing, all sales restrictions will lapse upon a “change of control” (excluding any change of control following which Mr. Papa serves as the chief executive officer of the ultimate parent company), Mr. Papa’s death, disability and involuntary termination of employment without “cause” or for “good reason,” or, in the case of the purchased shares, Mr. Papa’s voluntary termination of employment.

Restrictive Covenants

Mr. Papa is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for two years following termination of employment for any reason.

Mr. Herendeen’s Employment Agreement

In August 2016, we entered into an employment agreement with Mr. Herendeen. The initial three-year term of Mr. Herendeen’s agreement commenced on August 22, 2016 and automatically renewed on August 22, 2019. The term will automatically renew for successive one-year periods unless either party gives notice of non-renewal.

Pursuant to his agreement, Mr. Herendeen receives a base salary and a target annual incentive opportunity equal to 120% of his base salary, with a maximum annual incentive opportunity equal to 200% of his annual target incentive. Ongoing equity grants are at the sole discretion of the Talent and Compensation Committee.

The consequences of Mr. Herendeen’s termination of employment, whether or not in connection with a “change in control,” are described in “Potential Payments Upon Termination or Change in Control,” beginning on page 75.

Mr. Herendeen is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for one year following termination of employment for any reason.

Effective June 1, 2021, Mr. Herendeen will step down from his role as Chief Financial Officer, and will be appointed to the newly created role of Advisor to the Chairman and CEO. Mr. Herendeen’s employment agreement will be updated in connection with his change in position, and he will receive an annual base salary of $500,000.

Ms. Ackermann’s Employment Agreement

In July 2016, we entered into an employment agreement with Ms. Ackermann. Ms. Ackermann’s agreement commenced on August 8, 2016.

Pursuant to her agreement, Ms. Ackermann receives a base salary and a target annual incentive opportunity equal to 80% of her base salary, with a maximum annual incentive opportunity equal to 200% of her annual target incentive. Ongoing equity grants are at the sole discretion of the Talent and Compensation Committee.

The consequences of Ms. Ackermann’s termination of employment, whether or not in connection with a “change in control,” are described in “Potential Payments Upon Termination or Change in Control,” beginning on page 75.

Ms. Ackermann is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during her employment and for one year following termination of employment for any reason.

Mr. Appio’s Employment Agreement

In March 2017, we entered into an employment agreement with Mr. Appio. The initial three-year term of Mr. Appio’s agreement commenced on August 17, 2016 and automatically renewed on August 17, 2019. The term will continue to automatically renew for successive one-year periods unless either party gives notice of non-renewal.

Pursuant to his agreement, Mr. Appio receives a base salary and a target annual incentive opportunity equal to 80% of his base salary, with a maximum annual incentive opportunity equal to 200% of his annual target incentive. Ongoing equity grants are at the sole discretion of the Talent and Compensation Committee.

Mr. Appio is on an expatriate assignment from New Jersey to China. As a result, Mr. Appio receives (i) Company-paid housing in China; (ii) tax equalization, with Mr. Appio responsible for actual taxes due in the

United States and the Company responsible for any taxes due in non-U.S. jurisdictions in which Mr. Appio earns taxable income; and (iii) tax preparation services. These benefits are reported in the “All Other Compensation” column of the Summary Compensation Table on page 67, including reimbursement related to the taxes on imputed income for these expatriate assignment benefits, as described on page 68 in footnote 4 to such table.

The consequences of Mr. Appio’s termination of employment, whether or not in connection with a “change in control,” are described in “Potential Payments Upon Termination or Change in Control,” beginning on page 75.

Mr. Appio is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for one year following termination of employment for any reason.

Mr. Humphries’ Employment Agreement

On November 16, 2020, we announced the upcoming departure of Mr. Humphries. Mr. Humphries remained employed by the Company through December 31, 2020 in order to ensure a smooth transition of his responsibilities.

The consequences of Mr. Humphries’ termination of employment are described in “Potential Payments Upon Termination or Change in Control,” starting on page 75.

Mr. Humphries is subject to customary restrictive covenants, including non-competition and non-solicitation covenants for one year following termination of employment for any reason.

Other Compensation Governance Practices

Share Ownership Guidelines

The Talent and Compensation Committee believes that purchasing and holding Common Shares with one’s own money should create an incentive to manage the Company prudently. When our CEO was hired in 2016, he was required to purchase at least $5,000,000 worth of Common Shares by no later than the first anniversary of his commencement date, which he did.

The Talent and Compensation Committee has also established minimum share ownership requirements for our NEOs. Our CEO is required to hold 6 times base salary, and our other NEOs are required to hold 3 times base salary. Common Shares and unvested RSUs are included in the calculation of share ownership. NEOs have five years to achieve these guidelines and must retain 50% of their net shares vesting until this requirement is met. The Committee did not make any changes to these guidelines or the timeline to achieve in light of the pandemic. Mr. Papa, Mr. Herendeen, Ms. Ackermann and Mr. Appio (and Mr. Humphries, prior to his departure) have satisfied this requirement.

Anti-Pledging, Anti-Hedging and Clawback Policies

In 2014, we adopted Anti-Hedging, Anti-Pledging, and recoupment (“Clawback”) Policies. The Anti-Hedging Policy generally prohibits officers, directors and employees from engaging in new hedging or monetization transactions with Company stock. This prohibition prevents officers, directors and employees from owning securities without the full risks and rewards of ownership and preserves the common interests and objectives of the Company and its officers, directors and employees. The Anti-Pledging Policy generally prohibits officers, directors and employees from holding our securities in a margin account where the securities are subject to margin sales or pledging our securities as loan collateral.

In February 2017, the Company strengthened its Clawback Policy to provide that the Board may exercise its discretion to require any employee who receives equity-based compensation to reimburse bonus, incentive or equity-based compensation awarded to such employees beginning in 2017 in the event of:

•	A material restatement or adjustment to our financial statements as a result of such employee’s knowing or intentional fraudulent or illegal misconduct; or

•

Such employee’s detrimental conduct that has caused material financial, operational or reputational harm to us, including (i) acts of fraud or dishonesty during the course of employment; (ii) improper conduct that causes material harm to us or our affiliates; (iii) improper disclosure of confidential material that causes material harm to us or our affiliates; (iv) the commission of a felony or crime of comparable magnitude that subjects us to material reputational harm; (v) commission of an act or omission that causes a violation of federal or other applicable securities law; or (vi) gross negligence in exercising supervisory authority.

Following a material restatement or adjustment of our financial statements, the compensation subject to clawback is the amount in excess of what would have been awarded based on the corrected performance measures, calculated on a pre-tax basis. If the financial reporting measure applicable to the incentive or equity-based compensation is a stock price or TSR measure, the Board has broad authority to estimate the effect of the financial restatement on our share price in calculating recoverable compensation. In the case of detrimental conduct, the Board has the ability to recover all incentive compensation.

We may not indemnify any covered employee, directly or indirectly, for any losses incurred in connection with the recovery of any compensation under the policy, including through the payment of insurance premiums, gross-up payments or supplemental payments. The policy will continue to apply to covered employees even after they cease to be employed by us.

Compensation Risk Determination

The Talent and Compensation Committee assesses the potential risks relating to our compensation policies and practices for our employees, including those related to our executive compensation programs. Periodically, the Talent and Compensation Committee reviews and discusses with management the relationship between the Company’s compensation policies and practices and its risk management, including the extent to which those policies and practices create risks for the Company, to ensure that such policies and practices support not only economic performance, but also compliance with our risk management objectives, and to ensure that they do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Implications

Tax Considerations of Our Executive Compensation

Section 162(m) of the Code generally limits the tax deductibility of annual compensation paid by public companies for certain executive officers to $1 million.

The Talent and Compensation Committee may continue to approve compensation that will not be fully-deductible in order to ensure competitive levels of total compensation for its executive officers.

Accounting for Our Stock-Based Compensation

We account for stock-based payments, including grants under each of our equity compensation plans in accordance with the requirements of FASB ASC Topic 718.

COMPENSATION COMMITTEE REPORT

The Report of the Talent and Compensation Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Talent and Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Talent and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Talent and Compensation Committee
Dr. Argeris (Jerry) N. Karabelas, Chairperson
Richard U. De Schutter
D. Robert Hale
Amy B. Wechsler, M.D.

2020 SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation awarded to or paid to the NEOs for services rendered to the Company in all capacities during the years ended December 31, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Joseph C. Papa(5)	2020	1,526,539	—	8,127,907	2,251,352	2,160,000	53,563	14,119,361
Chief Executive Officer	2019	1,500,000	—	10,286,634	1,999,998	3,240,000	115,014	17,141,646
	2018	1,500,000	—	7,344,927	1,999,715	3,802,500	93,908	14,741,050

Paul S. Herendeen	2020	1,000,000	—	2,815,424	1,050,667	1,080,000	20,012	5,966,103
Executive Vice President	2019	1,000,000	—	3,175,712	1,050,049	1,728,000	23,600	6,977,361
and Chief Financial Officer	2018	1,000,000	—	2,310,572	1,049,860	2,028,000	12,375	6,400,807

Christina M. Ackermann	2020	743,654	—	1,692,387	540,362	540,000	24,625	3,541,028
Executive Vice President,	2019	690,308	—	1,343,982	525,050	806,400	14,192	3,379,932
General Counsel and Head of Commercial Operations	2018	647,539	—	723,176	359,964	892,320	763,908	3,386,907

Thomas J. Appio	2020	775,000	—	1,131,025	540,362	558,000	824,000	3,828,387
President & Co-Head	2019	768,942	—	1,343,982	525,050	892,800	427,227	3,958,001
Bausch + Lomb/International	2018	730,385	—	1,365,256	389,954	918,000	983,007	4,386,602

William D. Humphries(6)	2020	750,000	—	785,420	375,263	540,000	1,364,750	3,815,433
Former President,	2019	750,000	—	1,613,943	375,048	864,000	12,600	3,615,591
Ortho Dermatologics	2018	750,000	—	—	—	612,000	12,375	1,374,375

(1)

This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all stock awards granted in 2020, which includes PSUs and RSUs. The grant date fair value shown here differs from the approved value shown in the CD&A because of the accounting methodology required in this table. The grant date fair value of PSU awards was calculated based on the probable outcome of the performance conditions related to these awards in accordance with FASB ASC Topic 718 (excluding the effects of estimated forfeitures). For the 2020 amounts, the amount in the table includes the following values: (i) PSUs ($6,147,289) and RSUs ($1,980,618) for Mr. Papa; (ii) PSUs ($1,274,971) and RSUs ($1,540,453) for Mr. Herendeen; (iii) PSUs ($655,691) and RSUs ($1,036,696) for Ms. Ackermann; (iv) PSUs ($655,691) and RSUs ($475,334) for Mr. Appio; and (v) PSUs ($455,333) and RSUs ($330,087) for Mr. Humphries.

The number of PSUs that are ultimately distributed will be determined based on (i) TSR, and (ii) ROTC, which will be measured over three years, from 2020 through 2022. Of the total PSU award, TSR comprised 50% and ROTC comprised 50% for all NEOs. The grant date fair value assuming a 200% payout, which is the maximum outcome of the performance conditions, would be $12,294,578 for Mr. Papa, $2,549,942 for Mr. Herendeen, $1,311,382 for Ms. Ackermann, $1,311,382 for Mr. Appio and $910,666 for Mr. Humphries.

(2)	For the 2020 amounts, this column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, using Black-Scholes, excluding the effect of estimated forfeitures.

(3)	This column represents the NEO’s 2020 AIP payouts as further described beginning on page 53 under “Components of Executive Compensation — Annual Incentive Program”.

(4)	For 2020, amounts in this column for each NEO consist of the following:

	Papa		Herendeen	Ackermann	Appio		Humphries(E)
401(k) Match	$12,825		$12,825	$12,825	$12,825		$12,825
Use of Company Aircraft	$35,238	(A)	—	—	—		—
Use of Company Car(B)	—		$2,187	$800	—		—
Executive Physical(C)	$5,500		$5,000	$11,000	—		$1,925
Tax Reimbursement	—		—	—	$46,913	(D)	—
Expat Program Benefits	—		—	—	$764,262		—

(A)

Amount includes the value of Mr. Papa’s personal use of the Company’s aircraft (with the Company’s incremental cost calculated based on all variable costs for the year, including the mileage charge for the flight, the fuel and allocable maintenance charge for the flight, as well as the ground transportation charge, in accordance with the Company’s policy on aircraft use). Beginning with 2020, the Company modified its methodology for calculating this incremental cost by limiting the maintenance charge to the portion allocable to the flight. There was no income tax gross-up related to the personal use of the Company aircraft and Mr. Papa is solely responsible for the income tax incurred. We did not include the incremental cost of any portion of our monthly aircraft management fee, which we would have paid regardless of the personal use, or depreciation on the plane, which does not vary based on use.

(B)	This amount is the value of Mr. Herendeen and Ms. Ackermann’s personal use of a Company vehicle.

(C)	This amount represents the value of the executive physical benefit provided to Company executives.

(D)

Mr. Appio is on an expatriate assignment from New Jersey to China. This amount represents the reimbursement related to the taxes on the imputed income from Mr. Appio’s Expat Program Benefits as provided for pursuant to the Company’s standard policy.

(E)	Upon his departure from the Company, Mr. Humphries received a lump sum cash severance payment of $1,350,000, which was equal to the sum of his annual base salary and annual target incentive.

(5)	Mr. Papa is Chairman of the Board. He does not receive any additional compensation of any kind for his services as a Board member.

(6)	Mr. Humphries ceased being an employee on December 31, 2020.

Grants of Plan-Based Awards

The following table provides information on the grants of plan-based awards to the NEOs during the year ended December 31, 2020.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards(5) ($/Sh)	Grant Date Fair Value(6) ($)
Name	Grant Date	Committee Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph C. Papa
2020 AIP	2/11/2020	2/11/2020	0	2,400,000	4,800,000
2020 TSR PSU	2/26/2020	2/11/2020				60,780	121,560	243,120				3,176,363
2020 ROTC PSU	2/26/2020	2/11/2020				30,390	121,560	243,120				2,970,926
2020 RSU	2/26/2020	2/11/2020							81,040			1,980,618
2020 Options	2/26/2020	2/11/2020								341,114	24.77	2,251,352

Paul S. Herendeen
2020 AIP	2/11/2020	2/11/2020	0	1,200,000	2,400,000
2020 TSR PSU	2/26/2020	2/11/2020				12,606	25,212	50,424				658,790
2020 ROTC PSU	2/26/2020	2/11/2020				6,303	25,212	50,424				616,181
2020 RSU	2/26/2020	2/11/2020							63,030			1,540,453
2020 Options	2/26/2020	2/11/2020								159,192	24.77	1,050,667
2020 Separation Bonus	10/30/2020	10/30/2020	0	1,000,000	1,000,000

Christina M. Ackermann
2020 AIP	2/11/2020	2/11/2020	0	600,000	1,200,000
2020 TSR PSU	2/26/2020	2/11/2020				6,483	12,966	25,932				338,802
2020 ROTC PSU	2/26/2020	2/11/2020				3,242	12,966	25,932				316,889
2020 RSU	2/26/2020	2/11/2020							19,449			475,334
2020 Options	2/26/2020	2/11/2020								81,873	24.77	540,362
2020 MRSU	3/10/2020	7/29/2019							4,390			84,990
2020 RSU	8/28/2020	8/28/2020							28,171			476,372
2020 Separation Bonus	10/30/2020	10/30/2020	0	500,000	500,000

Thomas J. Appio
2020 AIP	2/11/2020	2/11/2020	0	620,000	1,240,000
2020 TSR PSU	2/26/2020	2/11/2020				6,483	12,966	25,932				338,802
2020 ROTC PSU	2/26/2020	2/11/2020				3,242	12,966	25,932				316,889
2020 RSU	2/26/2020	2/11/2020							19,449			475,334
2020 Options	2/26/2020	2/11/2020								81,873	24.77	540,362
2020 Separation Bonus	10/30/2020	10/30/2020	0	500,000	500,000

William D. Humphries
2020 AIP	2/11/2020	2/11/2020	0	600,000	1,200,000
2020 TSR PSU	2/26/2020	2/11/2020				4,502	9,004	18,008				235,275
2020 ROTC PSU	2/26/2020	2/11/2020				2,251	9,004	18,008				220,058
2020 RSU	2/26/2020	2/11/2020							13,506			330,087
2020 Options	2/26/2020	2/11/2020								56,858	24.77	375,263

(1)

2020 AIP represents the threshold, target, and maximum awards set under the program. The actual amount paid for 2020 is included in the Summary Compensation Table on page 67 under the column titled “Non-Equity Incentive Plan Compensation.” 2020 Separation Bonus represents a performance-based award, which requires the achievement of pre-determined milestones related to the separation transaction for any payment to be made, as described under “Long-Term Incentive Program — Bausch + Lomb Separation Bonus Opportunity” on page 60; no payment was made in 2020.

(2)

Amounts shown are the threshold, target and maximum number of units that can be distributed under the 2020 PSUs awarded, based on the extent to which the financial metrics (ROTC and TSR) are achieved under these awards, as further described in the section titled “Components of Executive Compensation — Long-Term Incentive Program — 2020 Performance Share Units” on page 58. Earned PSUs, if any, can range from 0% to 200% of target.

(3)	This column shows the number of RSUs granted in 2020. The 2020 RSUs vest in three equal installments on the first, second and third anniversaries of the grant date.

(4)

This column shows the number of non-qualified Stock Options granted in 2020. The aggregate number of Stock Options granted in 2020 expressed as a percentage of the total issued and outstanding shares of the Company as of December 31, 2020 (otherwise known as the “burn rate”) was .64%.

(5)

The non-qualified Stock Options vest one-third per year on the first, second and third anniversaries of the grant date and have a ten-year term. The exercise price is the closing price of the Company’s Common Shares on the date prior to the grant date.

(6)

This column shows the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. The grant date fair value of the TSR PSU awards was calculated based on the probable outcome of the performance conditions related to these awards in accordance with FASB ASC 718. The grant date fair value of the Stock Options was determined using Black-Scholes.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of Stock Options and stock awards by the NEOs as of December 31, 2020. This table includes unexercised and unvested option awards and unvested RSUs and PSUs. Each equity grant is shown separately for each NEO. The market value of the stock awards is based on the closing market price of our Common Shares on December 31, 2020, which was $20.80.

			Option Awards				Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph C. Papa	6/9/2016	682,652	0		23.92	5/2/2026
	3/7/2018	225,372	112,686	(1)	15.32	3/7/2028
	3/7/2018						108,254	(2)	$2,251,683
	3/7/2018									317,089	(3)	$6,595,451
	3/7/2018						37,884	(4)	$787,987
	9/14/2018						10,000	(4)	$208,000
	2/27/2019	78,727	157,456	(1)	23.16	2/27/2029
	2/27/2019						73,875	(5)	$1,536,600	40,591	(6)	$844,293
	2/27/2019									60,887	(7)	$1,266,450
	2/27/2019						54,122	(4)	$1,125,738
	2/28/2019						20,000	(4)	$416,000
	9/13/2019						14,166	(4)	$294,653
	2/26/2020	0	341,114	(1)	24.77	2/26/2030
	2/26/2020						26,338	(8)	$547,830	81,040	(9)	$1,685,632
	2/26/2020									60,780	(7)	$1,264,224
	2/26/2020						81,040	(4)	$1,685,632

Paul S. Herendeen	8/22/2016	1,000,000	0		28.74	8/22/2026
	3/7/2018	118,322	59,161	(1)	15.32	3/7/2028
	3/7/2018						50,518	(2)	$1,050,774
	3/7/2018									49,324	(3)	$1,025,939
	3/7/2018						19,889	(4)	$413,691
	9/14/2018						3,334	(4)	$69,347
	2/27/2019	41,334	82,668	(1)	23.16	2/27/2029
	2/27/2019						17,237	(5)	$358,530	9,471	(6)	$196,997
	2/27/2019									14,207	(7)	$295,506
	2/27/2019						41,944	(4)	$872,435
	2/26/2020	0	159,192	(1)	24.77	2/26/2030
	2/26/2020						5,463	(8)	$113,630	16,808	(9)	$349,606
	2/26/2020									12,606	(7)	$262,205
	2/26/2020						63,030	(4)	$1,311,024

Christina M. Ackermann	8/10/2016	39,469	0		27.32	8/10/2026
	3/1/2017	60,345	0		14.38	3/1/2027
	3/7/2018	40,568	20,285	(1)	15.32	3/7/2028
	3/7/2018						25,980	(2)	$540,384
	3/7/2018									8,455	(3)	$175,864
	3/7/2018						6,819	(4)	$141,835
	2/27/2019	20,668	41,336	(1)	23.16	2/27/2029
	2/27/2019						8,618	(5)	$179,254	4,735	(6)	$98,488
	2/27/2019									7,103	(7)	$147,742
	2/27/2019						14,207	(4)	$295,506

			Option Awards				Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	2/26/2020	0	81,873	(1)	24.77	2/26/2030
	2/26/2020						2,809	(8)	$58,427	8,644	(9)	$179,795
	2/26/2020									6,483	(7)	$134,846
	2/26/2020						19,449	(4)	$404,539
	3/10/2020						4,390	(4)	$91,312
	8/28/2020						28,171	(4)	$585,957

Thomas J. Appio	8/9/2013	22,350	0		101.68	8/9/2023
	3/1/2017	30,174	0		14.38	3/1/2027
	3/7/2018	43,948	21,975	(1)	15.32	3/7/2028
	3/7/2018						28,144	(2)	$585,395
	3/7/2018									9,161	(3)	$190,549
	3/7/2018						7,388	(4)	$153,670
	12/14/2018						8,480	(4)	$176,384
	2/27/2019	20,668	41,336	(1)	23.16	2/27/2029
	2/27/2019						8,618	(5)	$179,254	4,735	(6)	$98,488
	2/27/2019									7,103	(7)	$147,742
	2/27/2019						14,207	(4)	$295,506
	2/26/2020	0	81,873	(1)	24.77	2/26/2030
	2/26/2020						2,809	(8)	$58,427	8,644	(9)	$179,795
	2/26/2020									6,483	(7)	$134,846
	2/26/2020						19,449	(4)	$404,539

William D. Humphries	2/27/2019	14,763	29,527	(1)	23.16	2/27/2029
	2/27/2019						6,155	(5)	$128,024	3,382	(6)	$70,346
	2/27/2019									5,074	(7)	$105,539
	2/27/2019						10,148	(4)	$211,078
	8/16/2019						20,469	(4)	$425,755
	2/26/2020	0	56,858	(1)	24.77	2/26/2030
	2/26/2020						1,951	(8)	$40,581	6,003	(9)	$124,862
	2/26/2020									4,502	(7)	$93,642
	2/26/2020						13,506	(4)	$280,925

(1)	Options vest one-third per year on the first, second and third anniversary of the grant date.

(2)

The amount reported is the number of shares earned based on the average of the results of the 2018, 2019 and 2020 annual ROTC performance which was 127% of target. The shares were distributed to the NEOs on March 10, 2021.

(3)

The amount reported is the number of shares earned based on the closing price of the Company’s Common Shares on the vesting date plus the aggregate value of any dividends paid on the Common Shares over the three-year TSR performance period (the “Share Price”). If the Share Price equaled or exceeded $21.86, 50% of target shares delivered; if the Share Price equaled or exceeded $26.76, 100% of target shares delivered; and if the Share Price equaled or exceeded $43.30, 200% of target shares delivered. However, if the Company’s TSR between grant date and vesting date is below the 50th percentile of the TSR for the Company’s peer group, no more than 100% of target shares may be received in respect of the Company’s Share Price. The Share Price using a 20-day trail as of the measurement date, March 5, 2021, was $30.85, and the number of shares delivered was 124% of target. The shares were distributed to them on March 10, 2021.

(4)	RSUs and MRSUs vest one-third per year on the first, second, and third anniversary of the grant date.

(5)

The amount reported reflects the first and second tranches of the award and is shown at achievement of 91% of target. The actual amount earned will be determined in 2022. The award vests based on ROTC, measured over three one-year periods, from 2019 through 2021. The remaining tranche will vest based on metrics set in 2021 and described in Footnote 6 below.

(6)

The amount reported is the target number of shares for the third tranche of an award with three one-year periods. See Footnote 5 above. The award vests based on ROTC, measured over year three (2021) of the three one-year periods. One-third of such PSUs delivered will be based on ROTC for 2019 and one-third of such PSUs delivered will be based on ROTC for 2020, which were achieved at 117% and 65%, respectively, as described on page 60 and reflected in footnote 5 above. One-third will be based on ROTC for 2021, as set forth in performance metrics established in 2021. The value shown above reflects target achievement for the 2021 measurement period. The total number of PSUs delivered will be based on the average achievement with respect to each of the three one-year periods.

(7)

The amount reported is the threshold number of shares; the actual amount earned will be determined in 2022 for the 2019 award and 2023 for the 2020 award. The award vests as follows: If at the end of the TSR performance period, the Company’s TSR equals or exceeds the 30th percentile of the Share Unit Peer Group’s TSR, then 50% of the target shares will be delivered; equals or exceeds the 50th percentile of the Share Unit Peer Group’s TSR, then 100% of the target shares will be delivered; equals or exceeds the 80th percentile of the Share Unit Peer Group’s TSR, then 200% of the target shares will be delivered. However, if the Company’s TSR for the TSR performance period is negative, no more than 100% of the target shares will be delivered.

(8)

The amount reported reflects the first tranche of the award for the first year of the three-year measurement periods and is shown at achievement of 65% of target. The actual amount earned will be determined in 2023. The award vests based on ROTC, measured over the three one-year periods, from 2020 through 2022. The remaining tranches will vest based on metrics set in 2021 and 2022, respectively, and are described in Footnote 9 below.

(9)

The amount reported is the target number of shares for the second and third tranches of an award with three one-year periods. See Footnote 8 above. The award vests based on ROTC, measured over years two and three (2021 and 2022) of the three one-year periods, from 2020 through 2022. One-third of such PSUs delivered will be based on ROTC for 2020, which were achieved at 65% as described on page 60 and reflected in footnote 8 above, one-third will be based on the performance metrics established in 2021, and one-third will be based on the performance metrics established in 2022. The value shown above reflects target achievement for the 2021 and 2022 measurement periods. The total number of PSUs delivered will be based on the average achievement with respect to each of the three one-year periods.

Option Exercises and Stock Vested

The following table provides information regarding option exercises by the NEOs during 2020 and Common Shares acquired on the vesting of RSUs held by the NEOs during 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Joseph C. Papa	—	—	278,709	5,152,238
Paul S. Herendeen	—	—	44,193	982,433
Christina M. Ackermann	—	—	72,245	1,883,998
Thomas J. Appio	—	—	52,131	1,286,926
William D. Humphries	150,859	819,565	201,527	5,288,052

(1)	The amounts reflected in this column represent the market value of the underlying Common Shares as of the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth the expected benefits to be received by each NEO in each of the following termination scenarios. This table assumes a termination date of December 31, 2020 and a stock price of $20.80, which was the closing price of our Common Shares on December 31, 2020, the last business day of the year. The receipt of benefits is generally subject to executing and not revoking a release of claims. Other relevant assumptions and explanations are set forth in the footnotes following the table.

	Termination without Cause or for Good Reason ($)	Termination within 12 months of Change in Control ($)	Termination due to Death or Disability ($)	Termination due to Retirement ($)
Joseph C. Papa
Cash(1)	10,160,000	10,160,000	2,160,000	—
RSUs(5)	2,096,012	4,518,010	4,518,010	1,913,725
PSUs(6)	10,434,423	12,154,709	10,434,423	10,434,423
Stock Options(7)	—	617,519	617,519	617,519
Other Benefits(1)	26,684	26,684	—	—
Total Estimated Incremental Value	22,717,119	27,476,922	17,729,952	12,965,667

Paul S. Herendeen
Cash(2)	3,280,000	5,600,000	1,080,000	—
RSUs(5)	1,095,598	2,666,498	2,666,498	1,286,126
PSUs(6)	2,447,084	2,792,358	2,447,084	2,447,084
Stock Options(7)	—	324,202	324,202	324,202
Other Benefits	—	—	—	—
Total Estimated Incremental Value	6,822,682	11,383,058	6,517,784	4,057,412

Christina M. Ackermann
Cash(3)	1,890,000	3,300,000	—	—
RSUs(5)	365,546	1,427,837	1,519,149	—
PSUs(6)	901,438	1,141,116	901,438	—
Stock Options(7)	—	111,162	111,162	—
Other Benefits(3)	32,153	32,153	—	—
Total Estimated Incremental Value	3,189,137	6,012,268	2,531,749	—

Thomas J. Appio
Cash(3)	1,953,000	3,410,000	—	—
RSUs(5)	383,457	1,030,099	1,030,099	449,176
PSUs(6)	961,127	1,188,394	961,127	961,127
Stock Options(7)	—	120,423	120,423	120,423
Other Benefits(3)	8,905	8,905	—	—
Total Estimated Incremental Value	3,306,489	5,757,821	2,111,649	1,530,726

William D. Humphries
Cash(4)	1,890,000	3,300,000	540,000	—
RSUs(5)	337,919	917,758	917,758	—
PSUs(6)	132,263	406,266	132,263	—
Stock Options(7)	—	—	—	—
Other Benefits(4)	18,842	18,842	—	—
Total Estimated Incremental Value	2,379,024	4,642,866	1,590,021	—

(1)

If Mr. Papa’s employment is terminated by us without cause, or by Mr. Papa for good reason, including within 12 months of our change in control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), or upon the expiration of his employment term, Mr. Papa will be entitled to receive a cash severance payment equal to the sum of two times the sum of his annual base salary and annual target incentive payable in a lump sum and a prorated annual incentive based on actual performance, as shown above in “Cash” under “Termination without Cause or for Good Reason” and “Termination within 12 months of a Change in Control.” Mr. Papa will also be entitled to receive continued health benefits for 24 months at active employee rates, as shown above in “Other Benefits” under “Termination without Cause or for Good Reason” and “Termination within 12 months of a Change in Control.” For Mr. Papa, “good reason” includes (i) a diminution of duties and responsibilities, including removing Mr. Papa from the position of CEO; (ii) any reduction in base salary or target incentive opportunity; (iii) any relocation of Mr. Papa’s primary place of business that results in an increase of his one-way commute by 50 miles or more; and (iv) a material breach by the Company of a material provision of his employment agreement. If employment is terminated as a result of death or disability, the Company will pay any bonus earned but unpaid in respect to the fiscal year preceding the termination date, as shown above under “Termination due to Death or Disability.”

(2)

If the employment of Mr. Herendeen is terminated by us without cause, or by Mr. Herendeen for good reason, he will be entitled to receive a cash severance payment equal to the sum of annual base salary and annual target incentive payable in a lump sum, and a prorated annual incentive for the year of termination equal to the lesser of the annual incentive based on our actual performance and his annual target incentive, as shown above under “Termination without Cause or for Good Reason.” For Mr. Herendeen, “good reason” includes (i) a material reduction in duties and responsibilities; (ii) any reduction in base salary or target incentive opportunity which is not comparable to the reductions for other similarly situated executive officers; (iii) any relocation of his primary place of business that results in an increase of one-way commute by 50 miles or more; and (iv) a material breach by us of a material provision of employment agreement. If such termination occurs in contemplation of our change in control or within 12 months following our change in control, Mr. Herendeen will be entitled to receive a cash severance payment equal to two times the sum of annual base salary and annual target incentive payable in a lump sum, and a prorated annual incentive for the year of termination as shown above under “Termination within 12 months of a Change in Control.” Upon a termination of Mr. Herendeen’s employment due to death or disability, or upon expiration of the employment term following non-renewal of employment agreement by either party, he is entitled to receive a prorated annual incentive for the year of termination equal to the lesser of the annual incentive based on our actual performance and annual target incentive, as shown above under “Termination due to Death or Disability.”

(3)

If the employment of Ms. Ackermann or Mr. Appio is terminated by us without cause, or by Ms. Ackermann or Mr. Appio for good reason, they will be entitled to receive a cash severance payment equal to the sum of annual base salary and annual target incentive payable in a lump sum, a prorated annual incentive for the year of termination equal to the lesser of the annual incentive based on our actual performance and annual target incentive, continued health benefits for 12 months at active employee rates, and, for Ms. Ackermann, outplacement support, as shown above under “Termination without Cause or for Good Reason.” For Ms. Ackermann and Mr. Appio, “good reason” includes (i) a material reduction in duties and responsibilities, including a removal from their current position; (ii) any reduction in base salary or target incentive opportunity which is not comparable to the reductions for other similarly situated executive officers; and (iii) a material breach by us of a material provision of their employment agreement. If such termination occurs in contemplation of our change in control or within 12 months following our change in control, Ms. Ackermann and Mr. Appio will be entitled to receive a cash severance payment equal to two times the sum of annual base salary and annual target incentive payable in a lump sum, a prorated annual target incentive for the year of termination, continued health benefits for 12 months at active employee rates, and, for Ms. Ackermann, outplacement support, as shown above under “Termination within 12 months of a Change in Control.”

(4)

Upon his departure from the Company, Mr. Humphries received a cash severance payment equal to the sum of his annual base salary and annual target incentive payable in a lump sum, and an annual incentive for 2020 based on our actual performance, as shown above under “Termination without Cause or for Good Reason.” If the employment of Mr. Humphries had been terminated in contemplation of a change in control, or within 12 months following a change in control, two times the sum of Mr. Humphries’ annual base salary and annual target incentive, and a prorated annual incentive for the year of termination would have been payable, as shown above under “Termination within 12 months of a Change in Control.” Mr. Humphries is also entitled to continue health benefits for 12 months at active employee rates, as shown above under “Termination without Cause or for Good Reason” and “Termination within 12 months of a Change in Control.” Upon a termination of Mr. Humphries’ employment due to death or disability, Mr. Humphries would have been entitled to receive a prorated annual incentive for the year of termination equal to the lesser of the annual incentive based on our actual performance and annual target incentive, as shown above under “Termination due to Death or Disability.”

(5)

Pursuant to the terms of the equity award agreements governing Messrs. Papa’s, Herendeen’s, Appio’s and Ackermann’s 2018 RSUs and MRSUs and for all of the NEOs’ 2019 and 2020 RSUs and MRSUs, if their employment is terminated by us without cause or by the NEOs for good reason, unvested RSUs will vest pro-rata and if their employment is terminated due to death or disability, all unvested RSUs will vest. Under these agreements, if an NEO is terminated without cause (or, in the case of the 2018, 2019 and 2020 RSUs, by the NEO for good reason) within 12 months of a change in control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), all unvested RSUs will vest. This vesting treatment applies beginning after the first anniversary of the grant date if an NEO is terminated without cause or for good reason. Therefore, no value is shown above for the 2020 RSUs and MRSUs under “Termination without Cause or for Good Reason.” For all of the NEOs’ 2018, 2019 and 2020 RSUs, if the NEO voluntarily terminates his or her service with us on or after age 55, and age plus years of service total at least 65, all unvested RSUs will vest. This vesting treatment applies beginning after the first anniversary of the grant date. Therefore, no value is shown for the 2020 RSUs separately above for “Termination due to Retirement.”

(6)

Pursuant to the terms of the equity award agreements governing Messrs. Papa’s, Herendeen’s and Appio’s and Ms. Ackermann’s 2018 PSUs, and for all of the NEOs’ 2019 and 2020 PSUs, if their employment is terminated by us without cause, by the NEOs for good reason, or upon death or disability, they will be entitled to prorated vesting of unvested PSUs at actual performance as shown above under “Termination without Cause or for Good Reason” and “Termination due to Death or Disability.” This vesting treatment for the PSUs applies beginning after the first anniversary of the grant date. Therefore, no value is shown above for the 2020 PSUs under “Termination without Cause or for Good Reason” or “Termination due to Death or Disability.” If their employment is terminated by us without cause, or by the NEOs for good reason, in each case within 12 months of our change of control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), unvested PSUs will vest pro-rata based on target performance through the termination date (or, if later, the date of the change in control). In the event the PSUs are not assumed or substituted in connection with the change of control, unvested PSUs will vest pro-rata based on target performance on the date of such change of control. For Messrs. Papa’s, Herendeen’s and Appio’s and Ms. Ackermann’s 2018 PSUs and for all of the NEOs’ 2019 and 2020 PSUs, if the NEO voluntarily terminates his or her service with us on or after age 55, and age plus years of service total at least 65, any unvested portion of the PSU will vest pro-rata based on actual results. This vesting treatment applies beginning after the first anniversary of the grant date. Therefore, no value is shown separately above for the 2020 PSUs for “Termination due to Retirement.”

(7)

Pursuant to the terms of the equity award agreements governing Messrs. Papa’s, Herendeen’s and Appio’s and Ms. Ackermann’s 2018 stock options, and for all of the NEOs’ 2019 and 2020 stock options, if their employment is terminated by us without cause, or terminated by the NEOs for good reason, in either case within 12 months of our change of control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), or in the case of death or disability, unvested options will vest in full. For Messrs. Papa’s, Herendeen’s and Appio’s and Ms. Ackermann’s 2018 stock options and for all of the NEOs’ 2019 and 2020 stock options, if the NEO voluntarily terminates his or her service with us on or after age 55, and age plus years of service total at least

65, all unvested options will vest. This vesting treatment applies beginning after the first anniversary of the grant date. Therefore, no value is shown separately above for the 2020 stock options for “Termination due to Retirement.”

2020 Pay Ratio Disclosure

Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2020:

•	the median of the annual total compensation of all our employees (excluding our CEO) was $42,980;

•	the annual total compensation of our CEO was $14,119,361; and

•	the ratio of these two amounts was 329 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

Methodology for Identifying Our Median Employee

Employee Population

To identify the median of the annual total compensation of all of our employees (other than our CEO), we first identified our total employee population from which we determined our median employee. We determined that, as of December 31, 2020, our employee population consisted of approximately 21,609 individuals (of which approximately 28% were located in the United States and 72% were located in jurisdictions outside the United States).

As permitted by the Pay Ratio Rule, we adjusted our total employee population (as described above) for purposes of identifying our median employee by excluding approximately 1,080 of our employees located in certain jurisdictions outside of the United States given the relatively small number of employees in those jurisdictions, as follows: 53 employees from Argentina, 78 employees from Australia, 53 employees from Belarus, 32 employees from Bulgaria, 70 employees from Greece, 58 employees from Hungary, 40 employees from Kazakhstan, 18 employees from Lithuania, 66 employees from Malaysia, 26 employees from Portugal, 50 employees from Romania, 42 employees from Singapore, 35 employees from Slovakia, 35 employees from Slovenia, 39 employees from South Africa, 41 employees from Sweden, 22 employees from Switzerland, 83 employees from Thailand, 93 employees from Turkey, and 70 employees from Ukraine. There are 15 employees or less in the following jurisdictions: Austria, Belgium, Bosnia & Herzegovina, Croatia, Estonia, Indonesia, Montenegro, New Zealand, Panama, Peru, and Philippines.

After taking into to account the above described adjustments to our employee population as permitted by the Pay Ratio Rule, our total adjusted employee population for purposes of determining our median employee consisted of approximately 20,529 individuals.

Determining our Median Employee

To identify our median employee from our adjusted employee population, we compared the amount of base salary of our employees as reflected in our payroll records and converted to U.S. Dollars. In making this determination, we annualized the compensation of our full-time employees, including those who were hired in 2020 (but did not work for us for the entire fiscal year) and permanent part-time employees (reflecting what they would have earned if they had worked the entire year at their part-time schedule). We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.

Determination of Annual Total Compensation of our Median Employee and our CEO

Once we identified our median employee, we then calculated such employee’s annual total compensation for 2020 by using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2020 as set forth in the 2020 Summary Compensation Table on page 67.

Our CEO’s annual total compensation for 2020 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2020 Summary Compensation Table.

Please note that SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Richard U. De Schutter	—	330,767	—	330,767
D. Robert Hale(3)	135,767	200,000	—	335,767
Brett Icahn(4)	—	—	—	—
Dr. Argeris (Jerry) N. Karabelas	143,267	200,000	—	343,267
Sarah B. Kavanagh	140,767	200,000	—	340,767
Steven D. Miller(4)	—	—	—	—
John A. Paulson	—	315,767	—	315,767
Robert N. Power	142,500	200,000	—	342,500
Russel C. Robertson	—	350,000	—	350,000
Thomas W. Ross, Sr.	208,651	200,000	—	408,651
Andrew C. von Eschenbach, M.D.	120,000	200,000	—	320,000
Amy B. Wechsler, M.D.	100,000	227,500	—	327,500

(1)

The amounts shown in this column relate to the annual RSU grant made to each non-employee director in 2020, as further described below under the heading “Director Compensation,” and with respect to Mr. De Schutter, Mr. Paulson, Mr. Robertson and Dr. Wechsler, also relate to RSUs granted in lieu of cash for annual Board and/or committee retainers, pursuant to their respective elections. These amounts are based upon the grant date fair value of awards calculated in accordance with FASB ASC Topic 718. Fair value is calculated using the closing price of our Common Shares on the date of grant for purposes of determining the individual grant amounts.

(2)

Directors had aggregate outstanding RSUs at 2020 fiscal year-end as follows: Mr. De Schutter, 37,402; Mr. Hale, 11,037; Dr. Karabelas, 77,683; Ms. Kavanagh, 75,415; Mr. Paulson, 73,440; Mr. Power, 87,178; Mr. Robertson, 113,704; Mr. Ross, 78,779; Dr. von Eschenbach, 27,502; and Dr. Wechsler, 101,501.

(3)

With respect to Mr. Hale, all Board compensation accrues to the benefit of the investors in ValueAct Capital Master Fund, L.P., and not to any individual. Under an agreement with ValueAct Capital, Mr. Hale is deemed to hold the RSUs for the benefit of the limited partners of ValueAct Capital Master Fund, L.P and indirectly for VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the majority owner of the membership interests of VA Partners I, LLC, (v) ValueAct Holdings II, L.P. as the sole owner of the membership interests of ValueAct Capital Management, LLC and as the majority owner of the limited partnership interests of ValueAct Capital Management, L.P., and (vi) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P and ValueAct Holdings II, L.P. Each person disclaims beneficial ownership of any securities deemed to be owned by the group that are not directly owned by such person.

(4)	Messrs. Icahn and Miller were appointed to the Board on March 17, 2021, and did not receive any compensation in 2020.

Director Compensation

In 2020, our directors’ fees consisted of the following:

Annual Cash Compensation
Board Retainer	$100,000
Additional Fee — Lead Independent Director	$75,000
Additional Retainers — Committee Chairpersons
Audit and Risk Committee Chairperson	$40,000
Talent and Compensation Committee Chairperson	$25,000
Nominating and Corporate Governance Committee Chairperson	$15,000
Science and Technology Committee Chairperson	$20,000
Finance and Transactions Committee Chairperson	$15,000
Special Transactions Committee Chairperson	$15,000
Additional Retainers — Committee Members not serving as Chairpersons
Audit and Risk Committee Member	$15,000
Talent and Compensation Committee Member	$15,000
Nominating and Corporate Governance Committee Member	$10,000
Science and Technology Committee Member	$12,500
Finance and Transactions Committee Member	$10,000
Special Transactions Committee Member	$10,000
Annual Equity Compensation
Annual RSU Grant	$200,000

Our Nominating and Corporate Governance Committee is required by its charter to periodically review, and make recommendations to the full Board regarding, the compensation of our non-employee directors. The Nominating and Corporate Governance Committee has sole authority under its charter to retain and/or terminate compensation consultants or compensation consulting firms as the Nominating and Corporate Governance Committee may deem appropriate in recommending non-employee director compensation.

In 2020, the Nominating and Corporate Governance Committee engaged Pay Governance LLC to assist in its periodic assessment of our non-employee director compensation. In their evaluation, which concluded in February 2021, the Nominating and Corporate Governance Committee considered, among other factors, (i) compensation data of comparator groups; (ii) the high level of expertise and the time commitment that service on our Board and the Board committees require; and (iii) the workload of each non-employee director. The Nominating and Corporate Governance Committee determined that, based on these factors, it was appropriate to recommend that the Board increase the annual retainers for the Chairpersons of the Nominating and Corporate Governance Committee and the Finance and Transactions Committee from $15,000 to $20,000, and to increase the annual retainer for the non-Chairperson members of the same committees from $10,000 to $12,500.    The Board reviewed and approved these changes on, and effective as of, February 16, 2021.

In addition to this periodic assessment, the Nominating and Corporate Governance Committee recommended, in light of the impact of COVID-19 on the Company and its Common Share price, that the Board approve a one-time 20% reduction in the fair market value of the non-employee directors’ annual RSU grant in 2020 from $250,000 to $200,000. The Board approved this change, which is reflected in the above table, on April 28, 2020.

Our directors may elect to receive their fees in cash, in RSUs, or in a combination of cash and RSUs. RSUs received pursuant to this election are paid in a lump sum of Common Shares at the end of such director’s service with the Company. All fees, whether payable in cash or RSUs, are delivered in quarterly installments, with the exception of the additional fee for the Lead Independent Director, which is paid once annually on the third day following each Annual Meeting of Shareholders. In addition to the above fees, directors are also reimbursed for their out-of-pocket expenses in attending in-person meetings.

Any director serving as Non-Executive Chairperson would be entitled to receive an annual payment of $400,000 (payable $220,000 in RSUs and $180,000 in cash). There is currently no Non-Executive Chairperson on the Board, and Mr. Papa, our Chairman and CEO, received compensation in 2019 only in his capacity as our CEO. See Summary Compensation Table on page 67.

The Company also grants each non-employee director, on the third business day following each Annual Meeting of Shareholders, a number of RSUs with a fair market value equal to $250,000. These annual grants of RSUs vest and are deliverable prior to the next Annual Meeting of Shareholders, unless the director elects to defer issuance until the director’s separation from the Company. As discussed above, the Board approved, based on the recommendation of the Nominating and Corporate Governance Committee, a one-time reduction of the fair market value of the non-employee director’s annual RSU grant in 2020 from $250,000 to $200,000.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity Compensation Plans Approved By Shareholders	16,700,000	(1)	25.59	16,902,000
Equity Compensation Plans Not Approved By Shareholders	—		—	—

Total	16,700,000		25.59	16,902,000

(1)

Included in this amount is the maximum number of Common Shares that may be issued under each of the PSUs and annual RSUs outstanding as of December 31, 2020. As of December 31, 2020, the weighted average remaining contractual term of outstanding options was 7.2 years.

2014 Omnibus Incentive Plan Summary

Amended and Restated 2014 Omnibus Incentive Plan

The Company’s 2014 Omnibus Incentive Plan was adopted and approved by the Board and the shareholders of the Company effective as of May 20, 2014, and amended and restated effective as of April 28, 2020, as approved by the Board and shareholders of the Company (the “2014 Plan”).

Awards Under the Plan

Under the 2014 Plan, the Company may grant options (including both incentive stock options and nonqualified stock options), share appreciation rights (“SARs”), share awards (including restricted shares, deferred shares and share units that may be settled either in Common Shares or cash), unrestricted Common Shares or cash awards (collectively, the “Awards”). Awards may be granted singly, in combination or in tandem as determined by the Talent and Compensation Committee, in its sole discretion. A maximum number of Common Shares subject to Awards which may be issued pursuant to the Amended 2014 Plan will be equal to the sum of (i) 30,268,825 Common Shares (approved by shareholders at the 2014 Annual Meeting and 2018 Annual Meeting) and (ii) 13,500,000 Common Shares (approved by shareholders at the 2020 Annual Meeting) and (iii) the number of common Shares becoming available for reuse after awards are terminated, forfeited, cancelled, exchanged or surrendered under the Company’s 2011 Omnibus Incentive Plan and the 2007 Equity Compensation Plan (approximately 12% of issued and outstanding Common Shares as of December 31, 2020).

A SAR entitles the participant to receive an amount equal to the difference between the market price of the Company’s Common Shares on the exercise date and the exercise price of the SAR (which may not be less than

100% of the market price of a Common Share on the grant date), multiplied by the number of Common Shares subject to the SAR.

All Awards under the 2014 Plan are subject to the Company’s Clawback Policy, which was adopted on February 21, 2017 and is available on the Company’s website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance — Governance Documents”).

Eligibility

Persons eligible to receive Awards include employees (including any officer), Directors or individuals performing services for the Company or its subsidiaries in the capacity of a consultant, agent or otherwise, as determined by the Talent and Compensation Committee in its sole discretion. Unless otherwise determined by the Talent and Compensation Committee, members of the Board shall generally not be eligible to receive SARs or options.

Participation Limits

Subject to adjustments made to reflect a change in the Company’s capital structure, including as a result of a share dividend, share split, reverse share split, merger, consolidation, recapitalization, reorganization or divestiture or other similar event (“Capital Structure Adjustments”), (i) the number of Common Shares issuable to persons who are reporting insiders (as defined in National Instrument 55-104 — Insider Reporting Requirements and Exemptions of the Canadian Securities Administrators), at any time, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding Common Shares of the Company; (ii) the number of Common Shares issued to such insiders, within any one-year period, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding securities; (iii) the number of Common Shares issuable to non-employee members of the Board, at any time, under all security-based compensation arrangements of the Company, cannot exceed 1% of issued and outstanding Common Shares of the Company; (iv) the aggregate number of Common Shares that may be granted prior to November 2, 2017 to any employee covered by Section 162(m) of the Internal Revenue Code during a calendar year in the form of options, share appreciation rights, and/or share awards and intended to qualify as “performance-based compensation” thereunder was not permitted to exceed the number of Common Shares initially authorized for grant and (v) in any calendar year, no participant who is a non-employee Director of the Company shall be granted Awards, in either equity, cash or other compensation, with an aggregate fair market value as of the grant date or payment date, as applicable, in excess of $750,000.

If any Common Shares subject to an Award are forfeited, canceled, exchanged or surrendered, or if an Award terminates or expires without a distribution of Common Shares to the participant, the Common Shares with respect to the Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2014 Plan; however, the Common Shares surrendered or withheld as payment of either the exercise price of an option or SAR that are retained by the Company to account for the exercise price and/or withholding taxes in respect of an Award will no longer be available for Awards under the 2014 Plan.

Expiration of Options and SARs

Generally options and SARs are granted for a term determined by the Talent and Compensation Committee but not to exceed 10 years (the “Original Term”). For options granted as incentive stock options to certain participants, the Original Term shall not exceed five years. If the Original Term of an option and SAR held by a participant expires during a Company blackout period applicable to the participant which prohibits the participant from trading in Company securities, the term of such option shall be extended until the tenth business day following the end of the Company blackout period.

Exercise Price of Options and SARs

The exercise price per Common Share for each option and SAR is based on the closing price of the underlying Common Shares on the date such options or SARs are granted. Additionally, for options granted as incentive stock options to certain participants, the exercise price per Common Share cannot be less than 110% of the closing price of the underlying Common Shares on the date such incentive stock options are granted. Notwithstanding any provision herein to the contrary, the repricing of Options or SARs, in each case that are “underwater”, is prohibited without prior approval of the Company’s shareholders.

Vesting

Awards under the 2014 Plan are subject to such vesting provisions as the Talent and Compensation Committee may determine. Options currently outstanding generally vest in equal installments over a period of three or four years after the date of grant. Share units currently outstanding generally vest in equal installments over a period of three years after the date of grant or 100% on the third anniversary of the date of grant, subject to the achievement of performance criteria where applicable.

Dividends and Dividend Equivalents

The Talent and Compensation Committee may provide that share awards earn dividends or dividend equivalents in the form of additional share awards, subject to such terms, conditions, restrictions and limitations as it may establish from time to time. Notwithstanding the foregoing, dividends or dividend equivalents (i) shall have the same vesting dates and shall be paid in accordance with the same terms as the Award to which they relate and (ii) may not be paid with respect to any (x) Award subject to the achievement of performance criteria, unless and until the relevant performance criteria have been satisfied or (y) options or SARs.

Termination of Employment and Change of Control

Unless the applicable award agreement provides otherwise or the Talent and Compensation Committee determines otherwise, vesting with respect to an Award will cease upon termination of a participant’s employment or service with the Company, and unvested Awards shall be forfeited upon such termination. In the case of termination for cause, vested Awards shall also be forfeited.

Unless otherwise set forth in a participant’s award agreement, all Awards that are assumed or substituted in connection with a change of control transaction will become fully vested, exercisable and free of restrictions, and any performance conditions on those Awards will be deemed to be achieved at target if the participant’s employment or service is terminated by the Company without cause or by the participant for good reason within 12 months following a change of control. In addition, unless otherwise set forth in a participant’s award agreement, all Awards that are not assumed or substituted in connection with the change of control transaction will become fully vested (on a pro rata basis), exercisable and free of restrictions and any performance conditions on those Awards will be deemed to be achieved at target (on a pro rata basis) immediately upon the occurrence of the change of control transaction.

In addition, in the event of a change of control transaction, the Talent and Compensation Committee may, in its discretion, (i) provide that each option and each SAR which may, by its terms, only be settled in Common Shares, will, immediately upon the occurrence of a change in control, be deemed to have been exercised on a “net exercise” basis, and (ii) may, in its discretion, except as would otherwise result in adverse tax consequences under Section 409A of the Code, provide that each Award, other than options and SARs will, immediately upon the occurrence of the change of control, be cancelled in exchange for a payment in an amount equal to the excess of the consideration paid per Common Share in the change of control over the purchase price (if any) per Common Share subject to the Award, multiplied by the number of Common Shares subject to the Award.

Nontransferability

Except in specific circumstances described in the 2014 Plan, Awards granted under the 2014 Plan and, during any period of restriction on transferability, Common Shares issued in connection with the exercise of an option or a SAR, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the Common Shares underlying such award have been issued, and all restrictions applicable to such Common Shares have lapsed or have been waived by the Talent and Compensation Committee. Notwithstanding the foregoing, the Talent and Compensation Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) nonqualified stock options and/or Common Shares issued in connection with an option or a SAR exercise to be transferred to a member of a participant’s immediate family or to a trust or similar vehicle for the benefit of a participant’s immediate family members.

Amendment and Termination

The 2014 Plan and any award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the NYSE, the rules of the Toronto Stock Exchange (“TSX”), or any other securities exchange on which the Common Shares are traded or quoted. Under the 2014 Plan, the Company shall obtain shareholder approval for: (i) a reduction in the exercise price or purchase price of an award (or the cancellation and re-grant of an award resulting in a lower exercise price or purchase price), except where the reduction is made to reflect a change in the Company’s capital structure, including as a result of a Capital Structure Adjustment; (ii) the extension of the Original Term of an option; (iii) any amendment to remove or to exceed the participation limits described above; (iv) an increase to the maximum number of Common Shares issuable under the 2014 Plan (other than adjustments made to reflect a change in the Company’s capital structure, including as a result of a Capital Structure Adjustment); (v) amendments to the amendment provision of the 2014 Plan other than amendments of a clerical nature; and (vi) any amendment that permits Awards to be transferable or assignable other than for normal estate settlement purposes or for other purposes not involving the receipt of monetary consideration.

Without shareholder approval, the Board has the discretion to make certain amendments to the 2014 Plan, including: (i) amend the vesting provisions of an Award; (ii) amend the payment provisions of an Award; (iii) cancel or modify outstanding Awards; (iv) waive any restrictions imposed with respect to Awards or the Common Shares issued pursuant to Awards; (v) make amendments to the 2014 Plan to ensure compliance with applicable securities and tax law as well as the TSX and NYSE rules; (vi) make any amendment of a clerical nature as well as any amendment clarifying any provision of the 2014 Plan; (vii) make any adjustment to reflect a change in the Company’s capital structure, including as a result of Capital Structure Adjustments; and (viii) suspend or terminate the 2014 Plan unless shareholder approval is required in order to comply with applicable law or the TSX or NYSE rules.

Except for adjustments to awards made in connection with a change of control of the Company, no termination, suspension or amendment of the 2014 Plan or any award shall adversely affect the right of any participant with respect to any award theretofore granted, as determined by the Talent and Compensation Committee, without such participant’s written consent.

2011 Omnibus Incentive Plan Summary

The Company’s 2011 Omnibus Incentive Plan (the “2011 Plan”) was adopted and approved by the Board and the shareholders of the Company effective as of May 16, 2011. The Company ceased granting new awards under the 2011 Plan upon the approval of the 2014 Omnibus Incentive Plan in 2014.

Awards Under The 2011 Plan

Awards under the 2011 Plan may be granted as options (including both incentive stock options and nonqualified stock options), SARs, share awards (including restricted shares, deferred shares and share units that may be settled either in Common Shares or cash) or cash awards. A SAR entitles the participant to receive an amount equal to the difference between the market price of the Company’s Common Shares on the exercise date and the exercise price of the SAR (which may not be less than 100% of the market price of a Common Share on the grant date), multiplied by the number of Common Shares subject to the SAR. However, no SARs or deferred shares have been granted under the 2011 Plan. Awards may be granted singly, in combination or in tandem as determined by the Talent and Compensation Committee, in its sole discretion. A maximum of 348,923 Common Shares (less than 1% of the issued and outstanding Common Shares as of December 31, 2020) may be issued pursuant to the exercise of options or in connection with the vesting of share awards under the terms of the 2011 Plan.

Eligibility

Persons eligible to receive awards are any employees, directors or individuals performing services for the Company or its subsidiaries in the capacity of a consultant, agent or otherwise, as determined by the Talent and Compensation Committee. Unless otherwise determined by the Talent and Compensation Committee, members of the Board shall generally not be eligible to receive SARs or options.

Participation Limits

Subject to adjustments made to reflect a change in the Company’s capital structure, including as a result of a stock dividend, stock split, reverse consolidation, recapitalization, reorganization or divestiture or other similar event (“capital structure adjustments”), the aggregate number of Common Shares that may be granted to any “covered employee” during a calendar year in the form of options, SARs, and/or share awards intended to qualify as “performance-based compensation” (such terms having the meanings given in Section 162(m) of the Code, including any rules and regulations thereunder) shall not exceed 1,000,000 Common Shares (computed based on maximum performance).

Furthermore, (i) the number of Common Shares issuable to persons who are reporting insiders (as defined in National Instrument 55-104 — Insider Reporting Requirements and Exemptions of the Canadian Securities Administrators), at any time, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding Common Shares of the Company; and (ii) the number of Common Shares issued to such insiders, within any one-year period, under all security-based compensation arrangements of the Company, cannot exceed 10% of its issued and outstanding securities.

Expiration of Options and SARs

Generally, options and SARs are granted for a term determined by the Talent and Compensation Committee but not to exceed 10 years (the “Original Term”). For options granted as incentive stock options to certain participants, the Original Term shall not exceed five years. If the Original Term of an option and SAR held by a participant expires during a Company blackout period applicable to the participant which prohibits the participant from trading in Company securities, the term of such option shall be extended until the tenth business day following the end of the Company blackout period.

Exercise Price of Options and SARs

The exercise price per share for each option and SAR is not less than 100% of the closing price of the Common Shares on the trading day immediately preceding the date of grant.

Vesting

Awards under the 2011 Plan are subject to such vesting provisions as the Talent and Compensation Committee may determine. Options currently outstanding vest in equal installments over a period of three or four years after the date of grant or 100% on the third or fourth anniversary of the grant date. Share units generally vest 100% on the third anniversary of the date of grant.

Dividend Equivalents

The Talent and Compensation Committee may provide that share awards earn dividends or dividend equivalents in the form of additional share awards, subject to such terms, conditions, restrictions and limitations as it may establish from time to time. Notwithstanding the foregoing, dividends or dividend equivalents may not be paid with respect to any share award subject to the achievement of performance criteria, unless and until the relevant performance criteria have been satisfied. Generally, holders of share units receive dividend equivalents which are subject to vesting in line with the underlying award to which they relate.

Termination of Employment

Except as otherwise provided in a participant’s employment agreement or letter, in the event that the optionholder’s employment is terminated by reason of death, disability, termination by the Company without cause or the participant voluntarily resigns, the right to exercise such option terminates on the date that is 90 days from the participant’s termination (but in no event beyond the Original Term). Any options or share units that are unvested and do not vest on the termination date are cancelled and forfeited.

In the event that the optionholder’s employment is terminated by the Company without cause within one year following a change of control, all unvested options will vest on such termination and the optionholder will have one year following such a termination to exercise the option (but in no event beyond the Original Term). In the case of a holder of share units whose employment is terminated by the Company within one year following a change of control, a number of the holder’s share units will vest on such termination equal to the number of share units granted multiplied by a fraction, the numerator of which is the number of completed months between the date of grant and the date of termination and the denominator of which is thirty-six (36). Any remaining unvested share units which do not vest on the termination date will be cancelled and forfeited on the date of termination.

In the event that the optionholder’s employment is terminated by the Company for cause prior to the exercise of the option, the option shall terminate and expire as of the date of termination of the employment. In the case of a holder of share units whose employment is terminated by the Company for cause, all of the holder’s share units shall terminate as of the date of termination of the employment.

Nontransferability

Awards granted under the 2011 Plan, and during any period of restriction on transferability, Common Shares issued in connection with the exercise of an option, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the Common Shares underlying such award have been issued, and all restrictions applicable to such Common Shares have lapsed or have been waived by the Talent and Compensation Committee. Notwithstanding the foregoing, the Talent and Compensation Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) nonqualified stock options and/or Common Shares issued in connection with an option exercise to be transferred to a member of a participant’s immediate family or to a trust or similar vehicle for the benefit of a participant’s immediate family members.

Amendment and Termination

The 2011 Plan and any award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the NYSE, the rules of the TSX, or any other securities exchange on which the Common Shares are traded or quoted. Under the 2011 Plan, the Company shall obtain shareholder approval for: (i) a reduction in the exercise price or purchase price of an award (or the cancellation and re-grant of an award resulting in a lower exercise price or purchase price), except where the reduction is made to reflect a change in the Company’s capital structure, including as a result of a capital structure adjustment; (ii) the extension of the Original Term of an option; (iii) any amendment to remove or to exceed the participation limits described above; (iv) an increase to the maximum number of Common Shares issuable under the 2011 Plan (other than adjustments made to reflect a change in the Company’s capital structure, including as a result of a capital structure adjustment); (v) amendments to the amendment provision of the 2011 Plan other than amendments of a clerical nature; and (vi) any amendment that permits awards to be transferable or assignable other than for normal estate settlement purposes or for other purposes not involving the receipt of monetary consideration.

Without shareholder approval, the Board has the discretion to make certain amendments to the 2011 Plan, including: (i) amend the vesting provisions of an award; (ii) amend the payment provisions of an award; (iii) cancel or modify outstanding awards; (iv) waive any restrictions imposed with respect to awards or the Common Shares issued pursuant to awards; (v) make amendments to the 2011 Plan to ensure compliance with applicable securities and tax law as well as the TSX and NYSE rules; (vi) make any amendment of a clerical nature as well as any amendment clarifying any provision of the 2011 Plan; (vii) make any adjustment to reflect a change in the Company’s capital structure, including as a result of capital structure adjustments; and (viii) suspend or terminate the 2011 Plan.

Except for adjustments to awards made in connection with a change of control of the Company, no termination, suspension or amendment of the 2011 Plan or any award shall adversely affect the right of any participant with respect to any award theretofore granted, as determined by the Talent and Compensation Committee, without such participant’s written consent.

No amendments were made to the 2011 Plan in 2020.

Option and RSU Plans

As of March 1, 2021, 425,124 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2011 Plan and 2,607,034 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2011 Plan. As of March 1, 2021, a total of 348,923 Common Shares (less than 1% of the issued and outstanding Common Shares) remained reserved for issuance under the 2011 Plan, representing (i) 343,901 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of options and (ii) 5,022 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan. The Company ceased granting new awards under the 2011 Plan upon the approval of the 2014 Plan in 2014.

As of March 1, 2021, 1,066,696 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2014 Plan and 10,521,404 Common Shares (2.96% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2014 Plan. As of March 1, 2021, a total of 18,212,555 Common Shares (5.1% of the issued and outstanding Common Shares) remained reserved for issuance under the 2014 Plan, representing (i) 8,133,159 Common Shares (2.3% of the issued and outstanding Common Shares) issuable in respect of options and (ii) 10,079,396 Common Shares (2.8% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan.

The Company’s burn rate calculation using the standard TSX methodology for the year ended 2020 was 1.8%, for the year ended 2019 was 1.6%, and for the year ended 2018 was 1.7%. This burn rate calculation assumes performance-based share units vest at target. Performance-based share units granted in 2018, 2019 and 2020 can pay out at a maximum of 2 times target.

AUDIT COMMITTEE REPORT

The Report of the Audit and Risk Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit and Risk Committee, comprised of independent directors, is delegated by the Board to monitor the integrity of our financial statements, the auditor’s qualifications and independence, the performance of the auditor and our internal auditor, and the Company’s compliance with legal and regulatory requirements.

Management has primary responsibility for our financial statements and the overall reporting process as well as establishing and maintaining our internal controls. PricewaterhouseCoopers LLP, our auditor for fiscal year ended December 31, 2020, had the responsibility for expressing an opinion as to whether the audited financial statements have been prepared in accordance with generally accepted accounting principles in the United States in all material respects and on the effectiveness of our internal controls over financial reporting.

The Audit and Risk Committee met with management and the auditor to review and discuss the audited financial statements for the year ended December 31, 2020, as well as management’s assessment of the effectiveness of our internal controls over financial reporting and the auditor’s assessment of our internal controls over financial reporting. The auditor, as well as the internal auditor, had full access to the Audit and Risk Committee, including regular meetings without management present.

The Audit and Risk Committee received from and discussed with the auditor the written report and the letter from the auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditor’s communications with the Audit and Risk Committee concerning independence and has discussed with the auditor the auditor’s independence. Additionally, the committee discussed with the auditor the matters required by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.

The Audit and Risk Committee acts only in an oversight capacity and must rely on the information provided to it and on the representations made by management and the auditor. Based on the aforementioned reviews and discussions, and the report of the auditor, the Audit and Risk Committee recommended to the Board that the audited financial statements for the year ended December 31, 2020, be included in the Company’s Annual Report filed with the SEC.

Audit and Risk Committee

Russel C. Robertson, Chairperson

Sarah B. Kavanagh

Robert N. Power

Thomas W. Ross, Sr.

CERTAIN TRANSACTIONS

Certain Related-Party Transactions

As described in the section titled “Statement of Corporate Governance Practices — Ethical Business Conduct — Standards of Business Conduct” beginning on page 30, the Board has adopted the Standards, which sets out the Company’s expectations for the conduct of our employees and directors in their dealings on behalf of the Company. The Conflict of Interest Policy set forth in our Standards requires that our employees and directors avoid situations in which they have a potential or actual conflict of interest with the Company. In accordance with our Conflict of Interest Policy, any employee, including our officers, involved in any type of relationship described in the Conflict of Interest Policy is required to immediately and fully disclose the relevant circumstances to his or her immediate supervisor, the General Counsel or the Chief Compliance & Ethics Officer, and in accordance with the process set out in the Company’s Conflicts of Interest Standard Operating Procedures. Non-employee directors are required to report their involvement in any type of relationship described in the Conflict of Interest Policy to the Audit and Risk Committee. In addition to reviewing cases where the conflict, or potential conflict, involves a member of the Board, the Audit and Risk Committee reviews transactions or proposed transactions in which an executive officer has an interest that conflicts with the Company’s interests and makes recommendations to the Board regarding any such transaction. Our Conflict of Interest Policy states that the following are types of outside activities that can create conflicts:

•

Ownership by a director or employee, or any member of the director’s or employee’s family, of a substantial interest in any concern that does business with the Company, whether as a supplier, dealer or customer, or are a competitor (except in the case of a publicly owned corporation whose securities are traded on the open market).

•

Serving as a director, officer, employee, consultant, advisor, or in any other capacity for any business or other organization with which the Company currently (or potentially) has a business relationship or which is, or can expect to become, a competitor of the Company.

•

Engaging in an outside activity with an individual, business or organization which currently (or potentially) has a competitive or business relationship with the Company where such activity is likely to decrease the impartiality, judgment, effectiveness or productivity expected from an employee.

•	Performance by a director or employee or a member of the director’s or employee’s family of services for any outside concern or individual that does business with the Company.

•	Outside employment which conflicts or might be reasonably expected to conflict with the normal duties of the director or employee.

Since January 1, 2020, the Company was involved in the following related-party transactions, which have been approved or ratified by either the Audit and Risk Committee or the Board:

Employment Relationship

Joseph C. Papa’s son, Dr. Matthew Papa, has been employed by the Company since September 2016, and is currently the Director, Strategy. In 2020, Dr. Papa received an aggregate of $272,169 in compensation.

Director Appointment and Nomination Agreement

On February 24, 2021, the Company entered into a Director Appointment and Nomination Agreement (“Nomination Agreement”) with Carl C. Icahn, Brett Icahn, Steven D. Miller, Icahn Partners, Icahn Master, Icahn Enterprises GP, Icahn Enterprises Holdings, IPH, Icahn Capital, Icahn Onshore, Icahn Offshore, and Beckton (collectively, the “Icahn Group”). Pursuant to the Nomination Agreement, effective as of March 17, 2021, the Board (i) increased its size to thirteen directors; (ii) appointed Brett Icahn and Steven Miller (collectively, the “Icahn Designees”) to the Board to fill the resulting vacancies; (iii) appointed the Icahn Designees to serve on the Finance and Transactions Committee and the Special Transactions Committee; and (iv) nominated the Icahn Designees for election at the Annual Meeting.

From and after the date of the Nomination Agreement, so long as an Icahn Designee is a member of the Board, without the approval of the Icahn Designees who are then members of the Board, the Board will not increase its size above thirteen directors. In addition, the Icahn Group will be entitled, in the event any Icahn Designee resigns or for any reason fails to serve or is not serving as a director (subject to exceptions set forth in the Nomination Agreement, including as a result of such director not being nominated by the Company to stand for election at an annual meeting of shareholders subsequent to the 2021 Annual Meeting or the termination of the Icahn Group’s designation rights with respect to such director in accordance with the Agreement), to designate a replacement for appointment to the Board on the terms set forth in the Agreement. So long as an Icahn Designee is a member of the Board, the Icahn Group will also have certain rights with respect to newly created committees as set forth in the Nomination Agreement. In addition, any Board consideration of appointment and employment of named executive officers, mergers, acquisitions of material assets, dispositions of material assets, or similar extraordinary transactions, such consideration, and voting with respect thereto, will take place only at the full Board level or in committees of which one of the Icahn Designees is a member.

If at any time the Icahn Group ceases to hold a “net long position,” as defined in the Agreement, in at least (i) 17,757,550 Common Shares, one of the Icahn Designees will, and the Icahn Group will cause one Icahn Designee to, promptly resign from the Board; and (ii) 10,654,530 Common Shares, each of the Icahn Designees will, and the Icahn Group will cause each such Icahn Designee to, promptly resign from the Board.

So long as the Icahn Group holds “a net long position,” as defined in the Nomination Agreement, in at least 17,757,550 of the Company’s common shares, the Company will not adopt a Rights Plan, as defined in the Nomination Agreement, with an “Acquiring Person” beneficial ownership threshold below 20.0% of the then-outstanding common shares, unless (x) such Rights Plan provides that, if such Rights Plan is not ratified by the Company’s stockholders within 105 days of such Rights Plan being adopted, such Rights Plan shall automatically expire and (y) the “Acquiring Person” definition of such Rights Plan exempts the Icahn Group up to a beneficial ownership of 19.95% of the then-outstanding common shares.

The Nomination Agreement also includes other customary voting, standstill and non-disparagement provisions. Absent an uncured breach of the material provisions of the Nomination Agreement by the Company, the standstill restrictions on the Icahn Group will remain in effect until the later of (i) the end of the Annual Meeting and (ii) such date as no Icahn Designee is on the Board and the Icahn Group no longer has any right to designate a replacement (including if the Icahn Group has irrevocably waived such right in writing).

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2017 Annual Meeting of Shareholders, our Board recommended, and shareholders approved, in a non-binding advisory vote, that a non-binding advisory vote on executive compensation (“say-on-pay”) be held every year. The Board determined that our shareholders should vote on a say-on-pay proposal every year, consistent with the preference expressed by our shareholders at the 2017 Annual Meeting of Shareholders. At our 2020 Annual Meeting, approximately 90% of the total shareholders’ votes cast voted in favor of our executive compensation program. We believe these favorable results indicate strong support for continuing our current executive compensation program. Proposal No. 2 provides the Company’s shareholders with an opportunity to provide an advisory vote related to compensation of the Company’s named executive officers.

The Company has a “pay-for-performance” philosophy that forms the foundation of the executive compensation program for our Company’s named executive officers. This philosophy and the executive compensation program approved by the Talent and Compensation Committee have been central to the Company’s ability to attract, retain and motivate individuals who are committed to the ongoing transformation of our company and to improving people’s lives through our products. Our compensation program is intended to link executive compensation to long-term business performance, while providing compensation opportunities that are competitive as compared to our peers and align the interests of our executives with those of our shareholders. Our programs also balance appropriate risk taking and incorporate shareholder feedback. Please refer to “Executive Compensation — Compensation Discussion and Analysis” starting on page 48 for detailed information regarding our executive compensation program for the Company’s named executive officers.

Pursuant to Schedule 14A of the Exchange Act, we are asking for shareholder approval, in an advisory resolution, of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. This disclosure is provided in the section titled “Executive Compensation — Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation program of our named executive officers and the executive compensation policies and practices described in this Proxy Statement. The Board requests that shareholders endorse the compensation of our named executive officers through the following resolution:

Resolved, that the shareholders approve, in an advisory resolution, the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and other narrative executive compensation disclosures, contained in this Proxy Statement.

This vote is advisory and therefore not binding on the Company, the Talent and Compensation Committee, or the Board. The Board and the Talent and Compensation Committee value the opinions of our shareholders and will take the outcome of the vote into consideration in the design of our executive compensation program going forward.

The Board recommends that the shareholders vote FOR Proposal No. 2.

PROPOSAL NO. 3

APPOINTMENT OF AUDITOR

The Audit and Risk Committee recommended to the Board that PwC be put before the shareholders at the Annual Meeting for appointment as our auditor to serve until the close of the 2022 Annual Meeting of Shareholders. The Board has accepted and endorsed this recommendation.

Under the BCBCA, at each annual meeting of shareholders, shareholders of a corporation appoint, by a majority of votes cast in respect of that proposal, an auditor to hold office until the close of the next annual meeting of shareholders. Notwithstanding the foregoing, if an auditor is not appointed at a meeting of shareholders, the incumbent auditor continues in office until a successor is appointed. PwC currently serves as auditor of the Company and, therefore, shall continue to serve as the Company’s auditor in the event that this proposal is not adopted by the shareholders.

Representatives of PwC will be present at the Annual Meeting and will have an opportunity to make a statement if desired. Further, the representatives will be available to respond to appropriate shareholder questions submitted in the manner described under “Attending the Annual Meeting — How do I ask a question at the Annual Meeting?” on page 3.

A simple majority of votes cast at the Annual Meeting, whether virtually, or by proxy or otherwise, will be required to appoint PwC. You may either vote “For” the appointment of PwC or “Withhold” your vote with respect to such appointment. If you vote “For” the appointment of PwC, your Common Shares will be voted accordingly. If you select “Withhold” with respect to the appointment of PwC, your vote will not be counted as a vote cast for the purposes of appointing PwC.

As a shareholder of the Company, you are invited to vote with respect to the appointment of PwC as the auditor for the Company to hold office until the close of the 2022 Annual Meeting of Shareholders and to authorize the Board to fix the auditor’s remuneration through the following resolution:

Resolved, that the shareholders hereby appoint PwC as auditor for the Company to hold office until the close of the 2022 Annual Meeting of Shareholders and the Board of Directors of the Company is hereby authorized to fix the auditor’s remuneration.

The Board recommends that the shareholders vote FOR Proposal No. 3.

AUDITOR FEES

For fiscal years ended December 31, 2020 and December 31, 2019, PwC was our appointed auditor. Principal Auditor fee includes fees paid to PwC and affiliated PwC network firms through the world. The table below summarizes the fees (expressed in thousands of U.S. Dollars) paid by the Company and its consolidated subsidiaries to PwC during 2020 and 2019.

	2020		2019
	($)	(%)	($)	(%)
Audit Fees	14,002	68	14,720	84
Audit-Related Fees(1)	4,500	22	437	3
Tax Fees(2)	1,977	10	2,298	13
All Other Fees(3)	98	*	28	*

Total	20,577	100	17,483	100

Notes:

*	Less than 1%.

(1)

Audit-related services are generally related to audits of financial statements prepared for special purposes, assignments relating to due diligence investigations, pre-implementation review procedures and employee benefit plan audits.

(2)	Tax services are professional services rendered by our auditor for tax compliance and tax consulting primarily related to international transfer pricing.

(3)	All other fees are amounts paid for miscellaneous permissible products and services.

Audit Fees

The aggregate fees for professional services rendered by PwC for the fiscal years ended December 31, 2020 and December 31, 2019 for the audit of our consolidated annual financial statements and the reviews of the financial statements included in our Forms 10-Q, the audits of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, and the audits that are normally provided by PwC in connection with statutory and regulatory filings as well as for services billed related to our financing activities, such as comfort letters and consents, were approximately $14.0 million and $14.7 million, respectively.

Audit-Related Fees

The Audit and Risk Committee believes that the provision of the non-audit services referenced above is compatible with maintaining PwC’s independence.

Audit-related services are generally related to audits of financial statements prepared for special purposes, employee benefit plan audits and assignments relating to due diligence investigations and procedures. For the fiscal year ended December 31, 2020 audit-related services primarily related to the aggregated fees billed through December 31, 2020 for the special purpose financial statement audits for each of the three years ending December 31, 2020 associated with our eye-health business, employee benefit plan audits and pre-implementation review procedures.

The aggregate fees billed for audit-related services rendered by PwC during the fiscal year ended December 31, 2020 and December 31, 2019 that are traditionally performed by the principal accountant and are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in “Audit Fees” above were approximately $4.5 million and $0.4 million, respectively.

Tax Fees

Tax services are professional services rendered by our auditor for tax compliance and tax consulting primarily related to international transfer pricing. The aggregate fees billed for tax services rendered by PwC during the fiscal years ended December 31, 2020 and December 31, 2019 were approximately $2.0 million and $2.3 million, respectively.

All Other Fees

There were insignificant amounts billed for miscellaneous permissible products and services as reported above to PwC during the fiscal years ended December 31, 2020 and December 31, 2019. PwC did not provide any financial information systems design or implementation services to the Company during 2020 or 2019.

All fees described above were approved by the Audit and Risk Committee of our Board under its pre-approval policy.

Audit and Risk Committee’s Pre-Approval of Non-Audit Services

The Audit and Risk Committee chooses and appoints (through nomination to the Company’s shareholders) the Company’s auditor to audit our financial statements. The Audit and Risk Committee pre-approves non-audit services that may be provided to the Company and its subsidiaries by its auditor. The Audit and Risk Committee is not permitted to approve any engagement of the Company’s auditor if the services to be performed either fall into a category of services that are not permitted by applicable law or the services would be inconsistent with maintaining the auditor’s independence.

OTHER

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS

A shareholder who is entitled to vote at the 2022 Annual Meeting of Shareholders may raise a proposal for consideration at such Annual Meeting of Shareholders. We will consider such proposal for inclusion in the proxy materials for the 2022 Annual Meeting only if our Corporate Secretary receives such proposal (at 2150 Saint Elzéar Blvd. West, Laval, Québec, H7L 4A8, Canada, or by facsimile 514-744-6272): (i) submitted pursuant to Rule 14a-8 of the Exchange Act, on or before November 18, 2021, or (ii) submitted pursuant to Part 5, Division 7 of the BCBCA on or before January 27, 2022. The use of certified mail, return receipt, is advised. In addition, in the event the Company does not receive a shareholder proposal by January 27, 2022, the proxy to be solicited by the Board for the 2022 Annual Meeting of Shareholders will confer discretionary authority on the holders of the proxy to vote the Common Shares if the proposal is presented at the 2022 Annual Meeting of Shareholders without any discussion of the proposal in the proxy materials for that meeting.

If the date of the 2022 Annual Meeting of Shareholders is advanced or delayed more than 30 days from the date of the Annual Meeting, shareholder proposals intended to be included in the proxy statement for the 2022 Annual Meeting of Shareholders must be received by us within a reasonable time before we begin to print and mail the proxy statement, or provide a notice to you with respect to accessing such proxy statement on the internet, for the 2022 Annual Meeting of Shareholders.

The Company’s Articles provide that shareholders seeking to nominate candidates for election as directors must provide timely notice in writing to the Company’s secretary by personal delivery or facsimile transmission at the number shown on the Company’s issuer profile on SEDAR at www.sedar.com. The purpose of this advance notice requirement is to: (i) inform the Company of nominees for election at a shareholder meeting proposed by a shareholder sufficiently in advance of such meeting; (ii) provide an opportunity to inform all shareholders of any potential proxy contest and proposed director nominees sufficiently in advance of the applicable meeting; and (iii) enable the Board to make informed recommendations or present alternatives to shareholders.

To be timely, a shareholder’s notice must be received by the Company: (i) in the case of an annual general meeting, not later than the close of business on the 50th day before the meeting date or, if the first public announcement of the date of such meeting is less than 60 days prior to the meeting date, the close of business on the 10th day following the day on which public announcement of the date of such annual general meeting was first made by the Company; and (ii) in the case of a special meeting called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which public announcement of the date of the special meeting is first made by the Company. The Company’s Articles also prescribe the proper written form for a shareholder’s notice as well as additional requirements in connection with nominations. Shareholders who failed to comply with the advance notice requirements would not be entitled to make nominations for directors at the Annual General or Special Meeting of Shareholders.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders and other interested parties may contact the Company’s directors or independent directors in writing, as a group or individually, by directing their correspondence to the attention of Bausch Health Investor Relations, Bausch Health Companies Inc., 2150 Saint Elzéar Blvd. West, Laval, Québec, H7L 4A8, Canada. Shareholders and other interested parties may also contact the Company’s directors by calling the Company’s helpline in the United States and Canada at (888) 451-4510. Additional international telephone numbers are included in our Business Ethics Reporting Policy, which is available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance – Governance Documents”). The Corporate Secretary will log incoming information and forward appropriate messages promptly to the director(s). Communications are distributed to the Board or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.

Certain items that are unrelated to the duties and responsibilities of the Board will not be distributed to the Board, such as mass mailings, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is inappropriate or unsuitable will be excluded, with the provision that any communication that is excluded must be made available to any non-employee director upon request.

Communications that include information better addressed by the Audit and Risk Committee will be addressed directly by that Committee.

The Company has specifically consulted with its stakeholders in recent years on matters including executive compensation. See “Compensation Discussion & Analysis – Shareholder-Friendly Compensation Practices – 2020 Shareholder Engagement” beginning on page 50 for additional information.

ANNUAL REPORT AND ADDITIONAL INFORMATION

Our financial information is contained in the Company’s consolidated annual financial statements and related MD&A for the fiscal year ended December 31, 2020. Our Annual Report is available on the internet at our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Annual Reports Archive”) or on SEDAR at www.sedar.com or through the SEC’s electronic data system, EDGAR, at www.sec.gov. To request a printed copy of our Annual Report or consolidated financial statements and related MD&A as of and for the year ended December 31, 2020, which we will provide to you without charge, either write to Bausch Health Investor Relations at Bausch Health Companies Inc., 2150 Saint Elzéar Blvd. West, Laval, Québec H7L 4A8, Canada, or send an email to Bausch Health Investor Relations at ir@bauschhealth.com. Neither the Annual Report nor the consolidated financial statements and related MD&A as of and for the year ended December 31, 2020 form part of the material for the solicitation of proxies. Additional information relating to the Company may be found on SEDAR at www.sedar.com or on EDGAR at www.sec.gov.

PROXY SOLICITATION

We will bear the entire cost of solicitation, including the preparation, assembly, internet hosting, maintaining a dedicated call line and printing and mailing the Notice Regarding Internet Availability of Proxy Materials, the management Proxy Circular and Proxy Statement and form of proxy card. In addition to soliciting proxies by telephone, internet and mail, directors, officers or employees of the Company may, without special compensation, solicit proxies in person, by telephone, telegraph, courier service, advertisement, telecopier or other electronic means. We have retained D.F. King to assist in the solicitation of proxies. We will pay fees to D.F. King of $10,000, plus reasonable out-of-pocket expenses incurred by them. We will pay those entities holding Common Shares in the names of their beneficial owners, such as brokers, nominees, fiduciaries and other custodians for their reasonable fees and expenses in forwarding solicitation material to their beneficial owners and for obtaining their instructions.

HOUSEHOLDING OF PROXY MATERIALS

Companies and intermediaries (e.g., brokers) are permitted under the SEC’s rules to satisfy the delivery requirements for proxy materials and annual reports with respect to two or more shareholders sharing the same address by delivering a single management proxy circular and proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are our shareholders “household” our proxy materials. A single management proxy circular and proxy statement or Notice Regarding Internet Availability of Proxy Materials, as applicable, will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you prefer to receive multiple copies of the separate management proxy circular and proxy statement or Notice Regarding Internet Availability of Proxy Materials, as applicable, at the same address for the Annual Meeting or for any future Annual Meetings of Shareholders, additional copies will be provided promptly upon written or oral request to your broker, or by contacting us at Bausch Health Companies Inc., Attn: Investor Relations, 2150 Saint Elzéar Blvd. West, Laval, Québec H7L 4A8, Canada, telephone 514-856-3855. Shareholders who currently receive multiple copies of the Proxy Statement or Notice Regarding Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker.

MISCELLANEOUS

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of the recommendation of the Board, the designated proxyholders intend to vote the Common Shares represented by the Proxies appointing them on such matters in accordance with the recommendation of the Board and the authority to do so is included in the Proxy.

As of the date this Proxy Statement, the Board knows of no other matters which are likely to come before the Annual Meeting.

By Order of the Board of Directors,

Joseph C. Papa
Chairman of the Board and Chief Executive Officer

Laval, Québec

March 18, 2021

WE WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF OUR MOST RECENT ANNUAL REPORT, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO: CORPORATE SECRETARY, BAUSCH HEALTH COMPANIES INC., 2150 SAINT ELZÉAR BLVD. WEST, LAVAL, QUÉBEC H7L 4A8, CANADA. THE ANNUAL REPORT IS ALSO AVAILABLE FREE OF CHARGE ON THE COMPANY WEBSITE: WWW.BAUSCHHEALTH.COM.

EXHIBIT A

BAUSCH HEALTH COMPANIES INC.

CHARTER OF THE BOARD OF DIRECTORS

The board of directors (the “Board”) of Bausch Health Companies Inc. (“Bausch Health”) is elected by shareholders and is responsible for the stewardship of the activities and affairs of Bausch Health. The Board seeks to discharge such responsibility by reviewing, discussing and approving Bausch Health’s strategic planning and organizational structure and supervising management to oversee that the strategic planning and organizational structure preserve and enhance the business of Bausch Health and Bausch Health’s underlying value.

DUTIES OF DIRECTORS

The Board discharges its responsibility for overseeing the management of Bausch Health’s business by delegating to Bausch Health’s senior officers the responsibility for day-to-day management of Bausch Health. The Board discharges its responsibilities both directly and by delegation through its committees. In addition to these regular committees, the Board may appoint ad hoc committees periodically to address certain issues of a more short-term nature.

The Board’s primary roles are overseeing Bausch Health’s performance and the quality, depth and continuity of management needed to meet Bausch Health’s strategic objectives.

Other principal duties, which may be carried out directly or via one or more committees, include, but are not limited to the following categories:

Appointment of Management

1.	The Board is responsible for approving the appointment of the chief executive officer (the “CEO”) and all other senior management.

2.

In approving the appointment of the CEO and all other senior management, the Board will, to the extent feasible, satisfy itself as to the integrity of these individuals and that they create a culture of integrity throughout Bausch Health.

3.

The Board from time to time delegates to senior management the authority to enter into certain types of transactions, including financial transactions, subject to specified limits. Investments and other expenditures above the specified limits, and material transactions outside the ordinary course of business are reviewed by and are subject to the prior approval of the Board.

4.	The Board oversees that succession planning programs are in place, including programs to train and develop management.

5.

The Board assesses and revises Bausch Health’s executive compensation policy to, among other things, better align management’s interests with those of the shareholders. This includes establishing minimum shareholding requirements for senior management.

Board Organization

6.

The Board will receive recommendations from the Nominating and Corporate Governance Committee (the “NCG Committee”), but retains responsibility for managing its own affairs by giving its approval for its composition and size, the selection of the Chairperson of the Board, the selection of the Lead Independent Director of the Board, if applicable, candidates nominated for election to the Board, committee and committee chairperson appointments, committee charters and director compensation.

7.

The Board may establish committees of the Board, where required or prudent, and define their mandate. The Board may delegate to Board committees matters it is responsible for, including the approval of compensation of the Board and management, the conduct of performance evaluations and oversight of internal controls systems, but the Board retains its oversight function and ultimate responsibility for these matters and all other delegated responsibilities.

8.	The Board will oversee orientation and education program for new directors and ongoing educational opportunities for continuing directors.

Strategic Planning

9.	The Board has oversight responsibility to participate directly, and through its committees, in reviewing, questioning and approving the mission of Bausch Health and its objectives and goals.

10.

The Board is responsible for participating in the development of, and reviewing and approving, the business, financial and strategic plans by which it is proposed that Bausch Health may reach those goals.

Monitoring of Financial Performance and Other Financial Reporting Matters

11.	The Board is responsible for enhancing congruence between shareholder expectations, Bausch Health’s plans and management performance.

12.

The Board is responsible for adopting processes for monitoring Bausch Health’s progress toward its strategic and operational goals, and to revise and alter its direction to management in light of changing circumstances affecting Bausch Health.

13.	The Board is responsible for approving the audited financial statements, management’s discussion and analysis accompanying such financial statements and the annual earnings press release.

14.	The Board is responsible for reviewing the quarterly financial statements, management’s discussion and analysis accompanying such financial statements and the quarterly earnings press release.

15.

The Board is responsible for reviewing and approving material transactions outside the ordinary course of business and those matters which the Board is required to approve under the Articles, including the payment of dividends, purchase and redemptions of securities, acquisitions and dispositions.

Risk Management

16.

The Board is responsible for overseeing the identification of the principal risks of Bausch Health’s business, including cybersecurity risks, and the implementation of appropriate systems to effectively monitor and manage such risks with a view to the long-term viability of Bausch Health and achieving a proper balance between the risks incurred and the potential return to Bausch Health’s shareholders.

Policies and Procedures

17.	The Board is responsible for:

a)	approving and assessing compliance with all significant policies and procedures by which Bausch Health is operated; and

b)	approving policies and procedures designed to ensure that Bausch Health operates at all times within applicable laws and regulations.

18.	The Board is responsible for supporting a corporate culture of integrity and responsible stewardship.

19.	The Board shall enforce its policy respecting confidential treatment of Bausch Health’s proprietary information and the confidentiality of Board deliberations.

Communications and Reporting

20.	The Board is responsible for:

a)	overseeing the accurate reporting of the financial performance and condition of Bausch Health to shareholders, other securityholders and regulators on a timely and regular basis;

b)	encouraging effective and adequate communication with shareholders, other stakeholders and the public; and

c)	ensuring the integrity and adequacy of internal controls and management information systems.

Certain Individual Responsibilities of the Members of the Board

21.	Each member of the Board is expected to attend all meetings of the Board, unless adequate notification of absence is provided.

22.	Each member of the Board is expected to have reviewed all materials provided in connection with a meeting in advance of such meeting and be prepared to discuss such materials at the meeting.

REVIEW AND DISCLOSURE

The Board shall review and reassess the adequacy of this Charter for the Board of Directors (the “Charter”) periodically and otherwise as it deems appropriate and amend it accordingly. The performance of the Board shall be evaluated with reference to this Charter.

The Board shall ensure that this Charter is disclosed on Bausch Health’s website and that this Charter or a summary of it which has been approved by the NCG Committee is disclosed in accordance with all applicable securities laws or regulatory requirements.

Dated July 28, 2020

Bausch Health Companies Inc. Non-GAAP Information	Appendix 1

Use of Adjusted EBITDA (non-GAAP)

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), in this Proxy Statement, the Company uses certain non-GAAP financial measures, including, Adjusted EBITDA (non-GAAP), which does not have any standardized meaning under GAAP. Management uses this non-GAAP measure as a key metric in the evaluation of our Company’s performance and consolidated financial results and to forecast results as part of its guidance. Adjusted EBITDA (non-GAAP) is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, cash bonuses for the Company’s executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets. The Company believes this non-GAAP measure is useful to investors in their assessment of our operating performance and the valuation of our Company. In addition, this non-GAAP measure addresses questions the Company routinely receives from analysts and investors and, in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures and accordingly, our calculation of Adjusted EBITDA (non-GAAP) may not be comparable to such similarly titled non-GAAP measures.

The reconciliation of net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP to Adjusted EBITDA (non-GAAP), is shown in the table below. Readers are encouraged to review this reconciliation and should consider this non-GAAP measure as a supplement to, not a substitute for, or superior to, the corresponding measure calculated in accordance with GAAP.

Adjusted EBITDA (non-GAAP)

EBITDA (non-GAAP) is net loss attributable to the Company, the most directly comparable financial measure calculated and presented in accordance with GAAP, adjusted for: interest expense, net, benefit from income taxes, and depreciation and amortization.

Adjusted EBITDA (non-GAAP) is EBITDA (non-GAAP) adjusted for the following items:

•

Asset impairments, including loss on assets held for sale: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangible assets, as well as the loss on assets held for sale, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes impairments of intangible assets from measuring the performance of the Company and the business, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.

•

Goodwill impairments: The Company excludes the impact of goodwill impairments. When the Company has made acquisitions where the consideration paid was in excess of the fair value of the net assets acquired, the remaining purchase price is recorded as goodwill. For assets that we developed ourselves, no goodwill is recorded. Goodwill is not amortized but is tested for impairment. The amount of goodwill impairment is measured as the excess of a reporting unit’s carrying value over its fair value. Management excludes these charges in measuring the performance of the Company and the business.

During 2020 and 2019, there were no impairments to goodwill, however if market conditions deteriorate, or if the Company is unable to execute its strategies, it may be necessary to record impairment charges in the future. In addition, the Company expects to realign and begin managing its operations in a manner consistent with the organizational structure of the two separate entities as proposed by the Separation

(discussed below) during the first quarter of 2021, and as a result the Company may need to perform an impairment test upon realignment of its operating segments.

•

Restructuring and integration costs: The Company has incurred restructuring costs as it implemented certain strategies, which involved, among other things, improvements to its infrastructure and operations, internal reorganizations and impacts from the divestiture of assets and businesses. In addition, in connection with its acquisition of certain assets of Synergy Pharmaceuticals Inc. (“Synergy”), the Company has incurred certain severance and integration costs. With regard to infrastructure and operational improvements which the Company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. With regard to the severance and integration costs associated with the acquisition of certain assets of Synergy, these costs are specific to the acquisition itself and provided no benefit to the ongoing operations of the Company. As a result, the Company does not believe that such costs (and their impact) are truly representative of its underlying business. The Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.

•

Acquisition-related costs and adjustments (excluding amortization of intangible assets): The Company has excluded the impact of acquisition-related costs and fair value inventory step-up resulting from acquisitions as the amounts and frequency of such costs and adjustments are not consistent and are impacted by the timing and size of its acquisitions. In addition, the Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments is not consistent and is significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration.

•

Loss on extinguishment of debt: The Company has excluded loss on extinguishment of debt as this represents a cost of refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such charges are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market out of management’s control.

•

Share-based compensation: The Company has excluded costs relating to share-based compensation. The Company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.

•

Separation costs and separation-related costs: On August 6, 2020, the Company announced its intentions to separate its eye-health business into an independent publicly traded entity from the remainder of Bausch Health Companies Inc. The Company has excluded certain costs incurred in connection with activities taken to: (i) separate the eye-health business from the remainder of the Company and (ii) register the eye-health business as an independent publicly traded entity. Separation costs are incremental costs directly related to effectuating the separation of the eye-health business and include, but are not limited to, legal, audit and advisory fees, employee hiring, relocation and travel costs and costs associated with establishing a new board of directors and audit committee. Separation-related costs are incremental costs indirectly related to the separation of the eye-health business and include, but are not limited to, IT infrastructure and software licensing costs, rebranding costs and costs associated with facility relocation and/or modification. As these costs arise from events outside of the ordinary course of continuing operations, the Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.

•

Other non-GAAP adjustments: The Company has excluded certain other amounts including: legal and other professional fees incurred in connection with legal and governmental proceedings, investigations and information requests regarding certain of our legacy distribution, marketing, pricing, disclosure and accounting practices, litigation and other matters, and net gain on sales of assets. The Company has also excluded expenses associated with acquired in-process research and development, as these amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Furthermore, as these amounts are associated with research and development acquired, the Company does not believe that they are a representation of the Company’s research and development efforts during any given period. The Company has also excluded IT infrastructure investment, that are the result of other, non-comparable events to measure operating performance. These events arise outside of the ordinary course of continuing operations. Given the unique nature of the matters relating to these costs, the Company believes these items are not normal operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not normal operating expenses. In addition, as opposed to more ordinary course matters, the Company considers that each of the recent proceedings, investigations and information requests, given their nature and frequency, are outside of the ordinary course and relate to unique circumstances. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

Bausch Health Companies Inc. (unaudited)

	Years Ended, December 31,
(in millions)	2020	2019
Net loss attributable to Bausch Health Companies Inc.	$(560)	$(1,788)
Interest expense, net	1,521	1,600
Benefit from income taxes	(375)	(54)
Depreciation and amortization	1,825	2,075

EBITDA (non-GAAP)	2,411	1,833
Adjustments:
Asset impairments, including loss on assets held for sale	114	75
Restructuring and integration costs	11	31
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	48	25
Loss on extinguishment of debt	59	42
Share-based compensation	105	102
Separation costs and separation-related costs	32	—
Other adjustments:
Litigation and other matters(a)	422	1,401
IT infrastructure investment	21	24
Legal and other professional fees(b)	39	35
Net gain on sale of assets	(1)	(31)
Acquired in-process research and development costs	32	41
Other	1	(7)

Adjusted EBITDA (non-GAAP)	$3,294	$3,571

(a)

In 2020, Litigation and other matters of $422 million includes net charges related to a legacy U.S. securities class action matter (which is subject to an objector’s appeal of the final court approval), a SEC investigation matter and a Canadian securities litigation and related opt-outs matter. In 2019, Litigation and other matters of $1,401 million includes the settlement of a legacy U.S. securities class action matter (which is subject to an objector’s appeal of the final court approval).

(b)

Legal and other professional fees are incurred in connection with legacy legal and governmental proceedings, investigations and information requests related to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices.

BAUSCH HEALTH COMPANIES INC. ATTN: CHRISTINA M. ACKERMANN 2150 SAINT ELZEAR BLVD. WEST LAVAL, QUEBEC H7L 4A8 CANADA

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (Eastern Daylight Time) on April 23, 2021. Have your proxy card in hand when you access the website and then follow the instructions. When voting online, you may not appoint a person as proxyholder other than the nominees specified in this proxy card.

During The Meeting - Go to www.virtualshareholdermeeting.com/BHC2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your instructions up until 11:59 p.m. (Eastern Daylight Time) on April 23, 2021. Have your proxy card in hand when you call and then follow the instructions. When voting by telephone, you may not appoint a person as proxyholder other than the nominees specified in this proxy card.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, United States. To be effective, your proxy card must be received by Broadridge not later than 11:59 p.m. (Eastern Daylight Time) on April 23, 2021.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D37213-P49532                          KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —— — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BAUSCH HEALTH COMPANIES INC.
The Board of Directors recommends you vote FOR proposals 1, 2 and 3.
1. Election of Directors	For	Withhold
1a. Richard U. De Schutter	☐	☐
1b. D. Robert Hale	☐	☐
1c. Brett Icahn	☐	☐
1d. Dr. Argeris (Jerry) N. Karabelas	☐	☐
1e. Sarah B. Kavanagh	☐	☐
1f. Steven D. Miller	☐	☐
1g. Joseph C. Papa	☐	☐
1h. John A. Paulson	☐	☐
1i. Robert N. Power	☐	☐
1j. Russel C. Robertson	☐	☐
1k. Thomas W. Ross, Sr.	☐	☐
1l. Andrew C. von Eschenbach, M.D.	☐	☐
1m. Amy B. Wechsler, M.D.	☐	☐

		For	Against	Abstain

2.	The approval, in an advisory vote, of the compensation of our Named Executive Officers.	☐	☐	☐
		For		Withhold

3.

To appoint PricewaterhouseCoopers LLP as the auditor for the Company to hold office until the close of the 2022 Annual Meeting of Shareholders and to authorize the Company’s Board of Directors to fix the auditor’s remuneration.

		☐		☐

Without limiting the general powers hereby conferred, the undersigned hereby directs the proxyholder to vote or withhold from voting the Common Shares represented by this proxy in the manner set forth above.

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE COMPANY. THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED, WHERE THE SHAREHOLDER HAS GIVEN A CHOICE, AS DIRECTED OR, IF NO DIRECTION IS GIVEN, FOR EACH OF 1, 2 AND 3. THE PERSON OR PERSONS APPOINTED UNDER THIS PROXY ARE CONFERRED WITH DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS OF THOSE MATTERS SPECIFIED IN THIS PROXY AND THE NOTICE OF MEETING AND WITH RESPECT TO ANY OTHER MATTERS WHICH MAY BE PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF WHETHER OR NOT THE AMENDMENT, VARIATION OR OTHER MATTER IS OR IS NOT ROUTINE OR CONTESTED. THIS FORM OF PROXY SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT.

The undersigned hereby revokes any prior proxies.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

To Be Held on April 27, 2021:

The Notice of Annual Meeting of Shareholders and Management Proxy Circular, Proxy Statement and Annual Report

are available at www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

D37214-P49532

BAUSCH HEALTH COMPANIES INC. INSTRUMENT OF PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 27, 2021

The undersigned hereby appoints Joseph C. Papa and Christina M. Ackermann, or each of them as proxyholder of the undersigned, with full power of substitution, to attend, vote and act for and on behalf of the undersigned at the Annual Meeting (the “Meeting”) of the Shareholders (the “Shareholders”) of Bausch Health Companies Inc. (the “Company”) to be held virtually via live audio webcast at www.virtualshareholdermeeting.com/BHC2021 on April 27, 2021 at 9:00 a.m. (Eastern Daylight Time) and at any adjournment of the Meeting, and on every ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the Meeting, with authority to vote at the proxyholder’s discretion except as otherwise specified on the reverse side.

NOTES:

1.	A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON OR COMPANY, WHO NEED NOT BE A SHAREHOLDER, TO ATTEND AND ACT ON ITS, HIS OR HER BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THIS FORM OF PROXY. THIS RIGHT MAY BE EXERCISED BY FOLLOWING THE INSTRUCTIONS PROVIDED IN THE MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT.
2.

This form of proxy must be dated and executed by the Shareholder (using exactly the same name in which the shares are registered) or by his or her attorney authorized in writing or, if the Shareholder is a corporate body, by a duly authorized officer or attorney thereof. A copy of any such authorization should accompany this form of proxy. Persons signing as executors, administrators, trustees, etc. should so indicate. If the Common Shares are registered in the name of more than one owner, then all these registered owners should sign this form of proxy. If this form of proxy is not dated, it will be deemed to bear the date on which it was mailed to the Shareholder by the Company.

3.

In order for this form of proxy to be effective, it must be signed and deposited with Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, United States, so that it arrives prior to 11:59 p.m. (Eastern Daylight Time) on April 23, 2021 or, in the case of any adjournment of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the rescheduled Meeting.